Filed Pursuant to Rule 424(b)(4)
Registration No. 333-214058

PROSPECTUS

$150,000,000

Hunter Maritime Acquisition Corp.

15,000,000 units

Hunter Maritime Acquisition Corp. is a newly organized blank check company incorporated as a Marshall Islands corporation formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, vessels, vessel contracts (including contracts for the purchase and charter-in by us of vessels) or one or more operating businesses, which we intend to be in the international maritime shipping industry, which we refer to throughout this prospectus as our initial business combination. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A common share and one-half warrant. Each whole warrant entitles the holder thereof to purchase one Class A common share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have also granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A common shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (defined herein) as of two business days prior to the consummation of our initial business combination, including investment earnings (which investment earnings shall be net of taxes payable and any amounts released to us to fund working capital requirements) divided by the number of then outstanding Class A common shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (defined herein) including investment earnings (less up to $100,000 of investment earnings to pay dissolution expenses and which investment earnings shall be net of taxes payable and any amounts released to us to fund working capital requirements) divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, Bocimar Hunter NV (which we refer to as our sponsor throughout this prospectus) has committed to purchase an aggregate of 3,333,333 warrants (or 3,633,333 warrants if the over-allotment option is exercised in full) at a price of $1.50 per warrant (approximately $5,000,000 in the aggregate, or approximately $5,450,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants throughout this prospectus as the private placement warrants. The private placement warrants will be exercisable on the same terms as the warrants offered as part of the units.

Prior to this offering, our sponsor purchased 4,312,500 Class B common shares (up to 562,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). The Class B common shares will automatically convert into Class A common shares at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A common shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which Class B common shares shall convert into Class A common shares will be adjusted so that the number of Class A common shares issuable upon conversion of all Class B common shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all common shares outstanding upon completion of this offering plus all Class A common shares and equity-linked securities issued or deemed issued in connection with the business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or pursuant to warrants issued to our sponsor, after taking into account any Class A common shares redeemed in connection with the initial business combination. Holders of the Class B common shares will have the right to elect all of our directors prior to our initial business combination. On any other matter submitted to a vote of our shareholders, holders of the Class B common shares and holders of the Class A common shares will vote together as a single class, except as required by law.

Currently, there is no public market for our units, Class A common shares or warrants. Our units have been approved for listing on the NASDAQ Capital Market, or NASDAQ, under the symbol “HUNTU” on or promptly after the date of this prospectus. The Class A common shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our submission of a Form 6-K to the U.S. Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement and issuing a press release announcing when such separate trading will begin. Once such separate trading begins, we anticipate that the Class A common shares and warrants will be listed on NASDAQ under the symbols “HUNT” and “HUNTW”, respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 32 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total (1)
Public offering price	$10.00	$150,000,000
Underwriting discounts and commission (1)	$0.55	$8,250,000
Proceeds, before expenses, to us	$9.45	$141,750,000

(1)	Includes $0.35 per unit, or $5,250,000 in the aggregate (or $6,037,500 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account as defined and described herein. The deferred commissions will be released to the underwriters only upon the completion of an initial business combination. See also “Underwriting” beginning on page 195 for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $150,000,000 ($10.00 per unit in either case), or $172,500,000 if the underwriters’ over-allotment option is exercised in full, will be deposited into a trust account (defined herein) with Continental Stock Transfer & Trust Company acting as trustee, and $5,000,000 will be used to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about November 23, 2016.

Sole Book-Running Manager

MORGAN STANLEY

Co-Managers

I-Bankers Securities, Inc.	KBC Securities

The date of this prospectus is November 18, 2016

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until December 13, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands as a corporation. Our corporate affairs are governed by our amended and restated articles of incorporation and amended and restated bylaws and the Marshall Islands Business Corporations Act, or the BCA. We will also be subject to the federal securities laws of the United States. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent.

All of our directors and officers are residents of countries other than the United States. Substantially all of our assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us or our directors or officers or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, as our registered agent, can accept service of process on our behalf in any such action.

In addition, there is uncertainty as to whether the courts of the Marshall Islands would (i) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (ii) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing in our securities. Unless otherwise stated in this prospectus, references to:

•	“we,” “us,” “Company” or “our Company” are to Hunter Maritime Acquisition Corp.;

•	“public shares” are to our Class A common shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“public shareholders” are to the holders of our public shares, including our initial shareholders and management team to the extent that our initial shareholders and/or members of our management team purchase public shares, provided that each initial shareholder’s and member of our management team’s status as a “public shareholder” shall only exist with respect to such public shares;

•	“management” or our “management team” are to our executive officers and directors;

•	“sponsor” are to Bocimar Hunter NV, a company incorporated under the laws of Belgium;

•	“founder shares” are to the Class B common shares initially purchased by our sponsor in a private placement prior to this offering and the Class A common shares issued upon the automatic conversion thereof at the time of our initial business combination as provided herein;

•	“private placement warrants” are to the warrants issued to our sponsor in a private placement simultaneously with the closing of this offering;

•	“initial shareholders” are to holders of our founder shares prior to this offering;

•	“common shares” are to our Class A common shares and our Class B common shares;

•	“trust account” is to the segregated account at KBC Bank located in Belgium where certain of the proceeds from this offering and the sale of the private placement warrants, as described in this prospectus, will be deposited pursuant to an agreement by and among the Company, KBC Bank, and Continental Stock Transfer & Trust Company, for which Continental Stock Transfer & Trust Company will act as trustee pursuant to an Investment Management Trust Agreement;

•	“amended and restated articles of incorporation” and “amended and restated bylaws” are to the amended and restated articles of incorporation and amended and restated bylaws of the Company, respectively, that will be in effect immediately prior to the consummation of this offering;

•	“dwt” are to deadweight tons, expressed in metric tons, each of which is equivalent to 1,000 kilograms; and

•	“TEU” are to the maximum number of twenty-foot long containers that can be placed on board a vessel.

We prospectively refer to agreements between us and our sponsor, initial shareholders, and members of our management team as having been entered into; such agreements are expected to be executed prior to the consummation of this offering.

In addition, unless we indicate otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

GENERAL

We are a newly organized blank check company incorporated pursuant to the laws of the Republic of the Marshall Islands and formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, vessels, vessel contracts (including contracts for the purchase and charter-in by us of vessels) or one or more operating businesses, which we intend to be in the international maritime shipping industry, which we refer to throughout this prospectus as our initial business combination. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. At or promptly following the completion of our initial business combination, we will use our best efforts to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. We have agreed with our sponsor, among other things, not to complete the initial business combination if we are unable to obtain such shareholder approval, subject to waiver by our sponsor in its sole discretion. Our sponsor and members of our management team have agreed to vote any common shares owned by them in favor of the transfer of our corporate domicile to Belgium.

While we may pursue one or more acquisition opportunities in various sectors of the international maritime shipping industry, or the shipping industry, in the event that we find opportunities in one or more different sectors that are more compelling than other sectors, including unrelated to the shipping industry, we would pursue those opportunities.

We believe that our management team is well positioned to take advantage of opportunities in the shipping industry, and that our contacts and sources within the shipping industry will allow us to generate attractive acquisition opportunities.

OUR MANAGEMENT’S HERITAGE: THE SAVERYS FAMILY AND THE CMB GROUP

Our sponsor is controlled by members of the Saverys family. The Saverys family has had a continuous presence in the shipping industry since the early nineteenth century. The Saverys family owned a shipyard which was founded in 1829, owned and operated various shipowning companies since the 1960s, and acquired Belgische Scheepvaartmaatschappij-Compagnie Maritime Belge, or CMB Group, in 1991. The Saverys family remains CMB Group’s majority shareholder. The CMB Group is a successor to companies that had a strong presence in the shipping industry, dating back to its formation in 1895 under the name Compagnie Belge Maritime du Congo.

CMB Group is active in three shipping sectors and in aviation. Bocimar International NV, or Bocimar, a subsidiary of CMB Group, is a leading international owner and operator of drybulk vessels. Currently Bocimar’s fleet consists of 61 drybulk vessels, ranging in size from Handysize (approximately 33,000 dwt) to Capesize (approximately 180,000 dwt) and Newcastlemax (approximately 207,000 dwt). Delphis NV, or Delphis, is CMB Group’s containership division and controls 29 container vessels between 1,400 and 5,100 TEU. Delphis is one of the world’s largest ice-classed containership owners, with 15 owned vessels with an aggregate carrying capacity of 40,000 TEU. CMB Group is also active in the chemical tanker business through Bochem, which owns and operates nine chemical tankers. CMB Group’s major non-shipping related investment is in aviation through its subsidiary ASL Aviation Group of Dublin, Ireland, or ASL, which owns and operates a fleet of approximately 100 cargo and passenger aircraft. Since ASL was acquired from CMB Group in 2007, it has pursued an active growth strategy. ASL’s most recent acquisitions are TNT Airways and Farnair.

The Chairman of our board of directors, Marc Saverys, is an executive director and the Chairman of the Board of Directors of CMB Group. Alexander Saverys, our Chief Executive Officer and a director, serves as executive director and the managing director of CMB Group. Ludovic Saverys, our Chief Financial Officer and Secretary and a director, serves as an executive director and a member of the executive committee of CMB Group. In addition, Benoit Timmermans, our Chief Commercial Officer and a director, is an executive director and member of the executive committee of CMB Group. Together, our management team has close to 100 years of shipping industry experience.

CMB Group (EN Brussels: CMB) was listed on Euronext Brussels from 1904 until 2015. The company was recently delisted in a going-private transaction conducted by the Saverys family.

Apart from CMB Group’s own listing, the company was engaged in a series of reorganization transactions that resulted in the public listing of two other companies:

•	Euronav NV (NYSE: EURN)(EN Brussels: EURN), or Euronav, one of the world’s most highly regarded owners and operators of crude oil tankers. Marc Saverys, our Chairman, is also the principal shareholder of Euronav, and our Chief Financial Officer and a director, Ludovic Saverys, is a director of Euronav. Euronav has been listed on Euronext Brussels since 2004 and completed its initial public offering and listing on the NYSE in early 2015; and

•	Exmar NV (EN Brussels: EXM), or Exmar, an owner and operator of LNG and LPG tankers. Exmar has been listed on Euronext Brussels since 2003.

Despite the experience of our management team, none of our officers or directors has had direct experience with blank check companies or special purpose acquisition companies, such as the Company. Any past performance or acquisition experience of the Saverys family, the CMB Group or our management team is not a guarantee either: (i) that we will be able to locate a suitable candidate for our initial business combination; or (ii) of any results with respect to any business combination we may consummate. You should not rely on the historical record of the Saverys family, the CMB Group or our management team’s performance as indicative of our future performance. For additional information on the background of our executive officers and directors, please see the sections in this prospectus under the headings “Management” and “Proposed Business.”

OUR RELATIONSHIP WITH OUR SPONSOR, THE CMB GROUP AND MEMBERS OF THE SAVERYS FAMILY

We believe that one of our principal strengths is our relationship with our sponsor (an affiliate of the CMB Group), the CMB Group and with members of the Saverys family, including Mr. Marc Saverys, the Chairman of our board of directors, Mr. Alexander Saverys, our Chief Executive Officer and a director, and Mr. Ludovic Saverys, our Chief Financial Officer and a director, who control our sponsor. We expect that our relationship with our sponsor, the CMB Group, and with the Saverys family will provide us with access to established relationships within the shipping industry, which we believe will help us successfully identify, evaluate, acquire and operate assets and businesses within the shipping industry. We can provide no assurance, however, that we will realize any benefits from these relationships.

In addition, certain of our executive officers and directors participate in business activities not associated with us, including serving as members of the management team of the CMB Group, and are not required to devote their full business time to our affairs. This may create conflicts of interest in matters involving or affecting us, and it is not certain that any of these conflicts of interest will be resolved in our favor. Please see “Risk Factors—Risks Associated with the Company and the Offering—Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to complete our initial business combination” and “Risk Factors—Risks Associated with the Company and the Offering—Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

BUSINESS OPPORTUNITY OVERVIEW

We believe that the shipping industry, and particularly the drybulk sector of the shipping industry, presents attractive opportunities for consolidation and growth and a favorable area in which to consummate a business combination transaction. We believe that many existing shipowners are unable to take advantage of the distressed nature of the shipping industry and related low asset values that emerged during 2009 and are continuing, as a result of difficulty in obtaining financing from traditional funding sources and challenges with their existing fleet (for example, high leverage and restrictions on doing business by their banks). In addition, the prevailing share prices of many publicly traded shipping companies are at prices below their net asset values, making it difficult for such companies to raise money in the capital markets or use their stock as currency for acquisitions.

Our executive officers and directors have extensive experience in the shipping and transportation industries as managers, principals or directors of major worldwide shipping companies, where they have sourced, negotiated and structured transactions. We believe that the skills and experience of our management team will be crucial to consummating a successful business combination. Our executive officers and directors have been involved in the sale and purchase of approximately five hundred vessels throughout their careers, and have built and currently maintain extensive networks of relationships with some of the world’s most highly regarded vessel charterers, including major oil and gas companies, mining companies and steel companies. We plan to apply those skills and experience to identify and generate vessel acquisition opportunities, which may include purchasing vessels and acquiring vessels by chartering them into our fleet from their owners. These relationships also include, among other sources, executives and board members at public and private companies, private equity and venture capital firms, banks, financial and legal consultants, investment bankers, attorneys, brokers and accountants.

While we do not have any contractual arrangement with CMB Group to assist us in identifying and analyzing potential target assets and businesses, we expect to have access to some of its resources, such as financial and accounting personnel, who will serve us under an administrative services agreement, which may assist us in evaluating these targets.

Our executive officers currently intend, but are not required, to stay involved in our management following our initial business combination. The roles that they will fulfill will depend on the type of business with which we combine and the specific skills and depth of the target’s management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation agreements with them, the terms of which have not been determined.

INITIAL BUSINESS COMBINATION

Investment Process

The members of our management team have significant executive management and experience with shipping companies. Over the course of their careers, the members of our management team and board of directors have developed a broad network of contacts and corporate relationships that we believe will be useful for sourcing investment and financing opportunities. This network has been developed through our management team’s experience in:

•	sourcing, acquiring, building, designing, operating, developing, growing, financing and selling vessels and shipping businesses; and

•	executing transactions under varying economic and financial market conditions.

We believe that the network of contacts and relationships of our management team will provide us with an important source of investment and financing opportunities. In addition, we anticipate that target assets and business candidates will be brought to our attention from various unaffiliated sources, including shipping industry market participants, ship brokers, shipyards, private equity groups, investment banks, consultants, accounting firms and other business enterprises.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent director(s), will obtain an opinion from an independent investment banking firm or other valuation expert that is recognized in the shipping industry that our initial business combination is fair to our company from a financial point of view.

Members of our management team may directly or indirectly own common shares and warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if (i) the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination or (ii) the business combination would be with a counterparty that is affiliated with our sponsor, officers or directors. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.”

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he has current fiduciary or contractual obligations, he will honor his fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers and directors will materially affect our ability to complete our initial business combination.

Our sponsor, executive officers, directors and director nominees have agreed not to participate in the formation of, or become an officer or director of, any other blank check company that has its common shares listed for trading on NASDAQ, the New York Stock Exchange or another nationally recognized exchange until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months from the closing of this offering.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including investment earnings (which investment earnings shall be net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. The members of our management team also have entered into agreements with us similar to the one entered into by our sponsor to waive their redemption rights in connection with the completion of our initial business combination with respect to any public shares acquired by them in or after this offering.

Regulation

NASDAQ rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on income earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or other valuation expert that is recognized in the shipping industry with respect to the satisfaction of such criteria. We may also raise additional funds that we may use in connection with our initial business combination, including through credit facilities, equity offerings, debt offerings or other public or private transactions.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire vessels and/or 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the assets and target businesses that are acquired by us as part of our initial business combination.

We intend to consummate our initial business combination and conduct the redemptions without seeking shareholder approval and instead redeem the shares held by our shareholders pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. Regardless of whether we are required by law or NASDAQ rules to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, so long as we maintain our status as a foreign private issuer, or FPI, and are required to comply with the FPI rules, we will conduct the redemptions pursuant to U.S. tender offer rules. If we are no longer deemed a FPI (and no longer required to comply with the FPI rules) and we are required by law or NASDAQ rules to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we may conduct the redemptions in a manner similar to many non-FPI blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to U.S. tender offer rules.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, an exemption from the auditor attestation requirement of management’s assessment of the effectiveness of the emerging growth company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We currently prepare our consolidated financial statements in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, which do not have separate provisions for publicly traded and private companies. However, in the event we convert to U.S. GAAP while we are still an emerging growth company, we may be able to take advantage of the benefits of this extended transition period and, as a result, during such time that we delay the adoption of any new or revised accounting standards, our consolidated financial statements may not be comparable to other companies that comply with all public company accounting standards.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

OFFICES

Our address is c/o MI Management Company, Trust Company Complex, Suite 206, Ajeltake Road, P.O. Box 3055, Majuro, Marshall Islands MH96960. We have offices at De Gerlachekaai 20, BE 2000 Antwerp, Belgium and our telephone number at that address is 011-323-247-59-11.

THE OFFERING

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 32 of this prospectus.

Securities offered	15,000,000 units at $10.00 per unit, each unit consisting of:

• one Class A common share; and

• one-half warrant to purchase one Class A common share.

NASDAQ symbols	Units: “HUNTU” Class A common shares: “HUNT” Warrants: “HUNTW”

Trading commencement and separation of Class A common shares and warrants

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A common shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having submitted the Form 6-K report described below and having issued a press release announcing when such separate trading will begin. Once the Class A common shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A common shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade warrants.

Separate trading of the Class A common shares and warrants is prohibited until we have submitted a report on Form 6-K

In no event will the Class A common shares and warrants be traded separately until we have submitted to the SEC a report on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will submit the Form 6-K report promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial submission of such report on

Form 6-K, a second or amended report on Form 6-K will be submitted to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	15,000,000(1)

Common shares:

Number outstanding before this offering	4,312,500(2)

Number outstanding after this offering	18,750,000(1)(3)

Warrants:

Number of private placement warrants to be sold in a private placement simultaneously with this offering	3,333,333(1)

Number of warrants to be outstanding after this offering and the sale of private placement warrants	10,833,333(1)

(1)    Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our initial shareholders of 562,500 founder shares.

(2)    Includes up to 562,500 founder shares that are subject to forfeiture by our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised. Founder shares are classified as Class B common shares, which shares will automatically convert into Class A common shares at the time of our initial business combination on a one-for-one basis, subject to adjustment as described herein. See below, “Founder shares conversion and anti-dilution rights.”

(3)    Includes 15,000,000 public shares and 3,750,000 founder shares.

Exercisability

Each whole warrant offered in this offering is exercisable to purchase one Class A common share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one Class A common share, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination, which we believe makes us a more attractive business combination partner for target businesses.

The private placement warrants will be exercisable on the same terms as the warrants offered as part of the units.

Exercise price	$11.50 per Class A common share, subject to adjustments as described herein.

Exercise period	The warrants will become exercisable on the later of:

• 30 days after the consummation of an initial business combination; and

• 12 months from the closing of this offering;

provided, in each case, that we have an effective registration statement under the Securities Act covering the Class A common shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A common shares issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we will agree that as soon as practicable, but in no event later than 30 days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the Class A common shares issuable upon exercise of the warrants. After the filing of such registration statement, we will use our best efforts to cause the effectiveness thereof as soon as reasonably practicable and to maintain a current prospectus relating to those Class A common shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, provided that such cashless exercise is permitted under the laws of our corporate jurisdiction. At or promptly following the completion of our initial business combination, we will use our best efforts to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. We have been advised by our Belgian legal counsel, Argo Law, that the cashless exercise of warrants is not permitted under Belgian law, and accordingly, should we effect such transfer in corporate domicile to Belgium, warrant holders will be unable to exercise their warrants on a cashless basis and, therefore, absent an exemption from registration, will be unable to exercise their warrants without an effective registration statement.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or, if an effective registration statement covering the Class A common shares issuable upon exercise of the warrants is not then effective and a prospectus relating to such Class A common shares is not then available, upon such registration statement being effective and such prospectus being available for five consecutive business days, or in either case, earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•       if, and only if, the closing price of our Class A common shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A common shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A common shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. We have been advised by our Belgian legal counsel, Argo Law, that the cashless exercise of warrants is not permitted under Belgian law, and accordingly, should we effect a transfer in corporate domicile to Belgium, warrant holders will be unable to exercise their warrants on a cashless basis and, therefore, absent an exemption from registration, will be unable to exercise their warrants without an effective registration statement.

Founder shares

On July 11, 2016, we issued to our sponsor an aggregate of 4,312,500 founder shares in exchange for a capital contribution of $25,000, or $0.006 per share. Prior to the initial investment in us of $25,000 by our sponsor, we had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to us by the number of founder shares issued. Up to 562,500 founder shares will be subject to forfeiture by our initial shareholders (or their permitted transferees) on a pro rata basis depending on the extent to which the underwriters’ over-allotment option is exercised. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after this offering. If we increase or decrease the size of the offering under the Securities Act, we will effect a stock dividend or share contribution back to capital, as applicable, with respect to our Class B common shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding common shares upon the consummation of this offering.

The founder shares are identical to the Class A common shares included in the units being sold in this offering, except that:

•       only holders of the founder shares will vote on the election of directors prior to our initial business combination;

•       the founder shares are subject to certain transfer restrictions, as described in more detail below;

•       our initial shareholders have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their founder shares in connection with a shareholder vote to approve an amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, and (iii) waive their rights to liquidating distributions from the trust account with respect to only their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need at least 5,625,001, or 37.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). The members of our management team also have entered into agreements with us similar to the one entered into by our sponsor to (i) vote their shares in favor of our initial business combination if submitted to our shareholders for a vote, and (ii) waive their redemption rights in connection with the completion of our initial business combination, in each case, with respect to any public shares acquired by them in or after this offering; and

•       the founder shares are automatically convertible into Class A common shares at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below.

Transfer restrictions on founder shares

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of (i) one year after the completion of our initial business combination and (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their common shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our Class A common shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Founder shares conversion and anti-dilution rights

The Class B common shares will automatically convert into Class A common shares at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A common shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the business combination, the ratio at which Class B common shares shall convert into Class A common shares will be adjusted so that the number of Class A common shares issuable upon conversion of all Class B common shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all common shares outstanding upon the completion of this offering plus all Class A common shares and equity-linked securities issued or deemed issued in connection with the initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or pursuant to warrants issued to our sponsor, after taking into account any Class A common shares redeemed in connection with the initial business combination.

Election of Directors; Voting rights	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. These provisions of our amended and restated articles of incorporation may only be amended with the approval of at least 90% of our common shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Private placement warrants

Our sponsor has committed to purchase an aggregate of 3,333,333 private placement warrants (or 3,633,333 if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A common share at $11.50 per share, subject to adjustments as described herein, at a price of $1.50 per warrant ($5,000,000 in the aggregate or $5,450,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 24 months from the closing of this offering, the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis, provided that such cashless exercise is permitted under the laws of our corporate jurisdiction, so long as they are held by their initial purchasers or their permitted transferees (except as described below under “Principal Shareholders.” If the private placement warrants are held by holders other than their initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Transfer restrictions on private placement warrants

The private placement warrants will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants.”

Proceeds to be held in trust account	NASDAQ rules provide that at least 90% of the gross proceeds of this offering and the private placement warrants be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $150,000,000, or $172,500,000 if the underwriters’ overallotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located at KBC Bank in Belgium, with Continental Stock Transfer & Trust Company acting as trustee and $5,000,000 will be used to pay fees and expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except for the withdrawal of investment earnings to pay our income taxes and working capital expenses, our amended and restated articles of incorporation, as discussed below and subject to the requirements of law and regulation, provides that none of the funds held in the trust account will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except for the withdrawal of investment earnings to pay our income taxes and working capital expenses. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Unless and until we complete our initial business combination, we may pay our expenses only from:

•       the net proceeds of this offering not held in the trust account, which will be approximately $1,000,000 in working capital after the payment of approximately $1,000,000 in expenses relating to this offering; and

•       any loans or additional investments from our sponsor, or an affiliate thereof, or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination

NASDAQ rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or other valuation expert that is recognized in the shipping industry. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

We do not intend to seek shareholder approval of our initial business combination unless required by law, NASDAQ rules or for other business or legal reasons. However, we will seek shareholder approval to transfer our corporate domicile from the Marshall Islands to Belgium. We have agreed with our sponsor, among other things, not to complete the initial business combination if we are unable to obtain the required shareholder approval to transfer our corporate domicile, which our sponsor may waive in its sole discretion. Our sponsor and members of our management team have agreed to vote any common shares owned by them in favor of the transfer of our corporate domicile to Belgium.

In the event we seek shareholder approval of our initial business combination and we are a FPI, then we will conduct our redemptions pursuant to a tender offer and will comply with U.S. tender offer rules, as required by the SEC. If we are not a FPI and we seek shareholder approval of our initial business combination, we will not be required to conduct our redemption pursuant to U.S. tender offer rules and may comply with the proxy rules.

FPI status

We are a FPI and, as such, we will be required to comply with U.S. tender offer rules in connection with our initial business combination.

We are required to determine our status as a FPI for each fiscal year as of the last day of the second quarter (June 30) of that year. On such date, if we no longer qualify as a FPI (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our next fiscal year. As a result, should we determine that we are no longer a FPI, we will be subject to the U.S. domestic issuer rules, and we will have the option of conducting redemptions in a manner similar to many non-FPI blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to U.S. tender offer rules.

We may determine to voluntarily take an action that would cause us to lose our status as an FPI so that we can avail ourselves of the flexibility provided to U.S. domestic issuers.

Permitted purchases of public shares and public warrants by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to U.S. tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to U.S. tender offer rules under the Exchange Act or a going-private transaction subject to the going private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13, if applicable, of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, initial shareholders, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our common shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on NASDAQ or another national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including investment earnings (which investment earnings shall be net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. The members of our management team also have entered into agreements with us similar to the one entered into by our sponsor to waive their redemption rights in connection with the completion of our initial business combination with respect to any public shares acquired by them in or after this offering.

Limitations on redemptions

Our amended and restated articles of incorporation provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all common shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete such business combination or redeem any shares, and all common shares submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination. While we intend to transfer our corporate domicile from the Marshall Islands to Belgium at or promptly following the completion of our initial business combination, any such redemption opportunity by our shareholders would occur while we are a Marshall Islands company and would be conducted pursuant to our amended and restated articles of incorporation and amended and restated bylaws then in effect. We do not currently intend to seek shareholder approval of our initial business combination unless required by law, NASDAQ rules or for other business or legal reasons. However, in the event we seek shareholder approval of our initial business combination and we are a FPI, then we will conduct our redemptions pursuant to a tender offer and will comply with U.S. tender offer rules, as required by the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies.

If we are not a FPI, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company and amendments to our amended and restated articles of incorporation would require shareholder approval. We currently intend to conduct our redemptions pursuant to a tender offer and will comply with U.S. tender offer rules, as required by the SEC. If we are not a FPI and hold a shareholder vote to approve our initial business combination, we will:

•       conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, if applicable, which regulates the solicitation of proxies, and not pursuant to U.S. tender offer rules; and

•       file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the common shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need at least 5,625,001, or 37.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). In addition, the members of our management team also have entered into agreements with us similar to the one entered into by our sponsor with respect to the voting of any public shares acquired by them in or after this offering, in favor of our initial business combination if submitted to our shareholders for a vote. Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated articles of incorporation require that notice be given not less than 15 days or more than 60 days before the date of any such shareholder meeting. We intend to give approximately 30 days prior written notice of any such meeting, if required, at which a vote will be taken to approve our initial business combination.

Upon the public announcement of our initial business combination, if we conduct redemption pursuant to U.S. tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our common shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

If we conduct redemptions pursuant to U.S. tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of shareholders holding 20% or more of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to U.S. tender offer rules, our amended and restated articles of incorporation provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 20% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 20% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 20% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated articles of incorporation provide that we have 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (less up to $100,000 of investment earnings to pay dissolution expenses and net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to our obligations under Marshall Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the above-specified time period.

Our initial shareholders have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to only their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 24 months from the closing of this offering, and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the specified time period, unless we provide our public shareholders with the opportunity to redeem their common shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we may seek shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•       Repayment of up to an aggregate of $1,000,000 in loans made to us by our sponsor, or an affiliate thereof, to cover offering-related and organizational expenses;

•       Reimbursement for office space, secretarial support and administrative services provided to us by our sponsor, or affiliate thereof, in an amount not to exceed $10,000 per month;

•       Payment of compensation to our non-executive director(s);

•       Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•       Repayment of loans which may be made by our sponsor, or an affiliate thereof, or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $2,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the investment earnings which may be withdrawn to pay taxes and working capital expenses. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Dividend Policy

We have not paid any dividends on our common shares to date and our board of directors does not anticipate declaring any dividends on our common shares in the foreseeable future. However, if we increase the size of this offering under the Securities Act, we may effect a stock dividend with respect to our Class B common shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding common shares upon the consummation of this offering.

We have agreed with our sponsor that we will not pay dividends (which, for the avoidance of doubt, does not include payments to redeem any of our public shares or payments upon our liquidation) to our shareholders until we have moved our corporate domicile from the Marshall Islands to Belgium. Our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of the transfer of our corporate domicile. In addition, members of our management team have agreed to vote any public shares purchased during or after this offering in favor of the transfer of our corporate domicile. For more information, see the section entitled “Dividend Policy.”

Audit Committee

We will establish and maintain an audit committee, which will be composed entirely of independent director(s). Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

RISKS

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 32 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The financial data included herein has been prepared in accordance with IFRS as issued by the IASB, and are in U.S. dollars. Only balance sheet data is presented because we have not had any significant operations to date. The “as adjusted” calculation (i) assumes that the underwriters have not exercised their over-allotment option, and (ii) does not constitute “pro forma” financial information.

	July 12, 2016
in USD	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)(1)	6,092	145,756,092
Total assets(2)	25,000	151,006,092
Total liabilities(3)	18,908	5,250,000
Value of common stock that may be redeemed in connection with our initial business combination ($10.00 per share)(4)	—	140,756,091
Stockholders’ equity(5)	6,092	5,000,001

(1)	Working Capital is defined as current assets less current liabilities. The “as adjusted” calculation equals actual working capital of $6,092 as of July 12, 2016 plus $150,000,000 in cash held in trust from the proceeds of this offering, plus $1,000,000 in cash held outside the trust account, less $5,250,000 of deferred underwriting commissions.
(2)	The “as adjusted” calculation equals actual total assets of $25,000 as of July 12, 2016 plus $150,000,000 in cash held in trust from the proceeds of this offering, plus $1,000,000 in cash held outside the trust account, less payment of $18,908 of expenses incurred through July 12, 2016.
(3)	The “as adjusted” calculation equals actual total liabilities of $18,908 as of July 12, 2016 plus 5,250,000 of deferred underwriting commissions in connection with this offering, less payment of accrued offering costs and balances of $18,908 as of July 12, 2016 from available cash and the proceeds of this offering.
(4)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” stockholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001.
(5)	Excludes 14,077,500 shares of common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination.

If no business combination is completed within 24 months from the closing of this offering, the proceeds then on deposit in the trust account including investment earnings earned on the funds held in the trust account and not previously released to us for our working capital requirements or to pay our taxes, less taxes payable, will be used to fund the redemption of our public shares. Our initial shareholders have entered into letter agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business within such 24-month time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Associated with the Company and the Offering

We are a recently formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed company established under the laws of the Republic of the Marshall Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of July 12, 2016, we had $25,000 in cash and cash equivalents and current liabilities of $18,908. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

Unless required by law, NASDAQ rules or for other business or legal reasons, we intend to consummate our initial business combination and conduct the redemptions without seeking shareholder approval and instead redeem the shares held by our shareholders who elect to have their shares redeemed by way of a tender offer. Accordingly, we may complete our initial business combination even if holders of a majority of our common shares do not approve of the business combination we complete.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors intends to complete the business combination without seeking shareholder approval, public shareholders will not have the right or opportunity to vote on the business combination unless we seek such shareholder vote if required by law, NASDAQ rules or for other business or legal reasons. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders will own 20% of our outstanding common shares immediately following the completion of this offering. Our initial shareholders and management team also may from time to time purchase common shares prior to our initial business combination. Our amended and restated articles of incorporation provide that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. As a result, in addition to our initial shareholders’ founder shares, we would need at least 5,625,001, or 37.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and complete our initial business combination within 24 months from the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (less up to $100,000 of investment earnings to pay dissolution expenses and net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to our obligations under Marshall Islands law to provide for claims of creditors and the requirements of other applicable law.

If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the BCA. In that case, investors may be forced to wait beyond 24 months before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their common shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

If we seek shareholder approval of our initial business combination, our initial shareholders, sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common shares.

If we are no longer deemed a FPI (and no longer required to comply with the FPI rules) and we are required by law or NASDAQ rules to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we may conduct the redemptions in a manner similar to many non-FPI blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to U.S. tender offer rules. Our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

In the event that our sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on NASDAQ or another national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with U.S. tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy solicitation materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer or proxy solicitation materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business—Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those common shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 24 months from the closing of this offering. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units have been approved for listing on NASDAQ on or promptly after the date of this prospectus and our Class A common shares and warrants have been approved for listing on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NASDAQ listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders).

Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. For instance, our share price would generally be required to be at least $4.00 per share and our shareholders’ equity would generally be required to be at least $5.0 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our Class A common shares are a “penny stock” which will require brokers trading in our Class A common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common shares and warrants will be listed on NASDAQ, our units, Class A common shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will submit a report on Form 6-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest or dividends earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

As an FPI we are entitled to, and intend to rely on, exemptions from certain NASDAQ corporate governance standards applicable to domestic companies, and as such, you may not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ corporate governance requirements.

We are an FPI under the securities laws of the United States and the rules of NASDAQ. Under the securities laws of the United States, FPIs are subject to different disclosure requirements than U.S. domiciled registrants, as well as different financial reporting requirements. Under NASDAQ Marketplace Rules, an FPI is subject to less stringent corporate governance requirements. Subject to certain exceptions, the NASDAQ Marketplace Rules permit an FPI to follow its home country practice in lieu of complying with certain of NASDAQ’s corporate governance requirements, including, among other things, (1) the requirement that a majority of the Board of Directors consist of independent directors and (2) the requirement that the audit committee be composed of at least three members, each of whom are independent, and we intend to rely on each such exemption. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ corporate governance requirements. Please see “Management—Corporate Governance Practices” for further information on how our corporate governance practices differ from those of a U.S. company listed on NASDAQ.

We may lose FPI status in the future, which could result in significant additional costs and expenses.

We are an FPI, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic companies whose securities are registered under the Exchange Act. The determination of FPI status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly the next determination will be made with respect to us on June 30, 2017. We will lose our foreign private issuer status if more than 50% of our outstanding voting securities are directly or indirectly held of record by residents of the U.S., and:

•	more than a majority of our executive officers and directors are U.S. citizens or residents;

•	more than 50% of our assets are located in the U.S.; or

•	our business is administered principally in the U.S.

We may therefore lose our foreign private issuer status in the future. If we were to lose our FPI status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a FPI. We would also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain NASDAQ corporate governance requirements. As a result, the regulatory and compliance costs to us under U.S. securities laws as a non-FPI issuer could be significantly higher.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to U.S. tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 20% of our common shares, you will lose the ability to redeem all such shares in excess of 20% of our common shares.

If we are no longer deemed a FPI (and no longer required to comply with the FPI rules) and we are required by law or NASDAQ rules to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we may conduct the redemptions in a manner similar to many non-FPI blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to U.S. tender offer rules. Our amended and restated articles of incorporation provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We expect to encounter significant competition from other entities having a business objective similar to ours, including public and private shipping companies, other blank check companies, private equity groups and other funds that invest in the shipping industry, as well as other operating businesses seeking strategic acquisitions of the types of assets and businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their Class A common shares for cash at the time of our initial business combination via tender offer or in conjunction with a shareholder vote. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor, or affiliates thereof, or management team to fund our search and to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 24 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from our sponsor, certain of its affiliates, or certain of our officers and directors, discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, they are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

Of the net proceeds of this offering, only $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination. If we enter into a letter of intent, agreement in principle or definitive agreement for an initial business combination where we pay for the right to receive exclusivity from a target business and are subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team or any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive $10.00 per share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer or proxy solicitation materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. The proceeds deposited in the trust account could become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay creditor claims, if any, from funds held outside of the trust account, we cannot assure you that we will have funds outside of the trust account sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to a letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the investment earnings which may be withdrawn to pay taxes and working capital expenses. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the investment earnings which may be withdrawn to pay taxes and working capital expenses, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent director(s) would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent director(s) would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent director(s) in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent director(s) choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

The elimination of personal liability of our directors, the existence of indemnification rights for our officers and directors under our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the advancement of litigation expenses and the existence of directors’ and officers’ liability insurance may discourage lawsuits against our officers and directors.

Our amended and restated articles of incorporation and amended and restated bylaws include a provision that eliminates the personal liability of directors for monetary damages for certain breaches of fiduciary duties to the fullest extent permitted by law. Furthermore, our amended and restated articles of incorporation provide that we must indemnify our directors and officers to the fullest extent authorized by law, and further, that we may advance expenses incurred while defending a civil or criminal proceeding. The foregoing obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against our officers and directors, which we may be unable to recoup. Our amended and restated bylaws further permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Marshall Islands law would permit indemnification. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers. These provisions and resultant costs may discourage us and our shareholders from bringing a lawsuit against our officers and directors for breaches of their fiduciary duties, and may similarly reduce the likelihood of derivative litigation by our shareholders against our officers and directors even though such actions, if successful, might otherwise benefit us and our shareholders.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering; or (iii) absent an initial business combination within 24 months from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

If we are unable to consummate our initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond 24 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including investment earnings (which investment earnings shall be net of income taxes payable and any amounts released to us to fund working capital requirements), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated articles of incorporation prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of Marshall Islands law. In that case, investors may be forced to wait beyond 24 months before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their common shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under Marshall Islands law, shareholders might, in certain circumstances, be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the BCA, which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder should be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution or the settlement of claims, litigation or proceedings begun prior to or during the three year period. Accordingly, third parties may seek to recover from our shareholders amounts owed to them by us.

Furthermore, if we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine or imprisonment.

We may not hold an annual meeting of shareholders until after the consummation of our initial business combination. Our public shareholders will not have the right to elect directors prior to the consummation of our initial business combination.

Unless otherwise required by law or NASDAQ corporate governance requirements, we may not hold an annual meeting of shareholders until after we consummate our initial business transaction. While Section 64 of the Marshall Islands BCA, requires that we hold an annual meeting of shareholders for the purpose of electing directors, we may not hold such meeting until after the consummation of our initial business consummation. In such case, if we have failed to hold an annual meeting for a period of 13 months after our organization, or after our last annual meeting, our shareholders may attempt to force us to hold one, by written request by the holders of not less than 10% of the shares entitled to vote in an election of directors, demanding the call of a special meeting specifying the time thereof, which shall not be less than two (2) nor more than three (3) months from the date of such call. Our amended and restated articles and amended and restated bylaws provide that, except as otherwise required by law, our shareholders do not otherwise have the right to call a special meeting of shareholders.

In addition, as holders of our Class A common shares, our public shareholders will not have the right to vote on the election of directors prior to the consummation of our initial business combination. These provisions of our amended and restated articles of incorporation may only be amended with the approval of at least 90% of our common shares voting in a general meeting.

As a result, prior to our initial business combination, our public shareholders may not be afforded the opportunity to discuss company affairs with management, and would not have the opportunity to vote in the election of directors.

We are not registering the Class A common shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the Class A common shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we will agree to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A common shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, provided that such cashless exercise is permitted under the laws of our corporate jurisdiction. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A common shares included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. See “—If we reincorporate in another jurisdiction in connection with our initial business combination, holders of our warrants may be unable to exercise their warrants on a cashless basis.”

The grant of registration rights to our initial shareholders and holders of our private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register the founder shares, and holders of our private placement warrants and their permitted transferees can demand that we register the private placement warrants and the Class A common shares issuable upon exercise of the private placement warrants. The registration rights will be exercisable with respect to the founder shares and the private placement warrants and the Class A common shares issuable upon exercise of such private placement warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common shares that is expected when the securities owned by our initial shareholders, holders of our private placement warrants or their respective permitted transferees are registered.

Our initial shareholders will receive additional Class A common shares if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into Class A common shares on the first business day following the consummation of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A common shares, or equity-linked securities convertible or exercisable for Class A common shares, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which founder shares shall convert into Class A common shares will be adjusted so that the number of Class A common shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all outstanding common shares upon completion of the initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, after taking into account Class A common shares redeemed in connection with the business combination. This is different from most other similarly structured blank check companies in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

Because we have not yet selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We will seek to acquire, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, vessels, vessel contracts (including contracts for the purchase and charter-in by us of vessels) or one or more operating businesses, which we intend to be in the international maritime shipping industry. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer or proxy solicitation materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities in companies that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if such business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only $10.00 per share, or possibly less than $10.00 per share, on the liquidation of our trust account and our warrants will expire worthless.

We are not required to obtain an opinion from an independent investment banking firm or a valuation expert, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

NASDAQ rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on income earned) at the time of our signing a definitive agreement in connection with our initial business combination. Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm or a valuation expert that is recognized within the shipping industry that the price we are paying is fair to our shareholders from a financial point of view. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or other valuation expert that is recognized in the shipping industry with respect to the satisfaction of such criteria, but not necessarily whether the transaction is fair from a financial point of view. If our board of directors is able to independently determine the fair market value of the target business or businesses and no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community serving the shipping industry. Such standards used will be disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional Class A common shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A common shares upon the conversion of the Class B common shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated articles of incorporation authorize the issuance of up to 400,000,000 Class A common shares, par value $0.0001 per share, and 100,000,000 Class B common shares, par value $0.0001 per share, and 50,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering, there will be 385,000,000 and 96,250,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued Class A and Class B common shares available, respectively, for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants or upon the conversion of the Class B common shares. Class B common shares are automatically convertible into Class A common shares at the time of our initial business combination, initially at a one-for-one basis but subject to adjustment as set forth herein. Immediately after this offering, there will be no preferred shares issued and outstanding.

We may issue a substantial number of additional Class A common shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A common shares upon conversion of the Class B common shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained therein. However, our amended and restated articles of incorporation provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a shareholder vote. The issuance of additional Class A common or preferred shares:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common shares if preferred shares are issued with rights senior to those afforded our common shares;

•	could cause a change in control if a substantial number of common shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our officers and directors; and

•	may adversely affect prevailing market prices for our units, common shares and/or warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We may have to pay tax on United States source shipping income, or taxes in other jurisdictions, such as Belgium, which would reduce our earnings.

For U.S. federal income tax purposes, 50% of the gross shipping income of a foreign corporation that owns or charters vessels, as we intend to do after an initial business combination, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States may be subject to a 4% United States federal income tax without allowance for deductions, unless that corporation qualifies for exemption under Section 883 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and the regulations promulgated thereunder or an applicable U.S. tax treaty.

If we complete an initial business combination as we plan, we intend to take the position that we qualify for either this statutory tax exemption or an exemption under an income tax treaty for United States federal income tax purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to United States federal income tax on our United States source shipping income.

If we or our subsidiaries were not entitled to exemption under Section 883 of the Code for any taxable year, we or our subsidiaries could be subject for such year to an effective 2% United States federal income tax on the shipping income we or they derive during such year which is attributable to the transport of cargoes to or from the United States. The imposition of this taxation would have a negative effect on our business and would decrease our earnings available for distribution to our shareholders.

Should we transfer our corporate domicile to Belgium, we will in principle be subject to the Belgian corporate income tax regime pursuant to which the accounting profit, as adjusted for tax purposes, is taxed at the corporate income tax rate of currently 33.99%

Belgian tax law provides, however, for a tonnage tax regime which application should be requested for and which applies to the income resulting from the exploitation of vessels. We expect to request the application of the Belgian tonnage tax regime.

Under this Belgian tonnage tax regime, our taxable basis will be determined nominally on the basis of the tonnage of the vessels we operate, rather than on the basis of our accounting results, as adjusted, for Belgian corporate income tax purposes. The tonnage tax regime is granted for a ten-year period, and is renewable.

We cannot assure you that the Belgian Federal Finance Department will approve our request in which case the normal Belgian corporate income tax regime shall be applicable. Changes to the tax regimes applicable to us, or the interpretation thereof, may impact our future operating results.

Please see the section of this prospectus entitled “Taxation” for more information.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder (as defined under “Taxation—United States Federal Income Tax Considerations”) of our common shares or warrants, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (as described under “Taxation—United States Federal Income Tax Considerations—United States Federal Income Taxation of U.S. Holders—Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the Internal Revenue Service, or the IRS, may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. Please see the section of this prospectus entitled “Taxation—United States Federal Income Tax Considerations—United States Federal Income Taxation of U.S. Holders—Passive Foreign Investment Company Rules.”

We expect to reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on us and our shareholders.

At or promptly following the completion of our initial business combination, we will use our best efforts to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. We have agreed with our sponsor not to complete the initial business combination if we are unable to obtain the required shareholder approval, which our sponsor may waive in its sole discretion. Such transfer of corporate domicile may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident (or otherwise subject to tax) or in which its members are resident (or otherwise subject to tax) if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

In addition we will, after the reincorporation, be subject to the Belgian corporate income tax regime. The Belgian corporate income tax regime entails that our accounting profit, as determined in accordance with Belgian GAAP and as adjusted for tax purposes, is taxed at the ordinary rate of currently 33.99%. If possible we will however request the application of the tonnage tax regime which applies in case of the exploitation of vessels. The application of the Belgian tonnage tax regime entails that our taxable basis will be determined nominally on the basis of the tonnage of the vessels we operate.

We cannot assure you that the Belgian Federal Finance Department will approve our request to apply the Belgian tonnage tax regime, in which case the normal Belgian corporate income tax regime shall be applicable. Changes to the tax regimes applicable to us, or the interpretation thereof, may impact our future operating results

Please see the sections of this prospectus entitled “Certain Belgian Company Considerations” and “Taxation” for more information.

If we reincorporate in another jurisdiction in connection with our initial business combination, holders of our warrants may be unable to exercise their warrants on a cashless basis.

At or promptly following the completion of our initial business combination, we will use our best efforts to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. We have been advised by our Belgian legal counsel, Argo Law, that the cashless exercise of warrants is not permitted under Belgian law, and accordingly, should we effect such transfer in corporate domicile to Belgium, warrant holders will be unable to exercise their warrants on a cashless basis and, therefore, absent an exemption from registration, will be unable to exercise their warrants without an effective registration statement.

If our shareholders do not approve our transfer of corporate domicile from the Marshall Islands to Belgium, or another jurisdiction that is acceptable to our sponsor, we will, unless our sponsor waives such requirement, be unable to complete our initial business combination.

We expect to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. We may, in the alternative, transfer our corporate domicile to another jurisdiction that is acceptable to our sponsor, which may also require our shareholders’ approval under the laws of such jurisdiction. Prior to the completion of our initial business combination, we expect to hold a meeting of shareholders to approve our transfer of corporate domicile to Belgium, or if applicable, such other jurisdiction that is acceptable to our sponsor. Pursuant to a written letter agreement, we have agreed with our sponsor not to complete our initial business combination if we are unable to obtain the required shareholder approval to transfer our corporate domicile, subject to waiver by our sponsor in its sole discretion. In addition, pursuant to such letter agreement, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of the transfer of our corporate domicile. Members of our management team also have agreed to vote any public shares purchased during or after this offering in favor of the transfer of our corporate domicile. If we are unable to obtain required shareholder approval, we will, unless our sponsor waives our obligation to transfer our corporate domicile in accordance with the letter agreement, be unable to complete our initial business combination.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not currently have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’ management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’ management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer or proxy solicitation materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although certain members of an acquisition candidate’s management team may remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

The past performance or acquisition experience of the Saverys family, the CMB Group, or our management team may not be indicative of our future performance.

Information regarding the past performance or acquisition experience of the Saverys family, the CMB Group, or our management team is presented for informational purposes only and such information is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of the Saverys family, the CMB Group, or our management team’s performance as indicative of our future performance. None of our officers or directors has had experience with any blank check companies or special purpose acquisition companies in the past.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent director(s) also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management—Directors and executive officers.”

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities. As a result, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts of interest may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under Marshall Islands law. If these entities decide to pursue any such opportunity, we may be precluded from procuring such opportunities.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Directors and executive officers.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it could be a breach of their fiduciary duties to us as a matter of Marshall Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with our sponsor, or one or more target businesses that have relationships or are affiliated with our sponsor, executive officers, directors or initial shareholders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses from our sponsor or that have relationships or are affiliated with our sponsor, executive officers, directors or initial shareholders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or other valuation expert that is recognized within the shipping industry regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or initial shareholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Management services relating to a target vessel may be performed by affiliates of us, our officers or directors or our sponsor which could result in potential conflicts of interest.

If we complete a business transaction which involves the acquisition of vessels, such vessels may be commercially or technically managed by an affiliate of us, our officers or directors or our sponsor. Such affiliates or affiliated management companies may receive fees and commissions on gross revenue received by us in respect of each vessel managed, a commission on the gross sale or purchase price of vessels which we purchase or sell, and a commission on insurances placed. While we have agreed that any such management services will be provided on an arms’ length basis and approved by independent members of our board of directors, the relationships between us, our officers and directors or our sponsor, on the one hand, and the applicable service provider, on the other hand, may give rise to conflicts of interest. In addition, some of our officers and directors also may hold senior management positions with one or more these management companies. In light of their positions, these individuals may experience conflicts of interest in selecting between our interests and those of the applicable management companies.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On July 11, 2016, we issued to our sponsor an aggregate of 4,312,500 founder shares in exchange for a capital contribution of $25,000, or $0.006 per share. Prior to the initial investment in us of $25,000 by our sponsor, we had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to us by the number of founder shares issued. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 3,333,333 private placement warrants (or 3,633,333 warrants if the over-allotment option is exercised in full), each exercisable to purchase one Class A common share at $11.50 per share, subject to adjustments as described herein, at a price of $1.50 per warrant ($5,000,000 in the aggregate, or $5,450,000 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 24 months from the closing of this offering, the private placement warrants will expire worthless. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers will agree that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued and unpaid interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our common shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of warrants will provide us with $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (excluding $5,250,000, or $6,037,500 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several assets and/or businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchases are contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new common shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new common shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding common shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated articles of incorporation do not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to U.S. tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all common shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete such business combination or redeem any shares, all common shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated articles of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, changed industry focus and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our amended and restated articles of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

Amending the provisions of our amended and restated articles of incorporation relating to pre-business combination activity will require the approval of at least two-thirds of holders of our common shares who attend and vote at a meeting (with holders of our founder shares and holders of our public shares voting together as a single class), and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common shares. Further, a vote of holders of at least 65% of the then outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. In addition, our sponsor, executive officers, directors and director nominees have agreed that they will not propose any amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete an initial business combination within 24 months of the closing of this offering unless we provide our public shareholders with the opportunity to redeem their common shares, subject to certain the limitations. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

The provisions of our amended and restated articles of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of two-thirds of holders of our common shares, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated articles of incorporation to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s public shareholders. Our amended and restated articles of incorporation provide that any of the provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by two-thirds of holders of our common shares who attend and vote at a meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common shares. Our initial shareholders, who will collectively beneficially own 20% of our common shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated articles of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated articles of incorporation which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated articles of incorporation.

Our sponsor, executive officers, directors and director nominees have agreed that they will not propose any amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their common shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares. Our shareholders will not be parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders will own 20% of our issued and outstanding common shares (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated articles of incorporation. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional common shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common shares. In addition, our board of directors will be divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. We may not hold an annual meeting of shareholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination.

Our sponsor contributed $25,000, or $0.006 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common share and none to the warrant included in the unit) and the pro forma net tangible book value per Class A common share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 89% (or $8.93 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $1.07 and the initial offering price of  $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B common shares result in the issuance of Class A common shares on a greater than one-to-one basis upon conversion of the Class B common shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common shares.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 65% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our common shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of common shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the closing price of our Class A common shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

Our warrants may have an adverse effect on the market price of our Class A common shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 7,500,000 of our Class A common shares (or up to 8,625,000 Class A common shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 3,333,333 private placement warrants, or 3,633,333 private placement warrants if the underwriters’ over-allotment option is exercised in full, exercisable to purchase one Class A common share at $11.50 per share, subject to adjustments as described herein. In addition, up to $2,000,000 of loans from our sponsor to finance working capital costs may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. To the extent we issue Class A common shares to effectuate our initial business combination, the potential for the issuance of a substantial number of additional Class A common shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A common shares and reduce the value of the Class A common shares issued to complete the initial business combination. Therefore, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, an exemption from the auditor attestation requirement of management’s assessment of the effectiveness of the emerging growth company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as a company qualifies as an “emerging growth company” As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our annual report on Form 20-F for the year ending December 31, 2017. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are incorporated in the Marshall Islands, which does not have a well-developed body of corporate law.

We are incorporated under the laws of the Republic of the Marshall Islands, which does not have a well-developed body of case law and, as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States. Our corporate affairs are governed by our amended and restated articles of incorporation and amended and restated bylaws and the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. The BCA also provides that it is to be applied and construed to make it uniform with the laws of the State of Delaware and other states of the United States with substantially similar legislative provisions and, so long as it does not conflict with the BCA or decisions of the Marshall Islands courts, interpreted according to the non-statutory law (or case law) of the State of Delaware and those other states of the United States with substantially similar legislative provisions. However, there have been few judicial cases in the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the laws of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in the United States. The rights of shareholders of companies incorporated in the Marshall Islands may differ from the rights of shareholders of companies incorporated in the United States. We cannot predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a relatively more substantial body of case law.

Because we are incorporated under the laws of the Republic of the Marshall Islands and, after our initial business combination, expect to be incorporated under the laws of Belgium, it may be difficult to serve us with legal process or enforce judgments against us, or our directors or our management.

We are incorporated under the laws of the Republic of the Marshall Islands and, after our initial business combination, expect to be incorporated under the laws of Belgium. Our corporate affairs are governed by our amended and restated articles of incorporation and amended and restated bylaws, and the BCA. We will also be subject to the federal securities laws of the United States.

We expect that substantially all of our assets will be located outside of the United States. In addition, all of our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for someone to bring an action against us or against these individuals in the United States if they believe that their rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands, Belgium and other jurisdictions may prevent or restrict them from enforcing a judgment against our assets or the assets of our directors or officers.

The international nature of our operations may make the outcome of any bankruptcy proceedings difficult to predict.

We are incorporated under the laws of the Republic of the Marshall Islands and we expect to conduct operations in countries around the world. Consequently, in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of our subsidiaries, bankruptcy laws other than those of the United States could apply. If we become a debtor under U.S. bankruptcy law, bankruptcy courts in the United States may seek to assert jurisdiction over all of our assets, wherever located, including property situated in other countries. There can be no assurance, however, that we would become a debtor in the United States, or that a U.S. bankruptcy court would be entitled to, or accept, jurisdiction over such a bankruptcy case, or that courts in other countries that have jurisdiction over us and our operations would recognize a U.S. bankruptcy court’s jurisdiction if any other bankruptcy court would determine it had jurisdiction.

Provisions in our amended and restated articles of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common shares and could entrench management.

Our amended and restated articles of incorporation contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Risks Associated with the Shipping Industry

If charter rates fluctuate and the shipping industry continues to undergo cyclical turns, it may reduce our profitability and operations.

The shipping business has been cyclical in varying degrees, experiencing fluctuations in charter rates, profitability and, consequently, vessel values. As described elsewhere in this prospectus, the shipping industry is currently undergoing significant economic distress.

A significant contraction in demand for imported commodities as a result of economic downturns or changes in government policies in certain regional markets could further depress vessel freight rates, as well as the general demand for vessels and therefore the value of such vessels. The demand for vessels is also greatly affected by, among other factors, the demand for consumer goods, commodities and bagged and finished products, as well as commodity prices, environmental concerns and competition. The supply of shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we may ultimately provide or the value of the vessels we may own and operate, thereby limiting our ability to successfully operate any prospective target business with which we may ultimately consummate our initial business combination.

The shipping industry is subject to seasonal fluctuations in demand and, therefore, may cause volatility in our operating results.

The shipping industry has historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. For example, the tanker market is typically stronger in the fall and winter months in anticipation of increased consumption of oil, coal and other raw materials in the northern hemisphere. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues from the tanker market are typically weaker during the fiscal quarters ended June 30 and September 30, and, conversely, typically stronger in fiscal quarters ended December 31 and March 31. Our operating results, therefore, may be subject to seasonal fluctuations.

An over-supply of ocean-going vessel capacity may lead to a reduction in charter rates, vessel values, and profitability.

The market supply of ocean-going vessels is affected by a number of factors, such as supply and demand for seaborne transportation of products and expected purchase orders for newbuildings. If the number of new vessels delivered exceeds the number of vessels removed from the global fleet, either through scrapping, conversion, or accidental losses, vessel capacity will increase. If the supply of vessel capacity increases and if the demand for vessel capacity decreases or does not increase correspondingly, charter rates could materially decline. A reduction in charter rates and the value of any vessels we may acquire may have a material adverse effect on our results of operations and available cash and, if applicable, our ability to comply with covenants in our loan agreements.

Rising fuel prices may affect our profitability.

Fuel is a significant, if not the largest, expense in shipping operations when vessels are not under period charter. Changes in the price of fuel may adversely affect the profitability of a shipping operator. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Furthermore, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of the shipping business versus other forms of transportation.

If we experienced a catastrophic loss and our insurance is not adequate to cover such loss, it could lower our profitability and be detrimental to operations.

The ownership and operation of vessels in international trade is affected by a number of risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on any vessels and other business assets we may acquire upon completion of our initial business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the shipping industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could lower our profitability and be detrimental to our operations.

We may also be subject to calls or premiums in amounts based not only on our claim records but also the claim records of other members of the protection and indemnity associations through which we receive insurance coverage for tort liability, including pollution-related liability. Our payment of these calls could result in significant expense to us, which could have a material adverse effect on our results of operations, cash flows, financial condition and ability to pay dividends. Moreover, the protection and indemnity associations and other insurance providers reserve the right to make changes in insurance coverage with little or no advance notice.

We may incur significant costs in complying with environmental, safety and other governmental regulations, and our failure to comply with these regulations could result in the imposition of penalties, fines and restrictions on our operations.

The operation of vessels is subject to extensive and changing environmental protection, safety and other federal, state and local laws, rules, regulations and treaties, compliance with which may entail significant expense, including expenses for ship modifications and changes in operating procedures. We cannot assure you that we will be able to comply with all laws, rules, regulations and treaties following our initial business combination. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of compliance also could lower our profitability and be detrimental to our operations. For a complete discussion of the government regulations applicable to the shipping industry, please see the section titled “Proposed Business—Government Regulations Related to the Shipping Industry” below.

The profitable ownership and operation of vessels in international trade is susceptible to world events, which could be detrimental to our financial condition and operating performance.

Past terrorist attacks, as well as the threat of future terrorist attacks around the world, continue to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition. Continuing conflicts and recent developments in Russia, Ukraine, the Korean Peninsula, the Middle East, including Iraq, Syria, Egypt and North Africa, and the presence of U.S. or other armed forces in the Middle East, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea, the Gulf of Aden off the coast of Somalia and West Africa. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.

Technological innovation could reduce the charter hire income we are able to receive and the value of any vessels we may acquire.

The charter hire rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. If new vessels are built that are more efficient or more flexible or have longer physical lives than any vessels we may own and/or operate, competition from these more technologically advanced vessels could adversely affect the amount of charterhire payments we receive for our vessels and the resale value of any owned vessels could significantly decrease. As a result, our business, results of operations, cash flows and financial condition could be adversely affected.

If our initial business combination involves the ownership of vessels, such vessels could be arrested by maritime claimants, which could result in the interruption of business and decrease revenue and lower profitability.

Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and, in many circumstances, a maritime lien holder may enforce its lien by “arresting” a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is “arrested,” this could result in a material loss of revenues, or require us to pay substantial amounts to have the “arrest” lifted.

Governments could requisition vessels of a target company during a period of war or emergency, resulting in a loss of earnings.

A government could requisition a company’s vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes its owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although a target company would be entitled to compensation in the event of a requisition of any of its vessels, the amount and timing of payment would be uncertain.

We face strong competition.

Vessels are chartered in highly competitive markets in which the market share of many participants is insufficient to enforce any degree of pricing discipline. Although we believe that no single competitor has a dominant position in the markets in which we may compete, we are aware that certain competitors may be able to devote greater financial and other resources to their activities than we could, which would result in a significant competitive threat to us.

If we acquire a business that charters vessels on the spot market (that is, vessels chartered on a voyage basis or for periods of less than 24 months), it may increase our risk of doing business following the business combination.

We may complete a business combination with a business that involves the chartering of vessels on a spot charter basis. Spot charters are entered into as either voyage charters or short-term time charters of less than 24 months’ duration. Although dependence on spot charters is not unusual in the shipping industry, the spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based upon available charters and the supply of and demand for seaborne shipping capacity. Although our focus on the spot charter market may enable us to benefit from strengthening industry conditions, should they occur, to do so we may be required to consistently procure spot charter business. We cannot assure you that spot charters will be available at rates that will be sufficient to enable us to operate our business profitably.

In addition, our dependence on the spot charter market may result in lower utilization of any vessels we may acquire and, consequently, decreased profitability. We cannot assure you that rates in the spot charter market will not decline, that charters in the spot charter market will continue to be available or that our dependence on the spot charter market will not result in generally lower overall utilization or decreased profitability, the occurrence of any of which events could reduce our earnings and cause us to incur losses.

If a target company has or obtains a vessel that is of secondhand or older nature, it could increase our costs and decrease our profitability.

We believe that competition for employment of secondhand vessels may be intense. Additionally, secondhand vessels may carry no warranties from sellers with respect to their condition as compared to warranties from shipyards available for newly-constructed vessels, and may be subject to problems created by the use of their original owners. If we purchase any secondhand vessels, we may incur additional expenditures as a result of these risks, which may reduce our profitability.

As our vessels become older, we could be faced with the additional expenditures necessary to maintain a vessel in good operating condition as the age of a vessel increases. Moreover, port-state authorities in certain jurisdictions may demand that repairs be made to this type of vessel before allowing it to berth at or depart a particular port, even though that vessel may be in class and in compliance with all relevant international maritime conventions. Should any of these types of problems or changes develop, income may be lost if a vessel goes off-hire and additional unforeseen and unbudgeted expenses may be incurred. If we choose to maintain any vessels past the age that we have planned, we cannot assure you that market conditions will justify expenditures with respect to any of the foregoing or enable us to operate these vessels profitably.

If we were to acquire vessels, a company that owns vessels or a company with agreements to purchase vessels, we may be subject to risks resulting from being a start-up shipping company.

If we were to acquire one or more vessels, one or more companies that own one or more vessels or companies with agreements to purchase one or more vessels, we may be subject to risks resulting from being a start-up shipping company. Such risks could potentially include the dependence on third parties for the commercial and technical management of the vessels, including crewing, maintenance and repair, supply provisioning, freight invoicing and chartering. We may not be able to quickly develop the infrastructure and hire the seafarers and land-based administrative and management personnel necessary to effectively manage and operate our business if we acquire vessels instead of an operating business. In addition, we might have to begin our operations without advance bookings of charters, and, also, one or more of our vessels may require modifications or upgrades for us to place them in service. As such, we may own vessels that are not engaged in revenue producing activities for some time after we acquire them. Our inability to manage such risks could impair our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to consummate a business combination with one or more target businesses;

•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their common shares would become eligible for later release from lock-up;

•	ability to draw from the support and expertise of the CMB Group and the rest of its senior leadership team;

•	our ability to borrow funds from our sponsor and its affiliates;

•	potential inability to obtain additional financing to complete a business combination;

•	limited pool of prospective target businesses;

•	securities’ ownership being concentrated;

•	potential change in control if we acquire one or more target businesses for stock;

•	risks associated with operating in the target business’ industry;

•	beliefs about shipping industry trends, including charter rates and vessel values;

•	expected transfer of our corporate domicile from the Marshall Islands to Belgium;

•	ability to file with the SEC and have an effective registration statement covering the Class A common shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A common shares until the warrants expire or are redeemed;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•	public securities’ limited liquidity and trading, as well as the current lack of a trading market;

•	delisting of our securities from NASDAQ or an inability to have our securities quoted on NASDAQ following a business combination;

•	belief that upon completion of the sale of the private placement warrants and this offering we will have sufficient funds to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time;

•	expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target business or other entities with whom we do business;

•	use of proceeds not in trust or available to us from investment earnings, net of income taxes, on the trust account balance, and our financial performance following this offering; or

•	intention to make liquidating distributions to our public shareholders as soon as reasonably possible if we have not consummated our initial business combination and we are obligated to terminate our corporate existence 24 months after the completion of this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be used as set forth in the following table:

in USD	Without Over-Allotment Option	With Over-Allotment Option
Gross proceeds
This offering	150,000,000	172,500,000
Private placement warrants	5,000,000	5,450,000

Total gross proceeds	155,000,000	177,950,000

Offering expenses(1)
Underwriting discount(2)	3,000,000	3,450,000
Legal fees and expenses	450,000	450,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	250,000	250,000
SEC registration fee	19,993	19,993
FINRA filing fee	26,375	26,375
NASDAQ listing and filing fees	75,000	75,000
Miscellaneous expenses	128,632	128,632

Total offering expenses (excluding underwriting commission)	1,000,000	1,000,000

Net proceeds after offering expenses
Net offering proceeds not held in the trust account(3)	1,000,000	1,000,000
Net proceeds held in the trust account for our benefit	—	—
Deferred underwriting discounts and commissions held in the trust account	5,250,000	6,037,500

Total amount held in the trust account	150,000,000	172,500,000

Percentage of the gross proceeds of this offering held in the trust account	100%	100%

Use of net proceeds not held in the trust account:(4)

in USD	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	300,000	30.0%
Legal and accounting fees related to regulatory reporting requirements	100,000	10.0%
NASDAQ and other regulatory fees	55,000	5.5%
Payment for office space, secretarial support and administrative services	240,000	24.0%
Non-executive director compensation	200,000	20%
Working capital to cover miscellaneous expenses	105,000	10.5%

Total	$1,000,000	100%

(1)	A portion of the offering expenses have been paid from the funds we received in the form of a loan we received from our sponsor, as described below. This loan will be repaid out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses other than underwriting commissions. As of the date of this prospectus, we have drawn down an aggregate of $50,000 under the promissory note with our sponsor. This loan is unsecured and bears interest at a rate per annum of LIBOR plus 0.60%.
(2)

Includes underwriting discounts and commissions equal to 5.50% of the gross proceeds from the sale of the units in the offering, or $8,250,000 (or $9,487,500 if the underwriters’ over-allotment option is exercised in full), of which $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we consummate our initial business combination, $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and commissions. If we fail to consummate our initial business combination meeting the criteria described herein within 24 months from the closing of this offering, the underwriters have agreed to waive their right to these deferred underwriting discounts and commissions. See the section entitled “Underwriting—Discounts and Commissions.”
(3)	The amount of net proceeds from this offering and the sale of the private placement warrants not held in the trust account will remain constant at $1,000,000 even if the underwriters’ over-allotment option is exercised.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include investment earnings available to us from the trust account.

After estimated non-deferred expenses of this offering and the private placement, $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account in Belgium at KBC Bank maintained by Continental Stock Transfer & Trust Company acting as trustee. Except for payment of taxes and investment earnings earned, after taxes payable, on the trust account to fund our working capital requirements, the proceeds will not be released from the trust account until the earlier of the consummation of our initial business combination or our liquidation (after payment or provision for our then current and estimated future liabilities). All remaining proceeds held in the trust account, including investment earnings earned (after taxes payable on such income and after reservation for any taxes assessed against us by any governmental or taxing authority) on the trust account, will be available for use in consummating our initial business combination and for payment of the deferred underwriting discounts and commissions or will be released to public shareholders upon exercise of their conversion rights or to public shareholders entitled to receive liquidating distributions upon our liquidation (after payment or provision for our then current and estimated future liabilities), as the case may be. We may not use all of the funds remaining in the trust account in connection with our initial business combination (and related conversion rights), either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our equity or debt securities or other borrowings. In that event, the remaining proceeds held in the trust account will constitute working capital for our business after our initial business combination.

Our sponsor has provided an unsecured loan in the amount of up to $250,000 to us to be used for the payment of certain of our offering expenses listed in the table above, which will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses. As of the date of this prospectus, we have drawn down an aggregate of $50,000 under the promissory note with our sponsor. This loan is unsecured and bears interest at a rate per annum of LIBOR plus 0.60%.

We have allocated $1,000,000 of the net proceeds from this offering and proceeds from the sale of the private placement warrants to fund a portion of our working capital. We intend to fund a portion of our working capital requirements from a portion of the investment earnings earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, investment earnings may be released to us in such amounts and at such intervals as we request, subject to availability. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target business and take all of the steps necessary to complete an initial business combination. In order to fund working capital deficiencies, if any, or to finance transaction costs in connection with an intended initial business combination, we may be required to seek loans or additional investments from our executive officers, directors or initial shareholders or from third parties. However, none of our executive officers, directors or initial shareholders or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

Our operating expenses prior to our initial business combination will include, but not be limited to, deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors, and also that it may include engaging an accounting firm or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or corporate shareholder or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities, other than compensation paid to our non-executive director(s) as described under the heading “Management—Executive Officer and Director Compensation.” However, our executive officers and directors will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and our sponsor, or an affiliate thereof, will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial support and administrative services. We believe that, based on rents and fees for similar services in Antwerp, Belgium, the fees charged by our sponsor, or such affiliates thereof, are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our executive officers, directors and initial shareholders and our or their affiliates, other than the $10,000 per month payment described above, must be reviewed and approved by the members of our audit committee or a majority of our disinterested directors.

While it is difficult to determine what the specific operating expenses of our business after consummation of our initial business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll and costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors, as well as any unpaid finder’s fees or similar fees or compensation, to the extent such expenses, fees or compensation exceed the sum of the available proceeds not deposited in the trust account and proceeds properly withdrawable by us from the trust account.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in the trust account as well as the investment earnings earned (after taxes payable) on the trust account that may be released to us will be sufficient to pay our costs prior to, and in connection with, our initial business combination as contemplated herein. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent, agreement in principle or definitive agreement for an initial business combination or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the availability, amount and cost of which is currently unascertainable and cannot be assured. To the extent that such costs exceed the amounts not held in the trust account and the investment earnings earned (after taxes payable) on the trust account that may be released to us from the trust account, such costs may not be reimbursed by us unless and until we consummate an initial business combination. The role of our executive officers and directors after an initial business combination is uncertain and we have no current ability to determine what remuneration, if any, will be paid to our executive officers and directors after our initial business combination. Our executive officers and directors may, as part of any such business combination, negotiate the repayment of some or all of the costs incurred by them that have not been reimbursed by us prior to the initial business combination’s closing. If the target business’ owners do not agree to such repayment, this could cause our executive officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

If we do not have sufficient funds available to cover our costs, we may be required to seek additional financing from our executive officers, our directors, our initial shareholders or third parties. We may not be able to obtain additional financing on favorable terms, or at all, and no party, including our executive officers, our directors, our initial shareholders or third parties, is obligated to provide any additional financing to us. If we fail to obtain the necessary additional financing, we may be required to liquidate prior to consummating our initial business combination.

The net proceeds of this offering and the proceeds from the sale of the private placement warrants that are not immediately required for the purposes set forth above, as well as deferred underwriting discounts and commissions, will be held in the trust account and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act or securities issued by the United States so that we are not deemed to be an investment company under the Investment Company Act.

Other than (i) the repayment of the loan from our sponsor, or an affiliate thereof, described above, (ii) administrative fees relating to office space, secretarial support and administrative services provided to us, and (iii) the payment of compensation to our non-executive director(s) no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or initial shareholders or any of their respective affiliates prior to or in connection with the initial business combination. However, our executive officers and directors may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

A public shareholder will be entitled to receive funds from the trust account, including investment earnings earned on their pro rata portion of the funds in the trust account (less up to $100,000 of investment earnings to pay dissolution expenses and which investment earnings shall be net of taxes payable and any amounts released to us to fund working capital requirements) only in the event of our liquidation upon our failure to consummate our initial business combination meeting the criteria described herein within 24 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common shares to date. Prior to consummating our initial business combination substantially all of our earnings will consist of investment earnings earned on funds in the trust account that are required to be held therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. Both (i) investment earnings earned on the trust account balance to pay any income taxes on such investment earnings and any other taxes payable and (ii) investment earnings earned, after taxes payable, on the trust account to fund our working capital requirements, including, in the event of our liquidation, up to $100,000 of investment earnings to pay dissolution expenses, may be released to us from the trust account. Accordingly, our board of directors does not anticipate declaring any dividends on our common shares in the foreseeable future. However, if we increase the size of this offering under the Securities Act, we may effect a stock dividend with respect to our Class B common shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding common shares upon the consummation of this offering. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

In addition, at or promptly following the completion of our initial business combination, we will use our best efforts to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. We have agreed with our sponsor that we will not pay dividends (which, for the avoidance of doubt, does not include payments to redeem any of our public shares or payments upon our liquidation) to our shareholders until we have moved our corporate domicile from the Marshall Islands to Belgium. Our sponsor and members of our management team have agreed to vote any common shares owned by them in favor of the transfer of our corporate domicile to Belgium.

CAPITALIZATION

The following table sets forth our capitalization at July 12, 2016, and as adjusted to give effect to the filing of our amended and restated articles of incorporation, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities. The financial data included herein has been prepared in accordance with IFRS as issued by the IASB.

	July 12, 2016
in USD	Actual	As Adjusted(2)
Note Payable—related party(1)	—	—
Deferred underwriting discounts and commissions	—	5,250,000
Class A common shares subject to redemption(3)	—	140,774,999
Shareholders’ equity:
Class A common shares, $0.0001 par value, no shares authorized (actual); 400,000,000 shares authorized (as adjusted); no shares issued and outstanding (actual); 15,000,000 shares issued and outstanding (excluding 14,077,500 shares subject to redemption) (as adjusted)	—	1,500
Class B common shares, $0.0001 par value, 50,000,000 shares authorized (actual); 100,000,000 shares authorized (as adjusted); 4,312,500 shares issued and outstanding (actual); 3,750,000 issued and outstanding (as adjusted)(3)(4)	431	375
Preferred shares, $0.0001 par value, no shares authorized (actual); 50,000,000 shares authorized (as adjusted); no shares issued and outstanding (actual and as adjusted)	—	—
Additional paid-in capital	24,569	4,998,126
Accumulated deficit	(18,908)	—

Total shareholders’ equity	6,092	5,000,001

Total capitalization	25,000	151,025,000

(1)	Our sponsor, or an affiliate thereof, has agreed in principle to grant us a loan to be used for a portion of the expenses of this offering. As of July 12, 2016, we had not borrowed any money from our sponsor. Subsequent to July 12, 2016, our sponsor loaned us an aggregate of $50,000 for a portion of the offering expenses.
(2)	Includes the $5,000,000 that we will receive from the sale of the private placement warrants. Assumes the over-allotment option has not been exercised and the resulting forfeiture of 562,500 founder shares has occurred.
(3)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including investment earnings (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.
(4)	50,000,000 registered shares were authorized for issuance under our articles of incorporation in effect at July 12, 2016, of which 4,312,500 shares were issued and outstanding as of such date. Upon the filing of our amended and restated articles of incorporation, these 4,312,500 shares were reclassified as Class B common shares.

DILUTION

The difference between the public offering price per Class A common share, assuming no value, is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per Class A common share after this offering, assuming all Class B common shares converted into Class A common shares on a one-for-one basis, constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common shares which may be redeemed for cash), by the number of outstanding Class A common shares.

At July 12, 2016, our net tangible book value was $6,092, or $0.001 per common share. After giving effect to the sale of 15,000,000 Class A common shares included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at July 12, 2016 would have been $5,000,001, or $1.07 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 14,077,500 Class A common shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of  $11.07 per share to our initial shareholders as of the date of this prospectus and an immediate dilution to public shareholders from this offering of  $10.00 per share. Total dilution to public shareholders from this offering will be $8.93 per share (or $9.05 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

in USD
Public offering price	10.000
Net tangible book value before this offering	0.001
Decrease attributable to public shares subject to redemption	11.069
Increase attributable to public shareholders	(10.000)

Pro forma net tangible book value after this offering and the sale of the private placement warrants	1.070

Dilution to public shareholders	8.930

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $140,744,999 because holders of up to approximately 94% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including investment earnings and net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of Class A common shares sold in this offering.

The following table sets forth information with respect to our sponsor and the public shareholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Sponsor(1)(2)	3,750,000	20.00%	25,000	0.02%	0.007
Public Shareholders	15,000,000	80.00%	150,000,000	99.98%	10.000

	18,750,000	100.00%	150,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 562,500 founder shares held by our sponsor.
(2)	Assumes conversion of all of the Class B common shares into Class A common shares on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B common shares result in the issuance of Class A common shares on a greater than one-to-one basis upon such conversion.

The pro forma net tangible book value per share after the offering is calculated as follows:(1)

in USD
Numerator:
Net tangible book value before this offering	6,092
Proceeds from this offering and sale of the private placement warrants, net of expenses	151,000,000
Offering costs excluded from net tangible book value before this offering	18,908
Less: deferred underwriters’ commissions payable	(5,250,000)
Less: amount of common stock subject to redemption to maintain net tangible assets of $5,000,001	(140,774,999)

5,000,001

in shares
Denominator:
Shares of common stock outstanding prior to this offering	4,312,500
Shares forfeited if over-allotment is not exercised	(562,500)
Shares of common stock included in the units offered	15,000,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(14,077,500)

4,672,500

(1)	Assumes no exercise of the underwriters’ over-allotment option and corresponding forfeiture of an aggregate of 562,500 shares held by our initial shareholder.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Marshall Islands corporation and formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, vessels, vessel contracts (including contracts for the purchase and charter-in by us of vessels) or one or more operating businesses, which we intend to be in the international maritime shipping industry. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of our common shares if preferred shares are issued with rights senior to those afforded our common shares;

•	could cause a change of control if a substantial number of our common shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued and unpaid interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our common shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at July 12, 2016, we had approximately $25,000 in cash, which was held in escrow for our benefit by our legal counsel (restricted cash as of July 12, 2016) pending the opening of our bank account, and which was subsequently released to us, and current liabilities of $18,908. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of investment earnings on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,000,000, underwriting commissions of $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $5,250,000 (or up to $6,037,500 if the underwriters’ over-allotment option is exercised in full)), and (ii) the sale of the private placement warrants for a purchase price of $5,000,000 (or $5,450,000 if the over-allotment option is exercised in full), will be $151,000,000 (or $173,500,000 if the underwriters’ over-allotment option is exercised in full). $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full) will initially be held in the trust account, which includes $5,250,000 (or up to $6,037,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining approximately $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing investment earnings earned on the trust account (which investment earnings shall be net of taxes payable and working capital released to us and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw investment earnings to pay taxes and working capital expenses. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,000,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the investment earnings earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies, if any, or finance transaction costs in connection with an intended initial business combination, our sponsor, or an affiliate thereof, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements during that period to include approximately $300,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements; $55,000 for NASDAQ and other regulatory fees; $240,000 for office space, secretarial support and administrative services; $200,000 for non-executive director compensation and approximately $105,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to evaluate our internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with certain provisions of Section 404 of Sarbanes-Oxley on or before December 31, 2017, although as an “emerging growth company” we will be exempt from certain of its requirements for so long as we remain as such. For example, Section 404 of Sarbanes-Oxley requires that we and our independent auditors report annually on the effectiveness of our internal control over financial reporting, however, as an “emerging growth company” we may take advantage of an exemption from the auditor attestation requirement. Once we are no longer an “emerging growth company” or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent auditors on the effectiveness of our internal control over financial reporting. Management, however, is not exempt from this requirement and will be required to, among other things, maintain and periodically evaluate our internal control over financial reporting and disclosure controls and procedures. In particular, we will need to perform system and process evaluation and testing of our internal control over financial reporting to allow us to report on the effectiveness of our internal control over financial reporting, as required. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company,” at which time, we expect to incur significant additional expenses and devote substantial additional management effort toward ensuring compliance with these reporting requirements, including Section 404 of the Sarbanes-Oxley Act.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On July 11, 2016, our sponsor purchased 4,312,500 founder shares for an aggregate purchase price of $25,000, or $0.006 per share, of which up to 562,500 shares are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. If we increase or decrease the size of the offering under the Securities Act, we will effect a stock dividend or a share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor at 20.0% of our issued and outstanding common shares upon the consummation of this offering.

Our sponsor has committed to purchase an aggregate of 3,333,333 private placement warrants (or 3,633,333 if the over-allotment option is exercised in full) at a price of $1.50 per warrant ($5,000,000 in the aggregate or $5,450,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one Class A common share at $11.50 per share. Our initial shareholders will be permitted to transfer the founder shares and private placement warrants held by them to certain permitted transferees, including our executive officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the initial purchasers. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our business combination. The private placement warrants will be non-redeemable so long as they are held by our initial purchasers or their permitted transferees (except as described under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants”). The private placement warrants may also be exercised by the initial purchasers or their permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our sponsor has provided us with an unsecured loan in the amount of up to $250,000 to be used for a portion of the expenses of this offering, which will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses. As of the date of this prospectus, we have drawn down an aggregate of $50,000 under the promissory note with our sponsor. This loan is unsecured and bears interest at a rate per annum of LIBOR plus 0.60%.

In addition, in order to fund working capital deficiencies, if any, or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Pursuant to a registration rights agreement we will enter into with our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements.

We expect to enter into an administrative services agreement with our sponsor, or an affiliate thereof, pursuant to which we expect to pay a total of $10,000 per month for office space, secretarial support and administrative services. This arrangement is being agreed to by an affiliate of our sponsor for our benefit and is not intended to provide our sponsor, or such affiliate, compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees.

CMB Group has agreed to purchase, directly or indirectly through an affiliated entity (other than the Sponsor) 200,000 units in this offering at the public offering price.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of July 12, 2016, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, an exemption from the auditor attestation requirement of management’s assessment of the effectiveness of the emerging growth company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company incorporated on June 24, 2016 as a Marshall Islands corporation formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, vessels, vessel contracts (including contracts for the purchase and charter-in by us of vessels) or one or more operating businesses, which we intend to be in the international maritime shipping industry. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target.

Business Opportunity and Strategy

Our business strategy is to identify and complete our initial business combination to form an owner and operator of shipping vessels, which would form a platform on which to expand and build a formidable player within the sector of the shipping industry in which those vessels are concentrated. We believe that the shipping industry, and particularly the drybulk sector of the shipping industry, presents attractive opportunities for consolidation and growth and a favorable area in which to consummate a business combination transaction. We believe that many existing shipowners are unable to take advantage of the distressed nature of the shipping industry and related low asset values that emerged during 2009 and are continuing, as a result of difficulty in obtaining financing from traditional funding sources and challenges with their existing fleet (for example, high leverage and restrictions on doing business by their banks). In addition, the prevailing share prices of many publicly traded shipping companies are at prices below their net asset values, making it difficult for such companies to raise money in the capital markets or use their stock as currency for acquisitions. While we may pursue one or more acquisition opportunities in various sectors of the shipping industry, in the event that we find opportunities in one or more different sectors that are more compelling than other sectors, including unrelated to the shipping industry, we would pursue those opportunities.

Our executive officers and directors have extensive experience in the shipping and transportation industries as managers, principals or directors of major worldwide shipping companies, where they have sourced, negotiated and structured transactions.

We believe that the skills and experience of our management team will be crucial to consummating a successful business combination. Our executive officers and directors have been involved in the sale and purchase of approximately five hundred vessels throughout their careers, and have built and currently maintain extensive networks of relationships with some of the world’s most highly regarded vessel charterers, including major oil and gas companies, mining companies and steel companies. We plan to apply those skills and experience to identify and generate vessel acquisition opportunities, which may include purchasing vessels and acquiring vessels by chartering them into our fleet from their owners. These relationships also include, among other sources, executives and board members at public and private companies, private equity and venture capital firms, banks, financial and legal consultants, investment bankers, attorneys, brokers and accountants.

While we do not have any contractual arrangement with CMB Group to assist us in identifying and analyzing potential target assets and businesses, we expect to have access to some of its resources, such as financial and accounting personnel who will serve us under an administrative services agreement, which may assist us in evaluating these targets.

Our executive officers currently intend, but are not required, to stay involved in our management following our initial business combination. The roles that they will fulfill will depend on the type of business with which we combine and the specific skills and depth of the target’s management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation agreements with them, the terms of which have not been determined.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The ability of management to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Our Management Team

We will seek to capitalize on the close to 100 years of combined experience of our management team, led by our Chairman, Marc Saverys. We believe that the skills and experience of our management team will be crucial to consummating a successful business combination. We believe that our management team, together, has unparalleled experience in acquiring assets in various sectors of the shipping industry, building some of the world’s most highly regarded shipping companies, and raising capital from in the capital markets and commercial bank markets, as well as from private equity sources.

The Chairman of our board of directors, Marc Saverys, is an executive director and the Chairman of the Board of Directors of CMB Group. Alexander Saverys, our Chief Executive Officer and a director, serves as executive director and the managing director of CMB Group. Ludovic Saverys, our Chief Financial Officer and a director, serves as an executive director and a member of the executive committee of CMB Group. In addition, Benoit Timmermans, our Chief Commercial Officer and a director, is an executive director and member of the executive committee of CMB Group. Together, our management team has close to 100 years of shipping industry experience.

In addition, Marc Saverys, our Chairman, is also the principal shareholder of Euronav and our Chief Financial Officer, Ludovic Saverys, is a director of Euronav. Euronav completed its initial public offering and listing on the NYSE in early 2015. As of December 31, 2015, Euronav owned and operated a fleet of 55 crude oil vessels, and has 2,847 employees including approximately 2,700 seafarers.

The above-described experience of our officers and directors is not a full and complete list of all transactions that they have been involved with. They also have been involved in other transactions of varying size and complexity, and, therefore there can be no assurance that management’s previous involvement in such representative large and complex transaction will be indicative of the consummation of a business combination or our future success. In particular, we cannot guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management’s performance as indicative of our future performance. None of our officers or directors has any past experience with any blank check companies or special purpose acquisition companies.

Our Relationship with our Sponsor, the CMB Group, and Members of the Saverys Family

We believe that one of our principal strengths is our relationship with our sponsor (an affiliate of the CMB Group), the CMB Group, and with members of the Saverys family, including Mr. Marc Saverys, the Chairman of our board of directors, Mr. Alexander Saverys, our Chief Executive Officer and a director, and Mr. Ludovic Saverys and a director, our Chief Financial Officer, who control our sponsor. We expect that our relationship with our sponsor, the CMB Group, and with the Saverys family will provide us with access to established relationships within the shipping industry, which we believe will help us successfully identify, evaluate, acquire and operate assets and businesses within the shipping industry. We can provide no assurance, however, that we will realize any benefits from these relationships.

In addition, certain of our executive officers and directors participate in business activities not associated with us, including serving as members of the management team of the CMB Group, and are not required to devote their full business time to our affairs. This may create conflicts of interest in matters involving or affecting us, and it is not certain that any of these conflicts of interest will be resolved in our favor. Please see “Risk Factors—Risks Associated with the Company and the Offering—Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to complete our initial business combination” and “Risk Factors—Risks Associated with the Company and the Offering—Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Summary of the International Shipping Industry

The shipping industry provides a practical and cost-effective means of transporting large volumes of cargoes. This is accomplished predominantly by the dry bulk and tanker sectors, while other related sectors tend to be specialized. The dry bulk sector involves the transportation of dry bulk and general cargoes, including, among other products, coal, minerals, ore, steel products, forest products, agricultural products, construction materials and heavy equipment, machinery and spare parts via dry bulk cargo vessels. The tanker sector involves the transportation of wet products such as crude oil, refined petroleum cargoes and liquid chemicals via different types of tankers. Related sectors comprise, but are not limited to, the operation of vessels such as containerships, liquefied gas carriers and offshore supply and anchor-handling vessels.

Shipping Vessels

We may seek to acquire newbuilding or secondhand vessels, one or more companies with agreements to purchase newbuilding or secondhand vessels, one or more companies that already own or operate vessels, a number of such companies as a group or one or more entities that provides commercial management, operational and technical management or other services to one or more segments of the shipping industry. Prices for newbuilding and secondhand vessels vary widely depending on the type, quality, age and discounted future earnings. A potential target business might be a holding company, the sole assets of which are one or more agreements to acquire individual vessels. If we acquire such a company, we will need to retain current management, seek to retain new management or outsource the commercial and technical management of the vessels by contracting with a shipping company engaged in this business. Although it is not our current intention to do so, if we were to acquire secondhand vessels or one or more companies with agreements to purchase individual secondhand vessels, we would be subject to risks resulting from being a start-up shipping company, such as the inability to quickly develop the infrastructure and hire the seafarers and land-based administrative and management personnel necessary to effectively manage and operate the business. In addition, we might have to begin our operations without advance bookings of charters, which could lead such vessels initially to have a higher than industry standard number of idle days until such time as we establish business relations. Moreover, if we were to acquire vessels that are newbuildings or one or more companies with agreements to purchase newbuildings, we would likely have to wait a considerable period of time prior to the delivery to us of the newbuildings, during which time we will have no earnings. Finally, one or more of our vessels may require modifications or upgrades for us to place them in service. As such, we may own vessels that are not engaged in revenue producing activities for some time after we acquire them. Our inability to manage such risks could, in such event, impair our operations. See “Risk Factors—Risks Associated with the Shipping Industry—If we were to acquire vessels, a company that owns vessels or a company with agreements to purchase vessels, we may be subject to risks resulting from being a start-up shipping company.”

In addition, if we elected to purchase one or more individual vessels, financial information that we provide at any time, whether in connection with obtaining approval for our initial business combination, if required, or otherwise, will likely not contain historical financial information with respect to such vessels. Rather, such information would consist of the same information that would typically be provided by shipping industry issuers, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment;

(ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (for example, whether they are newbuildings or secondhand and the type of vessel), all of which, in turn, depend on the sector in which we consummate such a business combination.

Dry bulk sector

Dry bulk vessels are used to transport commodities and raw materials, such as iron ore, minerals, grains, forest products, fertilizers, coking and steam coal, that are carried in the vessel’s holds, rather than in a container in the case of container vessels. The dry bulk sector can be divided into six major vessel categories with reference to size. We may explore acquisitions of either vessels and/or one or more operating companies that are focused on these segments of the dry bulk sector, including:

•	Handysize. The smallest of the dry bulk carrier vessels, with cargo capacity up to 40,000 deadweight tons, or dwt. These vessels are used mainly for regional voyages, are extremely versatile and can be used in smaller ports that lack infrastructure. These vessels are equipped with onboard cranes that allow for the loading and unloading of cargo.

•	Handymax. Versatile vessels that are dispersed in various geographic locations throughout the world. Handymax vessels typically have cargo capacity of 40,000 to 65,000 dwt, and are primarily used to transport grains, forest products and fertilizers. Like Handysize vessels, Handymax vessels are equipped with onboard cranes.

•	Panamax. Vessels with cargo capacity typically between 65,000 and 85,000 dwt. Panamax vessels are used for various long-distance trade routes, including those that traverse the old Panama Canal. These vessels typically carry cargoes consisting of coal, grains, fertilizers, steel and forest products.

•	Post-Panamax. Vessels with cargo capacity typically between 85,000 and 120,000 dwt.

•	Capesize. Vessels with typical cargo capacity between 120,000 and 220,000 dwt. Capesize vessels are used primarily for one-way voyages with cargoes consisting of iron ore and coal. Due to the size of the vessels, there are only a few ports around the world that have the infrastructure to accommodate them.

•	Very Large Ore Carriers, or VLOCs. The largest of the dry bulk carrier vessels, with typical cargo capacity between 220,000 and 400,000 dwt. VLOCs are a comparatively new sector of the dry bulk carrier fleet. These vessels are built to exploit economies of scale on long-haul iron ore routes.

Tanker sector

The world tanker fleet is divided into two primary categories—crude oil and product tankers. Tanker charterers transporting wet cargoes will typically charter the appropriate-sized tanker based on the length of journey, cargo size and port and canal restrictions. Crude oil tankers are typically larger than product tankers. The four major tanker categories from smallest to largest cargo capacity are:

•	Product. Tanker vessels with cargo capacity typically less than 60,000 dwt. Product tankers are capable of carrying refined petroleum products, such as fuel oils, gasoline and jet fuel, as well as various edible oils, such as vegetable and palm oil.

•	Aframax. Tanker vessels with cargo capacity typically from 80,000 to 120,000 dwt. These tankers carry crude oil and serve various trade routes from short to medium distances mainly in the North Sea and Venezuela. These vessels are able to enter a larger number of ports throughout the world as compared to larger crude oil tankers.

•	Suezmax. Tanker vessels with cargo capacity typically from 120,000 to 200,000 dwt. These vessels are used in some of the fastest growing oil producing regions of the world, including the Caspian Sea and West Africa. Suezmax tankers are the largest ships able to traverse the Suez Canal with a full payload, and are capable of both long- and short-haul voyages.

•	Very Large Crude Carriers, or VLCCs. Tanker vessels that are used to transport crude oil with cargo capacity typically from 200,000 to 320,000 dwt and that are more than 300 meters in length. The majority of the world’s crude oil is transported via VLCCs.

Container sector

Container vessels transport finished and semi-finished goods that are shipped in containers. A container is an internationally standardized packing box for cargo by road, rail or sea. The different sizes of containers have been fixed by the International Organization of Standardization.

Container vessels are sized according to the number of containers that they can carry and whether the vessels can traverse the Panama Canal or Suez Canal. The five major container vessel categories, from smallest to largest cargo capacity, are as follows:

•	Feeder. Container vessels with cargo capacity typically below 1,000 TEU.

•	Handysize. Container vessels with cargo capacity typically from 1,000 up to approximately 3,000 TEU.

•	Medium-sized containerships. Container vessels with cargo capacity typically from 3,000 up to approximately 8,000 TEU.

•	Neo-Panamax. Container vessels with cargo capacity typically from 8,000 up to approximately 12,000 TEU.

•	Post-Panamax. Container vessels with cargo capacity typically above 12,000 TEU. These container vessels are currently unable to go through the new Panama Canal.

LNG carrier sector

LNG carriers transport liquefied natural gas, or LNG, internationally between liquefaction facilities and import terminals. After natural gas is transported by pipeline from production fields to a liquefaction facility, it is supercooled to a temperature of approximately negative 162 degrees Celsius. This process reduces its volume to approximately 1/600th of its volume in a gaseous state. The reduced volume facilitates economical storage and transportation by vessels over long distances, enabling countries with limited natural gas reserves or limited access to long-distance transmission pipelines to meet their demand for natural gas. LNG carriers include a sophisticated containment system that holds and insulates the LNG so it maintains its liquid form. The LNG is transported overseas in specially built tanks on double-hulled ships to a receiving terminal, where it is offloaded and stored in heavily insulated tanks. In regasification facilities at the receiving terminal, the LNG is returned to its gaseous state (or regasified) and then shipped by pipeline for distribution to natural gas customers.

The LNG market includes private and state-controlled energy and utilities companies that generally operate captive fleets and independent ship owners and operators. Many major energy companies compete directly with independent owners by transporting LNG for third parties in addition to transporting their own LNG. Given the complex, long-term nature of LNG projects, major energy companies historically have transported LNG through their captive fleets. However, independent fleet operators have been obtaining an increasing percentage of charters for new or expanded LNG projects as major energy companies have continued to divest their non-core businesses.

LPG carrier sector

LPG carriers are vessels that can transport liquid petroleum gas, or LPG, and petrochemical gas, as well as ammonia. LPG is produced as a byproduct of crude oil refining and natural gas production, and is primarily used as fuel for transportation, residential and commercial heating and cooking, and as a feedstock for the production of petrochemicals. Petrochemical gas is used in the production of a vast array of chemicals and new production technologies that allow plastic to displace metal, cotton, wood and other materials in an increasing number of end-user products. LPG products are divided into three categories:

•	Liquid petroleum gas, consisting mainly of butane and propane, is carried in fully-pressurized vessels. These gases are used for cooking, as fuel for cars, as fuel in refineries, as chemical feedstock for industrial and power plant fuels and at gas utilities.

•	Petrochemical gases that are traded as butadiene, propylene and vinyl chloride monomer, and ethylene, which are carried in semi-refrigerated ships, since they require refrigeration to minus 104 degrees Celsius to be transported in liquefied form. These petrochemical gases are primarily used in the plastics manufacturing industry.

•	Ammonia, which is carried in fully-refrigerated vessels, is mainly used in the fertilizer industry and as a feedstock in the petrochemical industry.

There are three main types of LPG carriers, classified according to method of liquefaction:

•	Fully-pressurized carriers. These carriers liquefy their cargoes at ambient temperatures under high pressure of up to 17 bar (kg/cm2), are generally small vessels of under 8,000 cubic meters, or cbm. The majority of these vessels are less than 5,000 cbm.

•	Semi-refrigerated carriers. These carriers liquefy their cargoes under a combination of pressure and refrigeration to temperatures down to minus 48 degrees Celsius and pressure up to 9 bar (kg/cm2). Certain semi-refrigerated carriers with gas plants are able to cool cargoes further to minus 104 degrees Celsius and are referred to as ethylene carriers. The majority of these vessels are less than 20,000 cbm.

•	Fully-refrigerated carriers. These carriers can liquefy their cargoes at or under their boiling temperatures down to approximately minus 48 degrees Celsius at atmospheric pressure with onboard compressors. These vessels are typically 22,000 cbm and larger and also carry clean petroleum products such as naphtha.

Related sectors

Related sectors in which we might seek a business combination include, but are not limited to, offshore drilling platforms, supply vessels, service vessels and anchor handlers that perform various functions related to the supply and maintenance of offshore drilling platforms.

Shipping services sector

Instead of acquiring individual vessels, offshore drilling platforms and related offshore support vessels, and/or a company or companies owning or operating such vessels or platforms, we may seek to acquire service businesses engaged in, among other activities, operational management, brokerage, maintenance and technical support. Service businesses we may seek to acquire would typically be engaged in:

•	Technical management services, such as crew retention and training, maintenance, repair, capital expenditures, drydocking, payment of vessel tonnage tax, maintaining insurance and other vessel operating activities; or

•	Commercial management services, such as finding employment for vessels, vessel acquisition and disposition, freight and charter hire collection, accounts control, appointment of agents, bunkering and cargo claims handling and settlements.

We may also seek to acquire a company actively engaged in the contract of affreightment market. A contract of affreightment, or COA, is a service contract under which a vessel owner agrees to transport multiple cargoes, at a specified rate per ton, between designated loading and discharge ports. A COA does not designate any particular vessel but does require a specified amount of cargo to be carried during the term of the COA, which usually spans a number of months or years. A COA arrangement also provides flexibility in that both the contract and the cargo may also be re-let to other parties, allowing the COA holder effectively to “trade” its paper contract as well as the cargo subject to such contract.

Government regulations related to the shipping industry

Government regulation significantly affects the ownership and operation of vessels including international conventions and national, state and local laws and regulations in force in the countries in which vessels may operate or are registered.

A variety of governmental and private entities subject vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (U.S. Coast Guard, harbor master or equivalent), classification societies, flag state administration (country of registry) and charterers, particularly terminal operators. Certain of these entities require vessel owners to obtain permits, licenses and certificates for the operation of their vessels. Failure to maintain necessary permits or approvals could require a vessel owner to incur substantial costs or temporarily suspend operation of one or more of its vessels.

We believe that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers is leading to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the industry. Increasing environmental concerns have created a demand for vessels that conform to the stricter environmental standards. Vessel owners are required to maintain operating standards for all vessels that will emphasize operational safety, quality maintenance, continuous training of officers and crews and compliance with United States and international regulations. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

Environmental regulations

The United Nations’ International Maritime Organization, or the IMO, has adopted the International Convention for the Prevention of Pollution from Ships of 1973, or MARPOL. MARPOL entered into force on October 2, 1983. It has been adopted by over 150 nations. MARPOL sets forth pollution-prevention requirements applicable certain types of vessels, and is broken into six Annexes, each of which regulates a different source of pollution. Annex I relates to oil leakage or spilling; Annexes II and III relate to harmful substances carried, in bulk, in liquid or packaged form, respectively; Annexes IV and V relate to sewage and garbage management, respectively; and Annex VI, lastly, relates to air emissions. Annex VI was separately adopted by the IMO in September of 1997.

Air Emissions

In September of 1997, the IMO adopted Annex VI to MARPOL to address air pollution. Effective May 2005, Annex VI sets limits on nitrogen oxide emissions from ships whose diesel engines were constructed (or underwent major conversions) on or after January 1, 2000. It also prohibits “deliberate emissions” of “ozone depleting substances,” defined to include certain halons and chlorofluorocarbons. “Deliberate emissions” are not limited to times when the ship is at sea; they can for example include discharges occurring in the course of the ship’s repair and maintenance. Emissions of “volatile organic compounds” from certain tankers, and the shipboard incineration (from incinerators installed after January 1, 2000) of certain substances (such as polychlorinated biphenyls, or PCBs) are also prohibited. Annex VI also includes a global cap on the sulfur content of fuel oil (see below).

The MEPC adopted amendments to Annex VI on October 10, 2008, which entered into force on July 1, 2010. The amended Annex VI seeks to further reduce air pollution by, among other things, implementing a progressive reduction of the amount of sulfur contained in any fuel oil used on board ships. As of January 1, 2012, the amended Annex VI requires that fuel oil contain no more than 3.50% sulfur (from the current cap of 4.50%). By January 1, 2020, sulfur content must not exceed 0.50%, subject to a feasibility review to be completed no later than 2018. The United States ratified the Annex VI amendments in October 2008, and the EPA, promulgated equivalent emissions standards in late 2009.

Sulfur content standards are even stricter within certain Emission Control Areas, or ECAs. As of July 1, 2010, ships operating within an ECA were not permitted to use fuel with sulfur content in excess of 1.0% (from 1.50%), which was further reduced to 0.10% on January 1, 2015. Amended Annex VI establishes procedures for designating new ECAs. The Baltic Sea and the North Sea have been so designated. Effective August 1, 2012, certain coastal areas of North America were designated ECAs and on January 1, 2014, the United States Caribbean Sea was designated ECA. Ocean-going vessels in these areas will be subject to stringent emission controls and may cause us to incur additional costs.

As of January 1, 2013, MARPOL made mandatory certain measures relating to energy efficiency for ships. It makes the limits of the Energy Efficiency Design Index, or EEDI, apply to new ships, and all ships must develop and implement Ship Energy Efficiency Management Plans.

As of January 1, 2012, the amended Annex VI requires that fuel oil contain no more than 3.50% sulfur (down from 4.50%). Amended Annex VI also establishes new tiers of stringent nitrogen oxide emissions standards for new marine engines, depending on their date of installation. The U.S. Environmental Protection Agency, or EPA, promulgated equivalent (and in some senses stricter) emissions standards in late 2009.

Safety Management System Requirements

The IMO also adopted the International Convention for the Safety of Life at Sea of 1974, or SOLAS, and the International Convention on Load Lines, or the LL Convention, which impose a variety of standards that regulate the design and operational features of ships. The IMO periodically revises the SOLAS and LL Convention standards. May 2012 SOLAS amendments entered into force as of January 1, 2014. The Convention of Limitation of Liability for Maritime Claims, or LLMC, was recently amended and the amendments went into effect on June 8, 2015. The amendments alter the limits of liability for a loss of life or personal injury claim or a property claim against ship owners.

The operation of vessels is also affected by the requirements set forth in Chapter IX of SOLAS, which sets forth the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, or the ISM Code. The ISM Code requires ship owners and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a ship owner or bareboat charter to comply with the ISM Code may subject such party to increased liability, may decrease the availability of insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports.

The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel’s management with the ISM Code requirements for a safety management system. No vessel can obtain a safety management certificate unless its manager has been awarded a document of compliance, issued by each flag state, under the ISM Code.

Pollution Control and Liability Requirements

The IMO has negotiated international conventions that impose liability for pollution in international waters and the territorial waters of the signatories to such conventions. For example, the IMO adopted an International Convention for the Control and Management of Ships’ Ballast Water and Sediments, or the BWM Convention, in

February 2004. The BWM Convention’s implementing regulations call for a phased introduction of mandatory ballast water exchange requirements, to be replaced in time with mandatory concentration limits. All ships will also have to carry a ballast water record book and an International Ballast Water Management Certificate. The BWM Convention enters into force 12 months after it has been adopted by 30 states, the combined merchant fleets of which represent not less than 35% of the gross tonnage of the world’s merchant shipping. On September 8, 2016, this threshold was met (with 52 contracting parties making up 35.14%). Thus, the BWM Convention will enter into force on September 8, 2017. Many of the implementation dates in the BWM Convention have already passed, so that once the BWM Convention enters into force, the period of installation of mandatory ballast water exchange requirements would be extremely short, with several thousand ships a year needing to install ballast water management systems (BWMS). For this reason, on December 4, 2013, the IMO Assembly passed a resolution revising the application dates of the BWM Convention so that they are triggered by the entry into force date and not the dates originally in the BWM Convention. This, in effect, makes all vessels constructed before the entry into force date “existing vessels” and allows for the installation of a BWMS on such vessels at the first renewal survey following entry into force of the convention. Furthermore, in October 2014 the MEPC met and adopted additional resolutions concerning the BWM Convention’s implementation. Once mid-ocean ballast exchange or ballast water treatment requirements become mandatory, the cost of compliance could increase for ocean carriers and the costs of ballast water treatments may be material. However, many countries already regulate the discharge of ballast water carried by vessels from country to country to prevent the introduction of invasive and harmful species via such discharges. The United States for example, requires vessels entering its waters from another country to conduct mid-ocean ballast exchange, or undertake some alternate measure, and to comply with certain reporting requirements.

In October 2015, the Second Circuit Court of Appeals issued a ruling that directed the EPA to redraft the sections of the 2013 VGP that address ballast water. However, the Second Circuit stated that 2013 VGP will remains in effect until the EPA issues a new VGP. It presently remains unclear how the ballast water requirements set forth by the EPA, the USCG, and IMO BWM Convention, some which are in effect and some which are pending, will co-exist.

The IMO has also adopted the International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended by different Protocols in 1976, 1984, and 1992, and amended in 2000, or the CLC. Under the CLC and, depending on whether the country in which the damage results is a party to the 1992 Protocol to the CLC, a vessel’s registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain exceptions and limitations. The 1992 Protocol changed certain limits on liability, expressed using the International Monetary Fund currency unit of Special Drawing Rights. The limits on liability have since been amended so that the compensation limits on liability were raised. The right to limit liability is forfeited under the CLC where the spill is caused by the ship owner’s actual fault and under the 1992 Protocol where the spill is caused by the ship owner’s intentional or reckless act or omission where the ship owner knew pollution damage would probably result. The CLC requires ships covered by it to maintain insurance covering the liability of the owner in a sum equivalent to an owner’s liability for a single incident.

The IMO adopted the International Convention on Civil Liability for Bunker Oil Pollution Damage of 2001, or the Bunker Convention, to impose strict liability on ship owners for pollution damage in jurisdictional waters of ratifying states caused by discharges of bunker fuel. The Bunker Convention requires registered owners of ships over 1,000 gross tons to maintain insurance for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime (but not exceeding the amount calculated in accordance with the Convention on Limitation of Liability for Maritime Claims of 1976, as amended). With respect to non-ratifying states, liability for spills or releases of oil carried as fuel in ship’s bunkers typically is determined by the national or other domestic laws in the jurisdiction where the events or damages occur.

Compliance Enforcement

Noncompliance with the ISM Code or other IMO regulations may subject the ship owner or bareboat charterer to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports.

The IMO continues to review and introduce new regulations. It is impossible to predict what additional regulations, if any, may be passed by the IMO and what effect, if any, such regulations might have on our proposed business.

The United States Oil Pollution Act of 1990 and the Comprehensive Environmental Response, Compensation and Liability Act

The U.S. Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all “owners and operators” whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its 200 nautical mile exclusive economic zone. The United States has also enacted the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, which applies to the discharge of hazardous substances other than oil, whether on land or at sea. OPA and CERCLA both define “owner and operator” in the case of a vessel as any person owning, operating or chartering by demise, the vessel. OPA applies to oil tankers, as well as non-tanker ships that carry fuel oil, or bunkers, to power such ships.

Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

•	injury to, destruction or loss of, or loss of use of, natural resources and the costs of assessment thereof;

•	injury to, or economic losses resulting from, the destruction of real and personal property;

•	net loss of taxes, royalties, rents, fees or net profit revenues resulting from injury, destruction or loss of real or personal property, or natural resources;

•	loss of subsistence use of natural resources that are injured, destroyed or lost;

•	lost profits or impairment of earning capacity due to injury, destruction or loss of real or personal property or natural resources; and

•	net cost of increased or additional public services necessitated by removal activities following a discharge of oil, such as protection from fire, safety or health hazards.

OPA contains statutory caps on liability and damages; such caps do not apply to direct cleanup costs. Effective November 19, 2015, the U.S. Coast Guard adjusted the limits of OPA liability for non-tank vessels to the greater of $1,100 per gross ton or $939,800 (subject to periodic adjustment for inflation). These limits of liability do not apply if an incident was proximately caused by the violation of an applicable U.S. federal safety, construction or operating regulation by a responsible party (or its agent, employee or a person acting pursuant to a contractual relationship), or a responsible party’s gross negligence or willful misconduct. The limitation on liability similarly does not apply if the responsible party fails or refuses to (i) report the incident where the responsibility party knows or has reason to know of the incident; (ii) reasonably cooperate and assist as requested in connection with oil removal activities; or (iii) without sufficient cause, comply with an order issued under the Federal Water Pollution Act (Section 311 (c), (e)) or the Intervention on the High Seas Act.

CERCLA contains a similar liability regime whereby owners and operators of vessels are liable for cleanup, removal and remedial costs, as well as damage for injury to, or destruction or loss of, natural resources, including the reasonable costs associated with assessing same, and health assessments or health effects studies. There is no liability if the discharge of a hazardous substance results solely from the act or omission of a third party, an act of God or an act of war. Liability under CERCLA is limited to the greater of $300 per gross ton or $5 million for vessels carrying a hazardous substance as cargo and the greater of $300 per gross ton or $500,000 for any other vessel. These limits do not apply (rendering the responsible person liable for the total cost of response and damages) if the release or threat of release of a hazardous substance resulted from willful misconduct or negligence, or the primary cause of the release was a violation of applicable safety, construction or operating standards or regulations. The limitation on liability also does not apply if the responsible person fails or refused to provide all reasonable cooperation and assistance as requested in connection with response activities where the vessel is subject to OPA.

OPA and CERCLA both require owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet the maximum amount of liability to which the particular responsible person may be subject. Vessel owners and operators may satisfy their financial responsibility obligations by providing a proof of insurance, a surety bond, qualification as a self-insurer or a guarantee.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, provided they accept, at a minimum, the levels of liability established under OPA. Some states have enacted legislation providing for unlimited liability for oil spills. In some cases, states, which have enacted such legislation have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws.

Other Environmental Initiatives

The U.S. Clean Water Act, or the CWA, prohibits the discharge of oil or other substances in U.S. navigable waters unless authorized by a duly-issued permit or exemption, and imposes strict liability in the form of penalties for any unauthorized discharges. The CWA also imposes substantial liability for the costs of removal, remediation and damages and complements the remedies available under OPA and CERCLA. In addition, many U.S. states that border a navigable waterway have enacted environmental pollution laws that impose strict liability on a person for removal costs and damages resulting from a discharge of oil or a release of a hazardous substance. These laws may be more stringent than U.S. federal law.

The EPA regulates the discharge of ballast water and other substances in U.S. waters under the CWA. EPA regulations require vessels 79 feet in length or longer (other than commercial fishing and recreational vessels) to comply with a Vessel General Permit, or VGP, that authorizes ballast water discharges and other discharges incidental to the operation of vessels. For a new vessel delivered to an owner or operator after September 19, 2009 to be covered by the VGP, the owner must submit a notice of intent at least 30 days before the vessel operates in U.S. waters. The VGP imposes technology and water-quality based effluent limits for certain types of discharges and establishes specific inspection, monitoring, record keeping and reporting requirements to ensure the effluent limits are met. The EPA renewed and revised the VGP, effective December 19, 2013. The VGP now contains numeric ballast water discharge limits for most vessels to reduce the risk of invasive species in U.S. waters and more stringent requirements for exhaust gas scrubbers and requires the use of environmentally acceptable lubricants.

The U.S. Coast Guard, or USCG, regulations adopted under the U.S. National Invasive Species Act also impose mandatory ballast water management practices for all vessels equipped with ballast water tanks entering or operating in U.S. waters which require the installation of equipment to treat ballast water before it is discharged in U.S. waters or, in the alternative, the implementation of other port facility disposal arrangements or procedures. Vessels not complying with these regulations are restricted from entering U.S. waters. The USCG must approve any technology before it is placed on a vessel, but has not yet approved the technology necessary for vessels to meet these standards.

Notwithstanding the foregoing, as of January 1, 2014, vessels are technically subject to the phasing-in of these standards. As a result, the USCG has provided waivers to vessels which cannot install the as-yet unapproved technology. The EPA, on the other hand, has taken a different approach to enforcing ballast discharge standards under the VGP. On December 27, 2013, the EPA issued an enforcement response policy in connection with the new VGP in which the EPA indicated that it would take into account the reasons why vessels do not have the requisite technology installed, but will not grant any waivers.

It should also be noted that in October 2015, the Second Circuit Court of Appeals issued a ruling that directed the EPA to redraft the sections of the 2013 VGP that address ballast water. However, the Second Circuit stated that 2013 VGP will remains in effect until the EPA issues a new VGP. It presently remains unclear how the ballast water requirements set forth by the EPA, the USCG, and IMO BWM Convention, some of which are in effect and some which are pending, will co-exist.

The USCG’s revised ballast water standards are consistent with requirements under the BWM Convention. Compliance with the EPA and the USCG regulations could require the installation of equipment on vessels to treat ballast water before it is discharged or the implementation of other port facility disposal arrangements or procedures at potentially substantial cost, or may otherwise restrict vessels from entering U.S. waters. In addition, certain states have enacted more stringent discharge standards as conditions to their required certification of the VGP.

The U.S. Clean Air Act of 1970 (including its amendments of 1977 and 1990), or the CAA, requires the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. The CAA also requires states to draft State Implementation Plans, or SIPs, designed to attain national health-based air quality standards in each state. Although state-specific, SIPs may include regulations concerning emissions resulting from vessel loading and unloading operations by requiring the installation of vapor control equipment.

European Union Regulations

In October 2009, the European Union amended a directive to impose criminal sanctions for illicit ship-source discharges of polluting substances, including minor discharges, if committed with intent, recklessly or with serious negligence and the discharges individually or in the aggregate result in deterioration of the quality of water. Aiding and abetting the discharge of a polluting substance may also lead to criminal penalties. Member States were required to enact laws or regulations to comply with the directive by the end of 2010. Criminal liability for pollution may result in substantial penalties or fines and increased civil liability claims.

The European Union has adopted several regulations and directives requiring, among other things, more frequent inspections of high-risk ships, as determined by type, age, and flag as well as the number of times the ship has been detained. The European Union also adopted and then extended a ban on substandard ships and enacted a minimum ban period and a definitive ban for repeated offenses. The regulation also provided the European Union with greater authority and control over classification societies, by imposing more requirements on classification societies and providing for fines or penalty payments for organizations that failed to comply.

Security Regulation

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, which we refer to as the MTSA, came into effect. To implement certain portions of the MTSA, the United States Coast Guard in July 2003 issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. The regulations also impose requirements on certain ports and facilities, some of which are regulated by the EPA. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new Chapter XI-2 became effective on July 1, 2004 and imposes various detailed security obligations on vessels and port authorities, and mandates compliance with the International Ship and Port Facility Security Code, or the ISPS Code. The ISPS Code is designed to enhance the security of ports and ships against terrorism. After July 1, 2004, to trade internationally, a vessel must attain an International Ship Security Certificate, or ISSC, from a recognized security organization approved by the vessel’s flag state. Among the various requirements are:

•	on-board installation of automatic information systems to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans;

•	ship identification number to be permanently marked on a vessel’s hull;

•	a continuous synopsis record kept onboard showing a vessel’s history including the name of the ship, the state whose flag the ship is entitled to fly, the date on which the ship was registered with that state, the ship’s identification number, the port at which the ship is registered and the name of the registered owner(s) and their registered address; and

•	compliance with flag state security certification requirements.

Any vessel operating without a valid certificate may be detained at port until it obtains an ISSC, or it may be expelled from port, or refused entry at port. The U.S. Coast Guard regulations, intended to align with international maritime security standards, exempt from MTSA vessel security measures non-U.S. vessels provided such vessels have on board a valid ISSC that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code.

Risk of Loss and Insurance Coverage

General

The operation of any vessel involves risks such as mechanical failure, physical damage, collision, property loss, inventory loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, there is always an inherent possibility of marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade. Not all risks can be insured against, and there can be no guarantee that any specific claim will be paid, or that we will always be able to obtain adequate insurance coverage at reasonable rates. Shipping companies obtain various types of insurance, including participation in mutual protection and indemnity associations, to protect against some of the risks that they and their vessels may face. Two types of insurance that companies that own or operate vessels generally seek to obtain are described below.

Hull and Machinery and War Risk Insurance

Marine hull and machinery and war risk insurance policies, which provide coverage for the risk of actual or constructive total loss, for shipping vessels. A vessel may be covered for up to at least its fair market value.

It may also be possible to obtain increased value insurance policies for shipping vessels. Under the increased value insurance, the insured will be able to recover the sum insured under the policy in addition to the sum insured under its hull and machinery policy in the event of the total loss of the vessel. Increased value insurance policies also cover excess liabilities that are not recoverable in full by the hull and machinery policies by reason of under-insurance.

Protection and Indemnity Insurance

Protection and indemnity insurance policies, which cover third-party liabilities in connection with shipping activities, are provided by mutual protection and indemnity associations, or P&I Associations. These insurance policies cover third-party liability and other related expenses of injury or death of crew, passengers and other third parties, loss or damage to cargo, claims arising from collisions with other vessels, damage to other third-party property, pollution arising from oil or other substances, and salvage, towing and other related costs, including wreck removal. Protection and indemnity insurance policies are a form of mutual indemnity insurance policies, extended by protection and indemnity mutual associations, or “clubs.” Subject to the “capping” of exposure discussed below, coverage, except for pollution, may be unlimited.

Generally, protection and indemnity insurance coverage for pollution is up to $1.0 billion per vessel per incident. The 13 P&I Associations that compose the International Group insure approximately 90% of the world’s commercial tonnage and have entered into a pooling agreement to reinsure each association’s liabilities. Each P&I Association has capped its exposure to this pooling agreement at $6.5 billion. If we become a member of a P&I Association that is a member of the International Group, we will be subject to calls payable to the associations based on our claim records as well as the claim records of all other members of the individual associations, and members of the pool of P&I Associations comprising the International Group.

Initial Business Combination

NASDAQ rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on income earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or other valuation expert that is recognized in the shipping industry with respect to the satisfaction of such criteria. We may also raise additional funds that we may use in connection with our initial business combination, including through credit facilities, equity offerings, debt offerings or other public or private transactions.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire vessels and/or 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the assets and target businesses that are acquired by us as part of our initial business combination.

As described above, the members of our management team have significant executive management and experience with shipping companies. Over the course of their careers, the members of our management team and board of directors have developed a broad network of contacts and corporate relationships that we believe will be useful for sourcing investment and financing opportunities. This network has been developed through our management team’s experience in:

•	sourcing, acquiring, building, designing, operating, developing, growing, financing, selling, building and design of vessels and businesses; and

•	executing transactions under varying economic and financial market conditions.

We believe that the network of contacts and relationships of our management team will provide us with an important source of investment and financing opportunities. In addition, we anticipate that target assets and business candidates will be brought to our attention from various unaffiliated sources, including shipping industry market participants, ship brokers, shipyards, private equity groups, investment banks, consultants, accounting firms and other business enterprises.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a due diligence review that is in line with customary shipping industry practice, which may include, among other things, obtaining asset appraisals and inspections, meetings with incumbent management and employees of businesses, document reviews, inspection of facilities, as well as a review of financial and other information that may be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent director(s), will obtain an opinion from an independent investment banking firm or valuation expert that is recognized within the shipping industry that our initial business combination is fair to our company from a financial point of view.

We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors, and also that it may include engaging accounting firms, legal counsel or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities, other than compensation paid to our non-executive director(s) as described under the heading “Management—Executive Officer and Director Compensation.” However, our executive officers and directors will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as certain organizational expenses and expenses incurred in identifying potential target businesses and performing due diligence on a suitable initial business combination, and our sponsor, or an affiliate thereof, will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial support and administrative services. We believe that, based on rents and fees for similar services in the Antwerp, Belgium area, the fees charged by our sponsor, or such affiliate thereof, are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our initial shareholders, executive officers and directors and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee, must be reviewed and approved by a majority of our disinterested directors.

Members of our management team and our independent director(s) will directly or indirectly own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if (i) the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination or (ii) the business combination would be with a counterparty that is affiliated with our sponsor, officers or directors.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he has then-current fiduciary or contractual obligations, he will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Marshall Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Our sponsor, officers and directors have agreed not to participate in the formation of, or become an officer or director of, any other blank check company that has its common shares listed for trading on NASDAQ, the New York Stock Exchange or another nationally recognized exchange until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months from the closing of this offering.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses desiring to exist as a public company. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for our common shares (or shares of a new holding company) or for a combination of our common shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. For such a counterparty, the typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new charterers, suppliers and financing sources, and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek shareholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Financial Position

With funds available for a business combination initially in the amount of $144,750,000, after payment of $5,250,000 of deferred underwriting and placement fees (or $166,462,500 after payment of $6,037,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the private placements of the private placement warrants, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to acquire our vessels and other assets on an individual or fleet basis. In addition, we may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our common shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination target. Additionally, we have not engaged or retained any broker, agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and the proceeds from the issuance of the private placement warrants or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Our amended and restated articles of incorporation provide that before our initial business combination, we may not issue additional units, additional common shares, preferred stock, additional warrants or any options or other securities convertible or exchangeable into common shares or preferred stock that participates in any manner in the proceeds of the trust account, or that vote as a class with the common shares sold in this offering on a business combination. There are no prohibitions, however, on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of Target Businesses

We anticipate that target assets and business candidates will be brought to our attention from various unaffiliated sources, including shipping industry market participants, ship brokers, shipyards, shipping industry participants, investment bankers and investment managers. Target assets and businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us. These sources may also introduce us to target assets and businesses in which they think we may be interested on an unsolicited basis, since we will become known publicly as a purchaser of shipping assets and businesses. Our officers and directors, as well as their affiliates, may also bring to our attention target assets and business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending business engagements, conferences, trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our management team. Other than shipbrokers, other brokers, or intermediaries, we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis. We may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction, which in a purchase and sale transaction is typically approximately 1% of the vessel’s gross sale price. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is), other than compensation paid to our non-executive director(s) as described under the heading “Management—Executive Officer and Director Compensation.” None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated acquisition of such target by us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent director(s), will obtain an opinion from an independent investment banking firm or other valuation expert that is recognized in the shipping industry that our initial business combination is fair to our company from a financial point of view.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that the additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We intend to consummate our initial business combination and conduct the redemptions without seeking shareholder approval and instead redeem the shares held by our shareholders in conformity with applicable SEC rules concerning the conduct of issuer tender offers, and will file tender offer documents with the SEC. However, we will seek shareholder approval to transfer our corporate domicile from the Marshall Islands to Belgium, and have agreed with our sponsor not to complete our initial business combination unless we obtain such shareholder approval. While we intend to effect such transfer in our corporate domicile at or promptly following the completion of our initial business combination, any such redemption opportunity by our shareholders would occur while we are a Marshall Islands company and would be conducted pursuant to our amended and restated articles of incorporation and amended and restated bylaws then in effect.

The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. Regardless of whether we are required by law or NASDAQ rules to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, so long as we maintain our status as a FPI, and are required to comply with the FPI rules, we will conduct the redemptions pursuant to U.S. tender offer rules. If we are no longer deemed a FPI (and no longer required to comply with the FPI rules) and we are required by law or NASDAQ rules to seek shareholder approval, or we decide to seek shareholder approval for other business or legal reasons, we may conduct the redemptions in a manner similar to many non-FPI blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to U.S. tender offer rules.

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to U.S. tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to U.S. tender offer rules under the Exchange Act or a going-private transaction subject to the going private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13, if applicable, of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including investment earnings (which investment earnings shall be net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. The members of our management team also have entered into agreements with us similar to the one entered into by our sponsor to waive their redemption rights in connection with the completion of our initial business combination with respect to any public shares acquired by them in or after this offering.

Limitations on Redemptions

Our amended and restated articles of incorporation provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all common shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete such business combination or redeem any shares, and all common shares submitted for redemption will be returned to the holders thereof.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination. While we intend to transfer our corporate domicile from the Marshall Islands to Belgium at or promptly following the completion of our initial business combination, any such redemption opportunity by our shareholders would occur while we are a Marshall Islands company and would be conducted pursuant to our amended and restated articles of incorporation and amended and restated bylaws then in effect. We do not currently intend to seek shareholder approval of our initial business combination unless required by law, NASDAQ rules or for other business or legal reasons. However, in the event we seek shareholder approval of our initial business combination and we are a FPI, then we will conduct our redemptions pursuant to a tender offer and will comply with U.S. tender offer rules, as required by the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies.

If we are not a FPI, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company and amendments to our amended and restated articles of incorporation would require shareholder approval. We currently intend to conduct our redemptions pursuant to a tender offer and will comply with U.S. tender offer rules, as required by the SEC. If we are not a FPI and hold a shareholder vote to approve our initial business combination, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, if applicable, which regulates the solicitation of proxies, and not pursuant to U.S. tender offer rules; and

•	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the common shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need at least 5,625,001, or 37.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). In addition, the members of our management team also have entered into agreements with us similar to the one entered into by our sponsor with respect to the voting of any public shares acquired by them in or after this offering, in favor of our initial business combination if submitted to our shareholders for a vote. Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated articles of incorporation require that notice be given not less than 15 days or more than 60 days before the date of any such shareholder meeting. We intend to give approximately 30 days prior written notice of any such meeting, if required, at which a vote will be taken to approve our initial business combination.

Upon the public announcement of our initial business combination, if we conduct redemption pursuant to U.S. tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our common shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

If we conduct redemptions pursuant to U.S. tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to U.S. tender offer rules, our amended and restated articles of incorporation provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 20% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 20% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 20% of the shares sold in this offering) for or against our initial business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates to our transfer agent prior to the date set forth in the tender offer or proxy solicitation materials, as applicable, mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy solicitation materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until within 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our amended and restated articles of incorporation provide that we have 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (less up to $100,000 of investment earnings to pay dissolution expenses and net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to our obligations under Marshall Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the above-specified time period.

Our initial shareholders have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed that they will not propose any amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering unless we provide our public shareholders with the opportunity to redeem their common shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described above under “Limitations on Redemptions.”

For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we may seek shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued investment earnings to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account investment earnings, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the investment earnings which may be withdrawn to pay taxes and working capital expenses. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the investment earnings which may be withdrawn to pay taxes and working capital expenses, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent director(s) would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent director(s) would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent director(s) in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities

Act. We will have access to up to $1,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval of our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a shareholder vote.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including public and private shipping companies, other blank check companies, private equity groups and other funds that invest in the shipping industry, as well as other operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain an office at De Gerlachekaai 20, BE 2000 Antwerp, Belgium. The cost for our use of this space is included in the $10,000 per month fee we expect to pay to CMB Group for office space, secretarial support and administrative services. We consider our current office space adequate for our current operations.

Employees

We currently have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, Class A common shares and warrants under the Exchange Act and have reporting obligations as a FPI, including the requirement that we file annual reports on Form 20-F with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer or proxy solicitation materials, as applicable, sent to shareholders, to the same extent required by SEC rules and regulations. These financial statements may be required to be prepared in accordance with, or reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or IFRS as issued by the IASB, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with such rules and regulations and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2017 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, an exemption from the auditor attestation requirement of management’s assessment of the effectiveness of the emerging growth company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$150,000,000, or $172,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a trust account in Belgium at KBC Bank maintained by Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

$131,400,000 of the offering proceeds, representing the gross proceeds of this offering, less allowable underwriting commissions, expenses and company deductions under Rule 419 would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Receipt of interest on escrowed funds

Investment earnings on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of investment earnings (net of taxes payable and any amounts released to us to fund working capital requirements) that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on income earned) at the time of our signing a definitive agreement in connection with our initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units are expected to begin trading promptly on or after the date of this prospectus. The Class A common shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having submitted the Form 6-K report described below and having issued a press release announcing when such separate trading will begin.

No trading of the units or the underlying common shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the consummation of an initial business combination or 12 months from the closing of this offering.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be

	Terms of Our Offering	Terms Under a Rule 419 Offering

combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including investment earnings (which investment earnings shall be net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described herein.

We do not currently intend to seek shareholder approval of our initial business combination unless required by law, NASDAQ rules or for other business or legal reasons. However, in the event we seek shareholder approval of our initial business combination and we are a FPI, then we will conduct our redemptions pursuant to a tender offer and will comply with U.S. tender offer rules, as required by the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. If we are not a FPI, we will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer.

given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Initial business combination deadline

If we are unable to complete our initial business combination within 24 months from the closing of this offering we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price,

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (less up to $100,000 of investment earnings to pay dissolution expenses and net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to our obligations under Marshall Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the above-specified time period.

Release of funds held in the trust account

Except for the withdrawal of investment earnings to pay our income taxes and working capital expenses, our amended and restated articles of incorporation, as discussed below and subject to the requirements of law and regulation, provides that none of the funds held in the trust account will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

THE INTERNATIONAL SHIPPING INDUSTRY

All the information and data presented in this section, including the analysis of the various sectors of the international shipping industry has been provided by Drewry Shipping Consultants Ltd, or Drewry. Drewry has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. In connection therewith, Drewry has advised us that: (a) certain information in Drewry’s database is derived from estimates or subjective judgments; and (b) the information in the databases of other maritime data collection agencies may differ from the information in Drewry’s database.

Introduction

Ocean-going vessels represent the most efficient and often the only means of transporting large volumes of basic commodities and finished products over long distances. In general, the supply of and demand for seaborne transportation capacity are the primary drivers of charter rates and values for all vessels. Larger vessels exhibit higher charter rate and vessel value volatility compared with smaller vessels, due to the larger volume of cargo shipped on board, their reliance on a few key commodities, and long-haul routes among a small number of ports. Vessel values primarily reflect prevailing and expected future charter rates, and are also influenced by factors such as the age of the vessel, the shipyard of its construction and its specifications. During extended periods of high charter rates, vessel values tend to appreciate, while during periods when rates are in decline, vessel values also tend to fall.

Historically, the relationship between incremental supply and demand has varied among different sectors of shipping, meaning that at any one time different sectors of the seaborne transportation industry may be at differing stages of their respective supply and demand cycle, as the drivers of demand in each sector are different and are not always subject to the same factors. This is the case in 2016, as there is clear evidence to suggest that dry bulk carriers, oil tankers and container vessels are at different stages in the normal freight market/asset price cycle, as indicated in the chart below.

Cycles in Shipping Sectors: 2016

Source - Drewry

Over 90% of world trade by volume terms is transported by sea and with the exception of 2009 global seaborne trade has grown in every year in the last three decades. World seaborne trade increased at a compound average growth rate, or CAGR, of 3.8% between 2000 and 2015 to reach 10.4 billion tons. Seaborne cargo is broadly categorized as either liquid or dry cargo. Dry cargo includes drybulk cargo and other dry cargo which can either be containerised or transported in break-bulk form. Liquid cargo includes crude oil, refined petroleum products, vegetable oils, gases and chemicals. The following table presents the breakdown of global seaborne trade by the three main types of cargo between 1980 and 2015.

World Seaborne Trade: 1980—2015

(Million Tons)

Source: Drewry

Dry Bulk Shipping

Market Summary

The dry bulk shipping market has experienced a prolonged downturn, but as of November 2016 signs have emerged that the industry is beginning to correct itself. The main characteristics of the market can be summarized as follows:

•	The dry bulk market remains oversupplied, but the normal correction process has started with supply side discipline.

•	New orders have been few and far between and availability of finance is nearly non-existent.

•	Demolition activity in 2016 has been very aggressive and average vessel age at demolition is also falling.

•	Scheduled deliveries are being delayed with slippage in 2016 expected to be close to 50% of what is scheduled to be delivered.

•	Asset prices have borne the brunt of the dismal market conditions and are at multi-year lows.

•	Freight rates have recovered after touching all-time lows (since 1985, when the first daily freight index was published) in February 2016, but market conditions remain challenging.

Dry Bulk Carrier Supply

Dry bulk carriers are single-deck dry cargo vessels with their holds suited (in terms of capacity and strength) to the carriage of cargo in bulk. The world dry bulk carrier fleet is generally divided into six major categories, based on a vessel’s cargo carrying capacity. These categories consist of: Handysize, Handymax/Supramax, Panamax, Post Panamax, Capesize and Very Large Ore Carriers.

Dry Bulk Carriers: Indicative Deployment by Tonnage Size Category

	VLOC	Capesize	Post Panamax	Panamax	Handymax	Handysize
Commodity	220k+	120k-220k	85-120k	65k-85k	40k-65k	10k-40k
Iron ore	Ö	Ö	Ö
Thermal coal		Ö	Ö	Ö	Ö
Coking coal		Ö	Ö	Ö	Ö
Grain				Ö	Ö	Ö
Steel products					Ö	Ö
Forest products					Ö	Ö
Fertilizer					Ö	Ö
Sugar					Ö	Ö
Nickel ore					Ö	Ö

Source: Drewry

The supply of dry bulk shipping capacity is determined by the size of the existing worldwide dry bulk fleet, the number of new vessels on order, the scrapping of older vessels and the number of vessels out of active service (for example, vessels that are laid up or otherwise not available for hire). As of October 31, 2016 the global fleet of dry bulk carriers consisted of 10,814 vessels, totaling 789 million dwt in capacity.

Dry Bulk Carrier Fleet (October 31, 2016)

Source: Drewry

From 2005 to 2015, the dry bulk carrier fleet increased at a CAGR of 8.4%, thereby taking total supply from 345 to 776 million dwt. However, the period of rapid fleet expansion has now come to an end.

Dry Bulk Carrier Fleet Development by Segment: 2005—2016

(Million Dwt)

Source: Drewry

The increase in the dry bulk fleet was the highest during the period from 2010 to 2012, with average per annum fleet growth during the three-year period being close to 14%. In 2016, the dry bulk fleet is expected to grow by 1.2% due to high rates of demolition and low deliveries of new tonnage.

Dry Bulk Carrier Fleet Growth: 2006—2016

(Percent)

Source: Drewry

Future supply of dry bulk carriers depends on delivery of new vessels from the orderbook and the removal of vessels from the global fleet, primarily through scrapping. As of October 31, 2016, the global dry bulk orderbook (excluding options) amounted to 100.6 million dwt, or 12.8% of the existing dry bulk fleet. By recent standards (since 2000) the ratio of the July 2016 orderbook to the existing fleet is quite low. At its most recent peak in 2008, the orderbook was equivalent to 70% of the existing fleet. However, it has since declined steadily as a result of reduced levels of new ordering and ships being delivered from the orderbook.

Dry Bulk Carrier Orders and the Orderbook: 2000—2016

(Million Dwt & Percent Existing Fleet)

Source: Drewry

Approximately 75% of the dry bulk carriers on order are scheduled to be delivered by the end of 2017. In previous years actual deliveries have been much lower than what was scheduled to be delivered. This is often referred to as slippage.

Dry Bulk Orderbook—Delivery Schedule

(As of October 31, 2016)

Source: Drewry

Between 2004 and 2007, slippage rates tended to be less than 10%, which means that 10% of the vessels due to be delivered in any year are in fact delivered in subsequent years. In the dry bulk sector, the evidence suggests that the slippage rate was slightly less than 20% in 2008, but has since increased considerably. For example, in 2015, actual deliveries were close to 33 million dwt, against scheduled deliveries of 76 million dwt, equivalent to a slippage rate of 56%. In 2016 the situation is expected to be similar, with shipowners delaying the delivery of vessels due to low freight rates and the absence of funding.

Dry Bulk Carriers: Scheduled Versus Actual Deliveries: 2006—2015

Source: Drewry

Apart from owners delaying the delivery of new tonnage, slippage is also a manifestation of the combined effects of (i) shipyards initially quoting unrealistic delivery times, (ii) inexperience among new shipbuilders, and (iii) financing problems associated with both shipowners securing finance and new shipyards obtaining development capital. In the current market global banks are skeptical about new lending to the shipping community, plus abysmal freight rates have led to restricted ordering activity by shipowners. Finally, shipbuilders have also started to shut down because of lack of business and inability to raise funds for building new ships.

Global Shipbuilding Capacity: 2008—2016

Source: Drewry

Future supply will also be affected by the level of removals from the fleet. At one level scrapping activity is a function of the age profile of the fleet, as all vessels have finite lives. However, the single biggest influence on the decision to scrap is the prevailing level of freight rates and the perceived market outlook. Strong freight rates encourage further trading, which minimizes tonnage offered to breakers. The converse applies, so when freight markets weaken, scrapping will normally increase. As a result of sluggish freight markets, there has been a marked increase in scrapping activity.

Dry Bulk Vessel Scrapping: 2005—2016

(Million Dwt)

The average age of vessels being sent for demolition has fallen from 33 years in 2007 to 24 years in 2016.

Source: Drewry

Average Vessel Age at Scrapping: 2007—2016

(Years)

Source: Drewry

Dry Bulk Carrier Demand

Dry bulk carriers play an important role in connecting points of resource extraction, such as mines and farms, with end users, such as steel mills and food processors. Due to the increasingly global supply chain and changing demand patterns for different raw materials, dry bulk carriers provide the most cost effective means of completing the supply chain than other methods such as air, rail, or truck transportation. Dry bulk trade is influenced by the underlying demand for the dry bulk commodities which, in turn, is influenced by the level of worldwide economic activity. Generally, growth in gross domestic product, or GDP, and industrial production correlate with peaks in demand for marine dry bulk transportation services.

In general terms, seaborne trade in dry bulk commodities has recovered well since the global recession of 2008/2009, although growth has moderated as a result of weaker demand for imported bulk commodities in key countries such as China.

Seaborne Dry Bulk Trade: 2000—2016

(Million Tons)

Source: Drewry

Although the Chinese government has been trying to move from an export-oriented to consumption-driven market model with decelerating growth, Chinese authorities have announced both monetary and fiscal measures to propel the economy which could boost demand for commodities. As such, China will continue to remain the key driver for the dry bulk market in the foreseeable future, especially in terms of steel production and iron ore imports, which remain at high levels as the following charts indicate.

China’s Steel Production: 2000—2016

(Million Tons)

Source: Drewry

China’s Iron-Ore Imports: 2000—2016

(Million Tons)

Source: Drewry

The changes in dry bulk trade in volume terms do however mask alterations that are taking place in the geographical structure of seaborne trade. Consequently, a better measure of demand for bulk shipping is the concept of ton-miles, which is calculated by multiplying the volume of cargo moved on each route by the distance of each voyage.

Dry Bulk Vessel Demand: 2000—2016

(Billion Ton Miles)

Source: Drewry

Between 2000 and 2015, ton-mile demand in the dry bulk sector increased from 7,606 to 16,574 billion ton-miles, equivalent to a CAGR of 5.3%. Ton-mile employment has grown faster than trade due to geographical shifts in the pattern of trade and an increase in average voyage lengths.

Due to the contraction in dry bulk carrier supply and steady, albeit lower growth in seaborne trade and vessel demand, the conditions are being laid for a recovery in the dry bulk market.

Dry Bulk Carrier Supply-Demand Balance: 2009—2016

Source: Drewry

Dry Bulk Carrier Freight Market

Dry bulk vessels are employed in the market through a number of different chartering options, which are summarized below.

•	Time Charter. A charter under which the vessel owner is paid charter hire on a per-day basis for a specified period of time. Typically, the ship-owner receives semi-monthly charter hire payments on a United States (U.S.) dollar-per-day basis and is responsible for providing the crew and paying vessel operating expenses while the charterer is responsible for paying the voyage expenses and additional voyage insurance. Under time charters, including trip time charters, the charterer pays voyage expenses such as port, canal and fuel costs and bunkers.

•	Trip Charter. A time charter for a trip to carry a specific cargo from a load port to a discharge port at a set daily rate.

•	Voyage Charter. A voyage charter involves the carriage of a specific amount and type of cargo on a load port-to-discharge port basis, subject to various cargo handling terms. Most of these charters are of a single voyage nature, as trading patterns do not encourage round voyage trading. The owner of the vessel receives one payment derived by multiplying the tonnage of cargo loaded on board by the agreed upon freight rate expressed on a U.S. dollar-per-ton basis. The owner is responsible for the payment of all voyage and operating expenses, as well as the capital costs of the vessel.

•	Spot Charter. A spot charter generally refers to a voyage charter or a trip charter, which generally lasts from ten days to three months. Under both types of spot charters, the shipowner would pay for vessel operating expenses, which include crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs and for commissions on gross revenues. The shipowner would also be responsible for each vessel’s intermediate and special survey costs.

•

Contract of Affreightment. A contract of affreightment, or CoA, relates to the carriage of multiple cargoes over the same route and enables the CoA holder to nominate different vessels to perform the individual voyages. Essentially, it constitutes a series of voyage charters to carry a specified amount of cargo during the term of the CoA, which usually spans a number of years. The entire vessel’s operating expenses, voyage expenses and capital costs are borne by the shipowner. Freight normally is agreed on a U.S. dollar-per-ton basis.

•	Bareboat Charter. A bareboat charter involves the use of a vessel usually over longer periods of time ranging over several years. In this case, all voyage related costs, mainly vessel fuel and port dues, as well as all vessel operating expenses, such as day-to-day operations, maintenance, crewing and insurance, are for the charterer’s account. The owner of the vessel receives monthly charter hire payments on a U.S. dollar per day basis and is responsible only for the payment of capital costs related to the vessel. A bareboat charter is also known as a “demise charter” or a “time charter by demise.”

In the time charter market, rates vary depending on the length of the charter period and vessel specific factors such as age, speed, size and fuel consumption. In the voyage charter market, rates are influenced by cargo size, commodity, port dues and canal transit fees, as well as delivery and redelivery regions.

Within the dry bulk shipping industry, the freight rate indices issued by the Baltic Exchange in London are the references most likely to be monitored. These references are based on actual charter hire rates under charters entered into by market participants as well as daily assessments provided to the Baltic Exchange by a panel of major shipbrokers. The Baltic Exchange, an independent organization comprised of shipbrokers, shipping companies and other shipping players, provides daily independent shipping market information and has created freight rate indices reflecting the average freight rates (which incorporate actual business concluded as well as daily assessments provided to the exchange by a panel of independent shipbrokers) for the major bulk vessel trading routes. These indices include the Baltic Panamax Index, or BPI, the index with the longest history and, more recently, the Baltic Capesize Index, or BCI. The following chart details the movement of the BPI, BCI, Baltic Supramax Index (BSI) and Baltic Handysize Index (BHSI).

Baltic Exchange Freight Indices: 2000—2016

(Index Points)

* The BSI is included from July 2005, and the BHSI from May, 2006.

Source: Baltic Exchange

Charter (or hire) rates paid for dry bulk vessels are generally a function of the underlying balance between vessel supply and demand. Over the past 25 years, dry bulk cargo charter rates have passed through cyclical phases and changes in vessel supply and demand have created a pattern of rate “peaks” and “troughs,” which can be seen from the chart above. Generally, spot/voyage charter rates will be more volatile than time charter rates, as they reflect short-term movements in demand and market sentiment. In the time charter market, rates vary depending on the length of the charter period as well as vessel specific factors, such as age, speed and fuel consumption. The market benchmark tends to be a 12-month time charter rate, based on a modern vessel.

Since 2011, rates have generally been weak as result of the gap between dry bulk carrier demand and supply. The following table indicates the trend in one-year time charter rates for Capesize, Panamax, Supramax and Handysize class vessels between 2000 and October 2016.

Dry Bulk Carrier One Year Time Charter Rates: 2000—2016

(In U.S. Dollars per Day)

Source: Drewry

Dry Bulk Carrier Asset Prices

Newbuilding prices are determined by a number of factors, including the underlying balance between shipyard output and newbuilding demand, raw material costs, freight markets and exchange rates. Secondhand vessel prices are influenced by newbuilding prices and also by vessel charter hire rates or earnings, although there is sometimes a lag in the relationship. The following chart illustrates changes in asset prices for dry bulk carriers by month from 2000 to October 2016.

Dry Bulk Carrier Newbuilding Prices

(In U.S. Millions of Dollars)

Source: Drewry

The dramatic increase in newbuilding prices and the strength of the charter market have also affected values in the secondhand market, to the extent that prices for dry bulk vessels rose sharply from 2004 reaching a peak in mid-2008. With vessel earnings running at relatively high levels and a limited availability of newbuilding berths, the ability to deliver a vessel early has resulted in increases in secondhand prices, especially for modern tonnage. Consequently, secondhand prices of modern dry bulk vessels in 2008 reached higher levels than those of comparably sized newbuildings.

Dry Bulk Carrier Secondhand Prices

(In U.S. Millions of Dollars)

Source: Drewry

However, this situation changed quickly when the freight market fell and values for all types of bulk vessels declined steeply in the second half of 2008. In the early part of 2009, prices for modern secondhand dry bulk vessels staged a modest recovery, only to fall back again in late 2010. From 2011 to the beginning of 2013 prices generally slipped across the board irrespective of ship size, and after a marginal improvement in 2013-2014, they fell again through 2015. However, it appears that for the moment prices have stabilized as a result of the freight market recovering from all-time lows recorded in February 2016.

Ratio of 10-year Secondhand Price to Scrap Price

Source: Drewry

Oil Tanker Shipping

Market Summary

Recent conditions in the oil tanker market have generally been more favorable than dry bulk, but the signs are that this sector is entering a period of uncertainty. The current status of the oil tanker market can be summarized as follows:

•	The sharp decline in crude oil prices in late 2014 as a result of a supply glut pushed up tanker demand through increased crude transport and floating storage.

•	Supply side growth was moderate and the tighter balance between supply and demand led to a surge in freight rates in late 2014 and for much of 2015.

•	Improved earnings for tanker operators stimulated a round of new vessel ordering.

•	In 2015 a total of 43.7 million dwt of new orders were placed.

•	As of October 31, 2016 the tanker orderbook stood at 71.0 million dwt (15.6% of the total fleet capacity).

•	A total of 308 newbuilding vessels out of 468 on order are scheduled for delivery in the remainder of 2016-2017.

•	Tanker supply is set to grow faster than demand, and profitability in the sector is expected to decline because of weaker tanker freight rates.

•	Asset prices in the tanker sector may fall because of low steel prices and spare capacity available at shipyards on account of low ordering activity.

Oil Tanker Supply

Crude oil is transported in uncoated vessels, which range upwards in size from 55,000 dwt. Products are carried in coated and un-coated ships and include commodities such as fuel oil and vacuum gas oil (often referred to as “dirty products”), gas oil, gasoline, jet fuel, kerosene and naphtha (often referred to as “clean products”). In addition, some product tankers are also able to carry bulk liquid chemicals and edible oils and fats if they have the appropriate International Maritime Organization (IMO) certification. These vessels are classified as product/chemical tankers, and as such, they represent a swing element in supply. They have the ability to move between product and edible oil, chemical trades depending on market conditions. Clean petroleum products are therefore carried by non-IMO product tankers and IMO certified product/chemical tankers. IMO tankers will also carry, depending on their tank coatings, a range of other products including organic and inorganic bulk liquid chemicals, vegetable oils, animal fats and special products such as molasses.

As of October 31, 2016 the total oil tanker fleet (crude and products tankers) consisted of 3,366 ships with a combined capacity of 453.5 million dwt. The breakdown of the tanker fleet by type and size is shown in the table below.

The Oil Tanker Fleet

(October 31, 2016)

Vessel Type	Deadweight Tons (Dwt)	Number of Vessels	% of Fleet	Capacity M Dwt	% of Fleet
Crude Tankers
VLCC	200,000+	689	34.3	211.9	57.0
Suezmax	120-199,999	506	25.2	78.6	21.1
Aframax	80-119,999	690	34.3	74.3	20.9
Panamax	55-79,999	86	4.3	5.9	1.6
Handymax	10-54,999	39	1.9	0.9	0.3

Total Crude Fleet		2,010	100.0	371.6	100.0

Product Tankers
Long Range 2 (LR2)	80,000+	272	20.1	30.3	37.0
Long Range 1 (LR1)	55-79,999	308	22.7	22.6	27.6
Medium Range 2 (MR2)	40-54,999	464	34.2	21.7	26.5
Medium Range 1 (MR1)	25-39,999	143	10.5	4.9	5.9
Handy	10-24,999	169	12.5	2.5	3.0

Total Product Fleet		1,356	100.0	81.9	100.0

Total Fleet
VLCC(1)	200,000+	689	20.5	211.9	46.7
Suezmax(2)	120-199,999	506	15.0	78.6	17.3
Aframax(3)	80-119,999	962	28.6	104.6	23.1
Panamax(4)	55-79,999	394	11.7	28.5	6.3
Handy/Handymax(5)	10-54,999	815	24.2	29.9	6.6

Total Tanker Fleet		3,366	100.0	453.5	100.0

(1)	All vessels above 200,000 dwt
(2)	All vessels between 120-199,999 dwt
(3)	Aframax crude tankers plus LR2 product tankers
(4)	Panamax crude tankers plus LR1 product tankers
(5)	Handymax crude tankers plus MR & Handy product tankers

Source: Drewry

New ordering of tankers picked up in late 2014 and 2015 because of the continued strength in the tanker freight market on account of tight supply demand dynamics and shipowners seeking exemptions from compliance to tier III nitrogen-oxide (NOx) emission norms for vessels ordered before January 1, 2016. As a result, the tanker orderbook surged by 68.4% from 47.6 million dwt in December 2013 to 80.2 million dwt in December 2015.

Oil Tanker Orderbook as Percent Existing Fleet

(October 31, 2016)

*	As of October 31, 2016

Source: Drewry

Oil Tanker Demand

Demand for oil traded by sea is principally affected by world and regional economic conditions, as well as other factors such as changes in the location of productive capacity and variations in regional prices. Demand for shipping capacity is a product of the physical quantity of the cargo (measured depending on the cargo in terms of tons or cubic metrics) together with the distance the cargo is carried. Demand cycles move broadly in line with developments in the global economy, with demand for products slowing significantly in the period immediately after the onset of the global economic downturn in late 2008, before recovering gradually from 2011 onwards with the general improvement in the economic climate. Provisional data for 2015 suggests that world oil demand was 94.5 million barrels per day (mpbd), an increase of 1.8% in 2014. Between 2005 and 2015, world oil demand grew by a CAGR of 1.2%.

World Seaborne Crude and Refined Products Trade

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015(1)	CAGR% 05-15
Seaborne Trade—Million Tons
Crude Oil	2,076	2,086	2,102	2,111	2,025	2,083	2,052	2,105	2,044	2,035	2,107	0.1%
Refined Products	618	648	695	745	733	810	860	859	904	912	951	4.4%
Total	2,694	2,734	2,797	2,856	2,758	2,893	2,912	2,964	2,948	2,947	3,058	1.3%

Ton Mile Demand—Billion Ton Miles
Crude Oil	8,447	8,626	8,707	8,853	8,512	8,918	8,808	9,202	8,889	8,874	9,075	0.7%
Refined Products	1,691	1,787	2,013	2,209	2,284	2,514	2,566	2,586	2,733	2,844	2,987	5.9%
Total	10,138	10,413	10,720	11,062	10,796	11,432	11,374	11,788	11,622	11,718	12,062	1.8%

Average Voyage Lengths (Miles)
Crude Oil	4,069	4,135	4,142	4,194	4,203	4,282	4,293	4,372	4,348	4,361	4,306	0.6%
Refined Products	2,736	2,758	2,897	2,966	3,117	3,104	2,984	3,010	3,023	3,118	3,141	1.4%

(1)	Provisional

Source: Drewry

In 2015, 3.1 billion tons of crude oil and products were moved by sea. Of this, crude shipments constituted 2.1 billion tons of cargo and products constituted 1.0 billion tons.

The Oil Tanker Freight Market

Tanker charter hire rates and vessel values for all tankers are influenced by the supply and demand for tanker capacity. Also, in general terms, time charter rates are less volatile than spot rates, because they reflect the fact that the vessel is fixed for a longer period of time. In the spot market, rates will reflect the immediate underlying conditions in vessel supply and demand and are thus prone to more volatility. The trend in spot rates since 2005 for the main tanker classes is shown in the chart below.

Oil Tanker—Spot (Time Charter Equivalent (TCE)) Rates: 2005—2016

(In U.S. Dollars per Day)

Source: Drewry

Freight rates in the tanker sector started to improve in the second half of 2014 as a result of:

•	Increased trade due to higher stocking activity and improved demand for oil products

•	Longer voyage distances because of refining capacity additions in Asia

•	Product tankers also carrying crude encouraged by firm freight rates for dirty tankers

Oil Tanker Asset Prices

Tanker newbuilding prices increased significantly between 2003 and 2007 primarily as a result of increased tanker demand. Thereafter prices weakened in the face of a poor freight market and lower levels of new ordering. In late 2013, prices started to recover and they continued to edge up slowly during 2014 before falling by a small amount in late 2015/early 2016. For most oil tanker sizes, newbuilding prices are still below the peaks reported at the height of the market boom in 2008 and also below long-term averages.

VLCC: Newbuilding & Secondhand Prices: 2005—2016

(In Millions of U.S. Dollars)

Source: Drewry

Container Shipping

Market Summary

The main characteristics of the container shipping market as of November 2016 can be summarized as follows:

•	In recent years there has been a rapid increase in containership sizes, but more volatility in cargo volumes and less frequency in some services.

•	The market has witnessed increased volatility in rates and increased operational unreliability of carrier services.

•	A major container line has recently gone bankrupt and the industry is undergoing significant economic distress.

•	A reduction in sailing speeds and slow steaming and longer transit times have become more prevalent.

•	In certain trades there is growing over-capacity as a result of new ultra large vessels being deployed on the main, which in turn has cascaded existing ships into other trades.

•	There is also a growing split between cash-rich and cash-poor ocean carriers and an increasing role of carrier alliances and operational agreements and outright consolidation throughout the industry as a result of take-overs and mergers.

•	The sale of carrier assets, including logistics divisions, terminals and vessels, is taking place and more is expected to follow.

•	Costly regulations are adding to the woes of operators.

Containership Supply

Containerships are typically “cellular,” which means they are equipped with metal guide rails to allow for rapid loading and unloading and provide for more secure carriage. In some cases, smaller containerships will be equipped with their own cranes for loading and unloading. These ships are often referred to as “geared” ships. The larger ships, typically over 3,000 TEU, are virtually all “gearless.” There are no industry-accepted definitions of the container fleet, but Drewry classifies the fleet by the following main categories.

World Container Fleet by Size and Typical Deployment:

(October 31, 2016)

Class	Fleet Size (TEU)	Typical Deployment	Number of Ships	000 TEU
ULCV	18,000+	Typically deployed on high volume trade routes between Asia and Europe	44	823
Very Large	14,000-17,999		80	1,184
Large	10,000-13,999	Asia-Europe trades and Transpacific trades	224	2,724
Super Post Panamax	8,000-9,999	East-west trades, Latin America, Asia to Mid-East	476	4,167
Post Panamax	5,000-7,999	North-south trades and non main line East-west trades	602	3,617
Panamax	3,000-4,999	North-south trades and non main line East-west trades	852	3,524
Intermediate/Handy/Feeder	100-2,999	Intra-regional, feeder and other smaller volume non main line trades	2,910	3,972

Total Fleet			5,188	20,010

Source: Drewry

Containership deployment patterns are continually subject to change, and in recent years it has been evident that on the intra-regional trade routes (where volumes have risen substantially) larger vessels, especially in the 1,000-2,999 TEU bracket, have increasingly been deployed. There has also been an expansion in the number of 4,000 TEU and larger Panamax and Post-Panamax vessels finding deployment on North-South and other non-mainlane trades, with vessels of over 8,000 TEU in capacity deployed on certain high volume routes.

Containership Fleet Development: 2000—October 2016

(Million TEU & Percent)

Source: Drewry

As of October 31, 2016, the global fully cellular container fleet comprised 5,188 vessels with a combined capacity of 20.0 million TEU. The containership fleet is estimated to have grown by 6.4% in 2014 and by a further 8.4% in terms of capacity in 2015. As such, in 2014 and 2015 supply growth has outstripped demand and this is the main reason for the current market weakness.

As at October 31, 2016, the containership orderbook was 3.4 million TEU, equivalent to 17.0% of the fleet. Recent containership contracts have been heavily focused on very large and ultra large containerships, and of the 278 vessels ordered since the start of 2015, 116 vessels were in excess of 10,000 TEU.

Containership Orderbook: 2005—2016

(Million TEU)

Source: Drewry

A significant proportion of the ships of 10,000 TEU capacity and above on the current orderbook has been driven by container liner companies seeking larger vessels to minimize average costs per TEU slot. Container liner companies have continued to maximize economies of scale by deploying large TEU capacity and more fuel-efficient vessels which benefit from lower fuel consumption, operating expense benefits and other costs per TEU of capacity. Furthermore, modern designs, including wide-beam designs, can provide increased homogenous TEU capacity per nominal intake compared to older vessels of a similar nominal TEU capacity, providing further unit cost advantages. As such, container liner operators have maintained an interest in larger vessels, despite a significant fall in the cost of fuel since the second half of 2014.

Containership Demand

Container shipping occupies an increasingly important position in world trade and is the fastest growing sector of international shipping. Containerships are the principal way to transfer finished and semi-finished goods. Container shipping is responsible for the movement of a wide range of goods between different parts of the world in a unitized form and, since its beginnings in the late 1960s; containerization has become an integral part of the global economy.

A wide range of cargoes are transported by container but most notably container transportation is responsible for the shipment of a diverse selection of manufactured and consumer goods. These cargoes are transported by container to end users in all regions of the world, and in particular, from key producing and manufacturing regions to end users in the world’s largest consumer economies. Participants in the container shipping industry include:

•	Container Liner Companies, which operate container shipping services and in many instances own containerships;

•	Tonnage Providers or containership owners, which own containerships and charter them out to container liner companies; and

•	Shippers who require the seaborne movement of containerized goods.

Growth in global container trade correlates strongly with macroeconomic indicators such as import volume, consumer spending and global GDP growth. The ratio between global GDP growth and container trade growth has generally narrowed during the last five years, although the ratio varies from year to year. In the ten years between 1998 and 2008, global container trade grew at an estimated 2.6 times global GDP growth, while between 2010 and 2015, the multiplier averaged an estimated 1.5.

Growth in global container trade has been driven by growth in world merchandise trade, and the growing share in the containerized part thereof, along with the expansion in ‘containerization’ of new commodities and the trend towards globalization. During the period 2000-2015, global container trade (loaded container moves) grew by a CAGR of 6.8%. In 2015 container trade was equivalent to 187 million TEU.

World Container Trade and Global GDP: 2000-2015

(Million TEU & Percent)

Source: Drewry

The Containership Charter Market

The main factors affecting charter rates are primarily supply and demand for container shipping. Charters can be on a spot, short-term or long-term basis. The shorter the charter period, the greater the charter rate is affected by the current supply/demand balance and by the current phase of the market cycle. For longer charter periods, from three years to ten years, charter rates tend to be more stable and less cyclical. Other factors affecting charter rates include the age and characteristics of the ships (including fuel consumption, speed, new design, whether geared or gearless) and supply demand dynamics.

Pricing of containership transportation services occurs against a background of a highly competitive global containership charter market. Containership charter hire rates depend on the supply of, and demand for, containership capacity, and can vary significantly from year to year. Containership economies of scale mean that the daily time charter hire rate per TEU for a larger containership is less than for a ship with lower TEU capacity.

The onset of the global economic downturn and the resulting slowdown in container trade growth created a relative oversupply of capacity, leading to a rapid decrease in containership earnings in the latter half of 2008, which continued in the first half of 2009, with earnings remaining depressed during the rest of the year. In 2010, containership charter hire rates registered an upward trend over the year as a whole and made further gains in early 2011 before decreasing sharply in the second half of 2011 and remaining depressed through 2012, 2013 and 2014. There was a small upturn in charter hire rates towards the end of 2014 and into the first half of 2015, but since then, rates have softened and generally remain below historical averages.

Containership Time Charter Rates

(In U.S Dollars per Day)

Source: Drewry

Containership Asset Prices

Containership newbuilding prices reflect both the demand for vessels as well as the cost of acquisition of new containerships by owners from shipyards, which is influenced by the cost of materials and labor, availability of shipbuilding capacity, and the impact of demand from other shipping sectors on shipyards. Economies of scale in containership building mean that the cost per TEU involved in building larger containerships is less than for vessels with smaller TEU capacity. The graph below shows the historical development of containership asset prices since 2000.

Containership Asset Prices

(In Millions of U.S. Dollars)

Source: Drewry

As the containership charter market plays an increasingly important role in the container shipping industry, the market for the sale and purchase of secondhand containerships has also expanded. Secondhand vessel prices are influenced by newbuilding prices and also by vessel charter hire rates or earnings, although there is sometimes a lag in the relationship.

Activity on the secondhand market for containerships has grown steadily in recent years. A portion of this activity has been constituted by the sale of containerships by container liner companies to tonnage providers. These sales have commonly been accompanied by “time charter back” arrangements whereby the container liner company sells the vessel, removing the asset from its balance sheet, then, as part of the transaction, arranges a time charter of the vessel from the party to which it has sold the ship. The liquidity of the secondhand sales market is much greater for small and medium-sized containerships than for large vessels.

MANAGEMENT

Directors and executive officers

Our directors and executive officers, each of whose business address is Hunter Maritime Acquisition Corp., c/o MI Management Company, Trust Company Complex, Suite 206, Ajeltake Road, P.O. Box 3055, Majuro, Marshall Islands MH96960, are as follows:

Name	Age	Position

Marc Saverys	62	Chairman of the Board of Directors, Class III Director

Alexander Saverys	38	Chief Executive Officer and Class III Director

Ludovic Saverys	33	Chief Financial Officer, Secretary and Class II Director

Benoit Timmermans	55	Chief Commercial Officer and Class II Director

Thomas Rehder*	60	Class I Director

*	Has agreed to serve on our board of directors effective immediately after the effectiveness of the registration statement of which this prospectus forms a part.

Marc Saverys, the Chairman of our board of directors and a Class III director, graduated from the University of Ghent in 1976 with a degree in law. In 1975 he joined Bocimar’s chartering department, the dry bulk division of the CMB Group. In 1985 he left Bocimar and became Managing Director of Exmar, which at that time became a diversified shipowning company, where he was in charge of the drybulk division. He currently holds director’s mandates in various companies belonging to the CMB Group. He became a director of CMB Group in 1991 and was Managing Director of CMB Group from April 1992 through September 2014 when he was appointed as chairman. During the period from 2003 through July 2014, he served as the Chairman of the Board of Euronav, and served as a Vice-Chairman of the Board of Euronav from July 2014 until December 2015. Mr. Marc Saverys is the father of Mr. Alexander Saverys, our Chief Executive Officer and a director, and Mr. Ludovic Saverys, our Chief Financial Officer and a director.

Alexander Saverys, our Chief Executive Officer and a Class III director, has a master of laws (University of Leuven and Madrid) and holds an MBA of the Fachhochschule für Wirtschaft Berlin. In 2004 he founded Delphis NV, a company offering multimodal transport solutions throughout Europe. He became a director of CMB Group in 2006 and was appointed Managing Director in September 2014. Mr. Alexander Saverys is the son of Mr. Marc Saverys, our Chairman of the Board, and the brother of Mr. Ludovic Saverys, our Chief Financial Officer and Secretary and a director.

Ludovic Saverys, our Chief Financial Officer and Secretary and a Class II director, has served on the Board of Directors of Euronav since May 13, 2015 and is member of Euronav’s Remuneration Committee and a member of the Health, Safety, Security and Environmental Committee. Ludovic Saverys currently serves as Chief Financial Officer of CMB Group and as General Manager of Saverco NV. He has also served as a director of Moore Stephens (Belgium) since December 2014. During the time he lived in New York, Mr. Saverys served as Chief Financial Officer of MiNeeds Inc. from 2011 through 2013 and as Director of SURFACExchange Ltd from 2009 through 2013. He started his career as Managing Director of European Petroleum Exchange (EPX) in 2008. From 2001 through 2007 he followed several educational programs at universities in Leuven, Barcelona and London from which he graduated with M. Sc. degrees in International Business and Finance. Mr. Ludovic Saverys is the son of Mr. Marc Saverys, our Chairman of the Board, and the brother of Mr. Alexander Saverys, our Chief Executive Officer and a director.

Benoit Timmermans, our Chief Commercial Officer and a Class II director, graduated in law from the University of Louvain in 1983. He also holds an MBA degree from the University of Navarra, Barcelona. After two years of retail banking experience he joined Almabo in 1989 and became Assistant Financial Manager after the take-over of CMB Group. He was CFO of the CMB Group’s liner division SCL (1996), Managing Director of the French company SAGA (1997) and was appointed Managing Director of Bocimar in 2003.

Thomas Rehder, a Class I director, has a total of 32 years of experience in the shipping industry. Since 1987, Mr. Rehder has been a managing partner at Carsten Rehder GmbH & Co., or Carsten Rehder, a family-owned company located in Hamburg, Germany which currently operates 20 container vessels and five supramax and handysize bulk carriers. Mr. Rehder began his career at Carsten Rehder in 1984 as a chartering broker and has been responsible for the shipowning side of the business since 1996. Carsten Rehder was a 50% owner of single purpose entities that served as general partner of five single-ship KG companies that became insolvent between 2013 and 2015. Mr. Rehder served as a managing director of the general partner entities, but resigned from this position prior to the insolvencies. From 1981 to 1984, Mr. Rehder worked as a chartering broker for Intercontinent Chartering Inc. in New York. Mr. Rehder holds a position as a member of the council of the German Shipowners’ Association. From 2014 to 2015, Mr. Rehder was president of the European Community Shipowners’ Association and is currently a board member. Additionally, he is a board member of Det Norske Veritas GL Group AS, Oslo. Prior to obtaining his business degree from the European Business School in Frankfurt, Germany, Mr. Rehder served in the German navy and worked as assistant shipyard manager.

Corporate Governance Practices

As an FPI, we are permitted to follow home country practice in lieu of certain of NASDAQ’s corporate governance requirements that are applicable to U.S. companies listed on NASDAQ. Upon our listing on the NASDAQ Capital Market, we will certify to NASDAQ that our corporate governance practices are in compliance with, and are not prohibited by, the laws of the Republic of the Marshall Islands. The significant ways in which our corporate governance practices differ from those followed by U.S. companies listed on NASDAQ are summarized below.

Number and terms of directors

Our board of directors will have five directors and will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors will expire at our first annual meeting of shareholders. The term of office of the second class of directors will expire at the second annual meeting. The term of office of the third class of directors will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals will have been, or will be, a principal of or affiliated with a blank check company that has its common shares listed for trading on NASDAQ, the New York Stock Exchange or another nationally recognized exchange. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise will enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Director independence

NASDAQ listing standards require, among other things, that a listed U.S. company has a board of directors comprised of a majority of independent directors, as defined in the NASDAQ listing standards and applicable SEC rules. As permitted under Marshall Islands law, we expect that our Board of Directors will initially be comprised of one independent director and four executive directors.

Our independent director(s) may have meetings at which only independent directors are present. In addition, the independent director(s) will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the independent director will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The approval of the independent director(s) will be required for any affiliated party transaction.

Committees of the Board of Directors

Audit Committee

NASDAQ listing standards require, among other things, that a listed U.S. company has an audit committee with a minimum of three members, all of whom are independent. As permitted by Rule 10A-3 under the Exchange Act, we expect that our audit committee will initially be comprised of one independent director.

Upon the effective date of the registration statement of which this prospectus forms a part, our board of directors will establish an audit committee that reports to the board of directors. Thomas Rehder will serve as the sole member of our audit committee. Our board of directors has determined that Mr. Rehder has the financial experience and other relevant experience necessary to effectively perform the duties and responsibilities of the audit committee.

The audit committee will be responsible for:

•	meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre approving all audit services and permitted non audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our initial shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Executive Sessions

NASDAQ listing standards require that the board of directors of a U.S. listed company convene regular meetings of independent directors in executive session without management present. Executive sessions should occur at least twice a year. As permitted under Marshall Islands law, we do not expect our independent director(s) to hold executive sessions without management present.

Corporate Governance Guidelines

NASDAQ listing standards require that a listed U.S. company adopt a code of conduct applicable to all directors, officers and employees, which shall be publicly available and which must provide for an enforcement mechanism. Disclosure of any director or officer’s waiver of the code and the reasons for such waiver is required. We are not required to adopt such guidelines under Marshall Islands law and we do not expect to adopt such guidelines.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or initial shareholders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with our initial business combination. However, our executive officers and directors will be reimbursed for any out of pocket expenses incurred in connection with activities on our behalf, such as activities relating to our formation, organization and initial capitalization, attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out of pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement. To the extent such out of pocket expenses exceed the available proceeds not deposited in the trust account and proceeds withdrawable from the trust account, such out of pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

In addition, while our executive officers currently intend to remain with us following our initial business combination, neither they nor our directors may eventually do so depending on the sector in which we will operate after consummating our initial business combination. If they do remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

We anticipate that each of our non-executive directors will receive annual cash compensation in the aggregate amount of $75,000 (payable quarterly), plus an additional fee of $25,000 for serving as the chairman of the audit committee. Mr. Rehder will be our only non-executive director, and will also be chairman of the audit committee, upon the closing of this offering.

Code of Ethics and Committee Charters

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit committee charter as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a report on Form 6-K.

Certain Reporting Obligations

As a FPI, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our executive officers and directors is required to commit full time to our affairs and, accordingly, our officers and directors will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “—Directors and executive officers” and later in this section.

•	In addition, our independent director(s) may have fiduciary duties or contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent director(s) are under no obligation to present to us opportunities for a potential business combination of which they become aware, unless the particular opportunity was expressly offered to the independent director solely in his capacity as one of our directors.

•	Unless we consummate our initial business combination, our executive officers and directors will not receive reimbursement for any out of pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and amounts from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for up to 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our executive officers and directors could influence our executive officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest. Specifically, our executive officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•	Our executive officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if (i) the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination or (ii) the business combination would be with a counterparty that is affiliated with our sponsor, officers or directors.

•	Our sponsor’s entire investment in us will be lost if we do not consummate a business combination within 24 months from the closing of this offering. This amount is comprised of consideration paid by it for the initial securities and the private placement warrants. These amounts are in addition to (i) fees and expenses for our liquidation which our sponsor has agreed to pay if we do not have sufficient funds outside of the trust account to pay for such expenses, (ii) claims made against the trust account by creditors who have not executed waivers of claims and (iii) amounts paid in connection with the limit orders discussed below.

•	Our initial shareholders will own approximately 20% of our outstanding common shares and 3,333,333 warrants to purchase Class A common shares upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option). This significant ownership interest may dissuade potential acquirors from seeking control of us after we consummate our initial business combination.

As a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting our investment criteria to multiple entities. The above mentioned conflicts may not be resolved in our favor. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business or businesses with significant growth potential on favorable terms.

Our initial shareholders have agreed to vote all of the common shares held by them at the time that a vote is conducted, if any, in favor of our initial business combination and any related amendment to our amended and restated articles of incorporation. In addition, our initial shareholders have agreed to waive their right to participate in any liquidating distribution with respect to only their founder shares.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A common shares offered by this prospectus (assuming no purchase of units in this offering by the persons listed below), of:

•	each person known by us to be the beneficial owner 5% or more of our outstanding common shares; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.

		Approximate Percentage of Outstanding Common Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Before Offering	After Offering
Bocimar Hunter NV(2)	4,312,500	100%	20%
All directors and executive officers as a group(3)	0	0%	0%

(1)	These amounts do not include the Class A common shares underlying the private placement warrants.
(2)	CMB Group and Bocimar International NV own 99% and 1%, respectively, of Bocimar Hunter NV and, as such, may be deemed to share beneficial ownership of these common shares held by Bocimar Hunter NV. In addition, CMB Group has agreed to purchase, directly or indirectly through an affiliated entity (other than the Sponsor), 200,000 units in this offering at the public offering price, each unit consisting of one Class A common share and one-half of one warrant, each whole warrant entitling holder to purchase one Class A common share. In addition, Messrs. Alexander Saverys, Ludovic Saverys, Benoit Timmermans and Dirk Van Meer may be deemed to share beneficial ownership of the common shares held by Bocimar Hunter NV by virtue of their status as directors of Bocimar Hunter NV. CMB Group, Bocimar International NV and Messrs. Alexander Saverys, Ludovic Saverys, Timmermans and Van Meer disclaim such beneficial ownership.
(3)	Does not include common shares that may be deemed to be beneficially owned by Messrs. Alexander Saverys, Ludovic Saverys, and Timmermans described in footnote (2) above.

Upon completion of this offering, our initial shareholders will own approximately 20% of our issued and outstanding common shares, which could permit it to effectively influence the outcome of all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

In addition, our sponsor has committed to purchase an aggregate of 3,333,333 private placement warrants (or 3,633,333 if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A common share at $11.50 per share, subject to adjustments as described herein, at a price of $1.50 per warrant ($5,000,000 in the aggregate or $5,450,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 24 months from the closing of this offering, the private placement warrants will expire worthless.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any shares of Class A common shares issued upon exercise of the private placement warrants are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders. Those lock-up provisions provide that our initial shareholders may not transfer, assign or sell such securities (i) in the case of the founder shares, until the earlier of (a) one year after the completion of our initial business combination, (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their common shares for cash, securities or other property, or (c) the date on which the closing price of our Class A common shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; and (ii) in the case of the private placement warrants and the respective Class A common shares underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our executive officers or directors, any affiliates or family members of any of our executive officers or directors, any members of our sponsor or any affiliates or family members of members of our sponsor, or any affiliates (or their employees) of our sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) if a holder is an entity, as a distribution to its partners, shareholders or members upon its liquidation; (g) in the event of our liquidation prior to our completion of our initial business combination; (h) by virtue of the laws of Belgium or the sponsor’s constitutional documents upon dissolution of our sponsor; or (i) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their common shares for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) and (h) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights Agreement

We have entered into a registration rights agreement with respect to the founder shares and private placement warrants, which is described under the heading “Description of Securities—Registration Rights.”

CERTAIN TRANSACTIONS

On July 11, 2016, we issued an aggregate of 4,312,500 founder shares to our sponsor in exchange for a capital contribution of $25,000, or $0.006 per share. We will effect a pro rata share capitalization resulting in an increase in the total number of our common shares outstanding such that the total number of founder shares would represent 20% of the total number of common shares outstanding upon completion of this offering (assuming no exercise of the underwriters’ over-allotment option). If we increase or decrease the size of this offering, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B common shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding common shares upon the consummation of this offering. In the case that additional Class A common shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the business combination, the ratio at which Class B common shares shall convert into Class A common shares will be adjusted so that the number of Class A common shares issuable upon conversion of all Class B common shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all common shares outstanding upon the completion of this offering plus all Class A common shares and equity-linked securities issued or deemed issued in connection with the initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or pursuant to warrants issued to our sponsor, after taking into account any Class A common shares redeemed in connection with the initial business combination.

Our sponsor has committed to purchase an aggregate of 3,333,333 private placement warrants (or 3,633,333 if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A common share at $11.50 per share, subject to adjustments as described herein, at a price of $1.50 per warrant ($5,000,000 in the aggregate or $5,450,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one Class A common share at $11.50 per share, subject to adjustments as described herein. The private placement warrants (including the Class A common shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

We currently maintain an office at De Gerlachekaai 20, BE 2000 Antwerp, Belgium. The cost for our use of this space is included in the $10,000 per month fee we expect to pay to CMB Group for office space, secretarial support and administrative services, commencing on the date that our securities are first listed on NASDAQ. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, will be paid by us to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, other than compensation paid to our non-executive director(s) as described under the heading “Management—Executive Officer and Director Compensation.” However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as those relating to our formation, organization and initial capitalization, identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Our sponsor has provided an unsecured loan to us in the amount of up to $250,000 to fund a portion of the expenses of our offering expenses. The loan will be repaid upon the closing of this offering out of the estimated $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses. As of the date of this prospectus, we have drawn down an aggregate of $50,000 under the promissory note with our sponsor. This loan is unsecured and bears interest at a rate per annum of LIBOR plus 0.60%.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being disclosed to our shareholders, to the extent then known, in our tender offer materials, or other like materials, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, if any, as it will be up to the directors of the post-combination business to determine executive and director compensation.

CMB Group has agreed to purchase, directly or indirectly through an affiliated entity (other than the Sponsor), 200,000 units in this offering at the public offering price.

We have entered into a registration rights agreement with respect to the founder shares and private placement warrants, which is described under the heading “Description of Securities—Registration Rights.”

DESCRIPTION OF SECURITIES

General

We are a corporation formed under the laws of the Republic of the Marshall Islands on June 24, 2016 and our affairs are governed by our amended and restated articles of incorporation, our amended and restated bylaws, and the laws of the Republic of the Marshall Islands. Pursuant to our amended and restated articles of incorporation, we are authorized to issue up to 400,000,000 Class A common shares, par value $0.0001 per share and 100,000,000 Class B common shares, par value $0.0001 per share. Immediately after the completion of this offering, we will have 15,000,000 and 3,750,000 Class A and Class B common shares outstanding, respectively (assuming that the underwriters’ over-allotment option has not been exercised). The underwriting agreement and our amended and restated articles of incorporation prohibit us, prior to our initial business combination, from issuing additional units, additional common shares, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common shares or preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common shares on our initial business combination; provided that, we may issue additional equity in connection with consummating our initial business combination.

At or promptly following the completion of our initial business combination, we will use our best efforts to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. Pursuant to a letter agreement with our sponsor, (i) we have agreed not to complete the initial business combination if we are unable to obtain the required shareholder approval and (ii) we have agreed that we will not pay dividends (which, for the avoidance of doubt, does not include payments to redeem any of our public shares or payments upon our liquidation) to our shareholders until we have moved our corporate domicile from the Marshall Islands to Belgium, or another jurisdiction acceptable to our sponsor, in each case, subject to waiver by our sponsor. In addition, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of such transfer of our corporate domicile. Members of our management team also have agreed to vote any public shares purchased during or after this offering in favor of the transfer of our corporate domicile.

Founder Shares

On July 11, 2016, we issued to our sponsor an aggregate of 4,312,500 founder shares in exchange for a capital contribution of $25,000, or $0.006 per share.

The founder shares are identical to the Class A common shares included in the units being sold in this offering, except that:

•	only holders of the founder shares will vote on the election of directors prior to our initial business combination;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our initial shareholders have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their founder shares in connection with a shareholder vote to approve an amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, and (iii) waive their rights to liquidating distributions from the trust account with respect to only their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need at least 5,625,001, or 37.5%, of the 15,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised). The members of our management team also have entered into agreements with us similar to the one entered into by our sponsor to (i) vote their shares in favor of our initial business combination if submitted to our shareholders for a vote, and (ii) waive their redemption rights in connection with the completion of our initial business combination, in each case, with respect to any public shares acquired by them in or after this offering; and

•	the founder shares are automatically convertible into Class A common shares at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail herein.

If we increase or decrease the size of the offering under the Securities Act, we will effect a stock dividend or share contribution back to capital, as applicable, with respect to our Class B common shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding common shares upon the consummation of this offering. In the case that additional Class A common shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the business combination, the ratio at which Class B common shares shall convert into Class A common shares will be adjusted so that the number of Class A common shares issuable upon conversion of all Class B common shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all common shares outstanding upon the completion of this offering plus all Class A common shares and equity-linked securities issued or deemed issued in connection with the initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or pursuant to warrants issued to our sponsor, after taking into account any Class A common shares redeemed in connection with the initial business combination.

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of (i) one year after the completion of our initial business combination and (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their common shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our Class A common shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Units

Each unit consists of one Class A common share and one-half warrant. The units being sold in this offering are expected to begin trading on or promptly after the date of this prospectus. The Class A common shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our having submitted the Form 6-K report described below and having issued a press release announcing when such separate trading will begin. Once the Class A common shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A common shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade warrants.

In no event will the Class A common shares and warrants be traded separately until we have submitted to the SEC a report on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will submit the Form 6-K report promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial submission of such report on Form 6-K, a second or amended report on Form 6-K will be submitted to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Shares

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. These provisions of our amended and restated articles of incorporation may only be amended with the approval of at least 90% of our common shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class.

Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with any vote required for our initial business combination, our initial shareholders have agreed to vote all of the common shares owned by them prior to the completion of this offering with respect to our initial business combination. Our executive officers, directors and initial shareholders also have agreed that if they acquire common shares (including Class A common shares included in units so acquired) in or following the completion of this offering they will vote all such acquired shares in favor of our initial business combination.

Our amended and restated articles of incorporation provide that we have 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (less up to $100,000 of investment earnings to pay dissolution expenses and net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to our obligations under Marshall Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the above-specified time period.

Our initial shareholders have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time frame.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed that they will not propose any amendment to our amended and restated articles of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering unless we provide our public shareholders with the opportunity to redeem their Class A common shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including investment earnings (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described elsewhere herein. For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we may seek shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Our common shares have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common shares, except that public shareholders, other than our initial shareholders and members of our management team, have the right to have their common shares redeemed in connection with the initial business combination. Public shareholders who redeem their common shares in connection with the initial business combination will still have the right to exercise the warrants that they received as part of the units.

Our amended and restated articles of incorporation provides that before our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common shares sold in this offering on a business combination.

Preferred Stock

Our amended and restated articles of incorporation authorize the issuance of up to 50,000,000 shares, par value $0.0001 per share, of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common shares. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. However, our amended and restated articles of incorporation prohibits us from issuing preferred stock that participates in any manner in the proceeds of the trust account or which votes as a class with the common shares on our initial business combination, but we may issue preferred stock in connection with the consummation of our initial business combination. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each full warrant entitles the holder to purchase one Class A common share at a price of $11.50 per share, subject to adjustment as discussed below, at any time, unless the warrants have previously expired, commencing on the later of:

•	30 days after the consummation of the initial business combination; and

•	12 months from the closing of this offering; provided that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the Class A common shares issuable upon exercise of the warrants is effective and a current prospectus relating to the Class A common shares issuable upon the exercise of the warrants is available.

We will agree to use our best efforts to have an effective registration statement covering our Class A common shares reserved for issuance upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those Class A common shares until the warrants expire or are redeemed by us.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or, if an effective registration statement covering the Class A common shares issuable upon exercise of the warrants is not then effective and a prospectus relating to such Class A common shares is not then available, upon such registration statement being effective and such prospectus being available for five consecutive business days, or in either case, earlier upon redemption or liquidation or, in either case, earlier upon redemption or liquidation by us. If we elect to redeem the warrants, we will have the option to require all holders who elect to exercise their warrants prior to redemption to do so on a cashless basis. We may redeem the warrants included in the units being sold in this offering (except as described herein with respect to the private placement warrants) at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	only if (x) the closing price of our Class A common shares on NASDAQ, or any other national securities exchange on which our Class A common shares may be traded, equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to warrant holders, (y) a registration statement under the Securities Act covering Class A common shares issuable upon exercise of the warrants is effective and remains effective from the date on which we send a redemption notice to and including the redemption date and (z) a current prospectus relating to the Class A common shares issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established this last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his, her or its warrants prior to the scheduled redemption date. There can be no assurance that the price of our Class A common shares will not fall below the $18.00 per share trigger price or the $11.50 per share warrant exercise price after the redemption notice is delivered. We do not need the consent of the underwriters or our shareholders to redeem the outstanding warrants.

If we call the warrants included in the units being sold in this offering for redemption, our management will have the option to require all holders that elect to exercise such warrants to do so on a “cashless basis,” provided that such cashless exercise is permitted under the laws of our corporate jurisdiction. In such event, each holder would pay the exercise price by surrendering the warrants and would receive on exercise that number of Class A common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the warrants being surrendered, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value and then would receive Class A common shares underlying the non-surrendered warrants. The “fair market value” shall mean the average reported closing price of our Class A common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Such warrants may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on a cashless basis.

At or promptly following the completion of our initial business combination, we will use our best efforts to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. We have been advised by our Belgian legal counsel that the cashless exercise of warrants is impermissible under Belgian law, and accordingly, should we effect such transfer of corporate domicile, warrant holders will be unable to exercise their warrants on a cashless basis and, therefore, absent an exemption from registration, will be unable to exercise their warrants without an effective registration statement.

The right to exercise the warrants will be forfeited unless they are exercised before the redemption date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of Class A common shares issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation.

If the number of outstanding Class A common shares is increased by a capitalization or share dividend payable in Class A common shares, or by a split-up of Class A common shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A common shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A common shares. A rights offering to holders of Class A common shares entitling holders to purchase Class A common shares at a price less than the fair market value will be deemed a capitalization of a number of Class A common shares equal to the product of (i) the number of Class A common shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common shares, in determining the price payable for Class A common shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common shares on account of such Class A common shares (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common shares in connection with a shareholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our Class A common shares if we do not complete our initial business combination within 24 months from the closing of this offering, (e) as a result of the repurchase of Class A common shares by us if a proposed business combination is presented to our shareholders for approval or (f) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A common shares is decreased by a consolidation, combination, reverse share split or redesignation of Class A common shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, redesignation or similar event, the number of Class A common shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A common shares.

Whenever the number of Class A common shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A common shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A common shares so purchasable immediately thereafter.

In case of any redesignation or reorganization of the outstanding Class A common shares (other than those described above or that solely affects the par value of such Class A common shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any redesignation or reorganization of our outstanding Class A common shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our Class A common shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such redesignation, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if the holders of our Class A common shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by the holders of Class A common shares in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such shareholders (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our shareholders as provided for in our amended and restated articles of incorporation or as a result of the redemption of Class A common shares by us if a proposed initial business combination is presented to our shareholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Class A common shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common shares in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following the public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied (except in the event we have required cashless exercise of the warrants in connection with a redemption) by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common shares and any voting rights until they exercise their warrants and receive Class A common shares. After the issuance of Class A common shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise a registration statement relating to Class A common shares issuable upon exercise of the warrants is effective and a prospectus relating to Class A common shares issuable upon exercise of the warrants is available and the Class A common shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our Class A common shares and not cash. Under the terms of the warrant agreement, we will agree to meet these conditions and use our commercially reasonable efforts to maintain an effective registration statement and to make available a current prospectus relating to Class A common shares issuable upon exercise of the warrants until the expiration or earlier redemption of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants or otherwise permit the warrants to be exercised in the absence of an effective registration statement or a currently available prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if holders are prohibited from exercising warrants because an effective registration statement and the prospectus relating to the Class A common shares issuable upon the exercise of the warrants is not currently available or if the Class A common shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units being sold in this offering will not be exercisable at the option of the holder on a cashless basis, provided that in connection with a call for redemption of the warrants, we may require all holders who wish to exercise their warrants to do so on a cashless basis. The private placement warrants will not be exercisable at any time unless a registration statement is effective and a prospectus is available. We are not registering the Class A common shares issuable upon exercise of the warrants at this time. However, we will agree that as soon as practicable, but in no event later than 30 days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the Class A common shares issuable upon exercise of the warrants. After the filing of such registration statement, we will use our best efforts to cause the effectiveness thereof as soon as reasonably practicable and to maintain a current prospectus relating to those Class A common shares until the warrants expire or are redeemed, as specified in the warrant agreement. See “Risk Factors—Risks Associated with the Company and the Offering—We are not registering the Class A common shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.”

Private Placement Warrants

Our sponsor has committed to purchase an aggregate of 3,333,333 private placement warrants (or 3,633,333 if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one Class A common share at $11.50 per share, subject to adjustments as described herein, at a price of $1.50 per warrant ($5,000,000 in the aggregate or $5,450,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering.

The private placement warrants will be identical to the warrants included in the units being sold in this offering, except that:

•	the private placement warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchaser or its permitted transferees and such cashless exercise is permitted under the laws of our corporate jurisdiction;

•	the private placement warrants will not be redeemable by us; and

•	the private placement warrants (including the Class A common shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

If a holder of the private placement warrants elects to exercise them on a cashless basis, that holder would pay the exercise price by surrendering his, her or its warrants for that number of Class A common shares equal to the quotient obtained by dividing (x) the product of the number of Class A common shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Class A common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that the private placement warrants will be exercisable on a cashless basis so long as they are held by the original purchaser and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A common shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise the private placement warrants on a cashless basis is appropriate. We would not receive any proceeds to the extent the warrants are exercised on a cashless basis.

Dividends

We have not paid any dividends on our common shares to date. Prior to consummating our initial business combination substantially all of our earnings will consist of investment earnings earned on funds in the trust account that are required to be held therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. Both (i) investment earnings earned on the trust account balance to pay any income taxes on such investment earnings and any other taxes payable and (ii) investment earnings earned, after taxes payable, on the trust account to fund our working capital requirements, including, in the event of our liquidation, up to $100,000 of investment earnings to pay dissolution expenses, may be released to us from the trust account. Accordingly, our board of directors does not anticipate declaring any dividends on our common shares in the foreseeable future. However, if we increase the size of this offering under the Securities Act, we may effect a stock dividend with respect to our Class B common shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding common shares upon the consummation of this offering. The payment of dividends, if any, after our initial business combination will be contingent upon our historical and anticipated financial condition, revenues, if any, earnings, if any, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors. In addition, we have agreed with our sponsor that we will not pay dividends (which, for the avoidance of doubt, does not include payments to redeem any of our public shares or payments upon our liquidation) to our shareholders until we have moved our corporate domicile from the Marshall Islands to Belgium. See the section entitled “Dividend Policy.”

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our amended and restated articles of incorporation and amended and restated bylaws contain provisions which may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (ii) the removal of incumbent officers and directors.

Limitation on Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for certain breaches of directors’ fiduciary duties. Our amended and restated articles of incorporation and amended and restated bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law. Our amended and restated articles of incorporation provide that we must indemnify our directors and officers to the fullest extent authorized by law, and further, that we may advance expenses incurred while defending a civil or criminal proceeding. The foregoing obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against our officers and directors, which we may be unable to recoup.

Our amended and restated bylaws further permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Marshall Islands law would permit indemnification. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions and resultant costs may discourage us and our shareholders from bringing a lawsuit against our officers and directors for breaches of their fiduciary duties, and may similarly reduce the likelihood of derivative litigation by our shareholders against our officers and directors even though such actions, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after the completion of this offering, we will have 18,750,000 common shares outstanding (or 21,562,500 common shares if the underwriters’ over-allotment option is exercised in full). Of these shares, the 15,000,000 Class A common shares sold in this offering (or 17,250,000 Class A common shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 common shares (or 4,312,500 common shares if the underwriters’ over-allotment option is exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, except in limited circumstances, (i) the private placement warrants, including the Class A common shares issuable upon exercise of those warrants, will not be transferable until after the consummation of our initial business combination and (ii) the founder shares issued to or purchased by the initial shareholders will not be transferable until one year following the consummation of our initial business combination, unless (solely in the case of this clause (ii)), subsequent to our initial business combination, (i) the closing price of our Class A common shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading-day period or (ii) we consummate a merger, capital stock exchange, stock purchase, asset acquisition, debt acquisition or other similar transaction which results in all of our shareholders having the right to exchange their common shares for cash, securities or other property (in which case a transfer would be permitted only to the extent necessary to participate in such exchange); provided, that these restrictions shall not apply to transfers to permitted transferees. For more information about these exceptions, see the section entitled “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants.”

Rule 144

Under Rule 144 of the Securities Act, a person who has beneficially owned our restricted common shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned our restricted common shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 187,500 shares (or 215,625 shares if the underwriters exercise their over-allotment option in full); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments to Rule 144 discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We believe that our initial shareholders will be able to sell the founder shares and private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares and private placement warrants (and any Class A common shares issuable upon the exercise of the private placement warrants) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the private placement warrants and the respective Class A common shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our sponsor has agreed not to transfer, assign or sell any of its founder shares until the earliest of (i) one year after the completion of our initial business combination and (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their common shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our Class A common shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares held by investors other than our sponsor will be released from the lock-up.

Listing

Our units have been approved for listing on the NASDAQ under the symbol “HUNTU” and, once the Class A common shares and warrants begin separate trading, to have our Class A common shares and warrants listed on the NASDAQ under the symbols “HUNT” and “HUNTW,” respectively.

CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated articles of incorporation and amended and restated bylaws and by the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States, including Delaware. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware or other courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction that has developed a substantial body of case law. The following table provides a comparison between statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings
Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the Board of Directors.
Special meetings of the shareholders may be called by the Board of Directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
May be held in or outside of the Marshall Islands.	May be held in or outside of Delaware.
Notice:	Notice:

•       Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.

•       Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

• A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting.	• Written notice shall be given not less than 10 nor more than 60 days before the meeting.
Shareholders’ Voting Rights
Any action required to be taken by a meeting of shareholders may be taken without a meeting if consent is in writing and is signed by all the shareholders entitled to vote with respect to the subject matter thereof.	Any action required to be taken by a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Marshall Islands	Delaware

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.
Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one third of the shares entitled to vote at a meeting.

For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.
Directors
The Board of Directors must consist of at least one member.	The Board of Directors must consist of at least one member.
Number of board members can be changed by an amendment to the bylaws, by the shareholders, or by action of the Board of Directors under the specific provisions of a bylaw.

Number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

If the Board of Directors is authorized to change the number of directors, it can only do so by a majority of the entire Board of Directors and so long as no decrease in the number shortens the term of any incumbent director.

Dissenter’s Rights of Appraisal
Shareholders have a right to dissent from any plan of merger or consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares.	Appraisal rights shall be available for the any class or series of common shares of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is the offered consideration.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

• Alters or abolishes any preferential right of any outstanding shares having preference; or

• Creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares.

• Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

Marshall Islands	Delaware

• Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.
Shareholder’s Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

In any derivative suit instituted by a shareholder or a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.
A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the Board of Directors or the reasons for not making such effort.
Such action shall not be discontinued, compromised or settled without the approval of the High Court of the Republic of The Marshall Islands.
Attorneys’ fees may be awarded if the action is successful.
A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

CERTAIN BELGIAN COMPANY CONSIDERATIONS

At or promptly following the completion of our initial business combination, we will use our best efforts to transfer our corporate domicile from the Marshall Islands to Belgium, which requires our shareholders’ approval under Belgian law and compliance with other applicable legal requirements. Upon effectiveness of any such redomiciliation to Belgium, our corporate affairs would be governed by our new articles of association and by the Belgian Companies Code. You should be aware that the Belgian Companies Code differs in certain material respects from the laws generally applicable to U.S. companies incorporated in the State of Delaware. Accordingly, you may have more difficulty protecting your interests under Belgian law in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction, such as the State of Delaware. From a Belgian corporate law point of view, should we transfer our corporate domicile to Belgium, we would qualify as a public company (een vennootschap die een openbaar beroep op het spaarwezen heeft gedaan / une société ayant fait publiquement appel à l’épargne), but not as a listed company (genoteerde vennootschap / société cotée) because none of our securities are listed on any regulated market in the European Economic Area. The Belgian corporate law provisions that are applicable to Belgian listed companies do therefore not apply to us. Furthermore, we are not subject to most of the disclosure obligations applicable to Belgian listed companies. The following table provides a comparison between the statutory provisions of the Belgian Companies Code and the Delaware General Corporation Law relating to shareholders’ rights.

Belgium	Delaware
Shareholder Meetings and Voting Rights
An annual shareholders’ meeting will be held at such times and places as designated in the articles of association, or if not so designated, as determined in the notice for the meeting.	Shareholder meetings may be held at such times and places as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the Board of Directors.

Special or extraordinary meetings of shareholders may be called by the Board of Directors or the statutory auditor (or liquidators, if appropriate) or must be called when one or more shareholders holding at least one-fifth of the share capital so demands.

Special meetings of the shareholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
The invitations to the general meeting shall state the agenda and shall be sent at least fifteen (15) days beforehand to the holders of shares, convertible bonds and warrants, to the directors and to the statutory auditor(s), if any, by means of a registered postal letter or any other means of communication.

Written notice shall be given not less than 10 nor more than 60 days before the meeting. Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

In general, meetings must be held in Belgium. Extraordinary shareholders’ meeting before a Belgian notary public must be held in Belgium.	Shareholder meetings may be held within or without the State of Delaware.
Unless otherwise provided for in the articles of association of a company, and except for decisions that need to be enacted by a Belgian notary public, shareholders may take action by written consent of all shareholders.	Any action required to be taken by a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Belgium	Delaware
Transactions with Significant Shareholders and/or Board Members

Conflicts of interest procedures apply at the board level, not at the level of the shareholders. Article 523 of the Belgian Company Code provides that if one of our directors directly or indirectly has a personal financial interest that conflicts with a decision or transaction that falls within the powers of our board of directors, the director concerned must inform our other directors before our board of directors makes any decision on such transaction. The statutory auditor must also be notified. The director may neither participate in the deliberation nor vote on the conflicting decision or transaction. An excerpt from the minutes of the meeting of our board of directors that sets forth the financial impact of the matter on us and justifies the decision of our board of directors must be published in our annual report. The statutory auditors’ report to the annual accounts must contain a description of the financial impact on us of each of the decisions of our board of directors where director conflicts arise.

Subject to certain exceptions and conditions, a corporation may not enter into a business combination with an interested shareholder for a period of three years from the time the person became an interested shareholder without prior approval from shareholders holding at least 66 2⁄3% of the corporation’s outstanding voting stock which is not owned by such interested shareholder.

Dissenters’ Rights of Appraisal
No such rights are provided for under Belgian law.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is the offered consideration.
Shareholders’ Suits

An actio mandati, a derivative suit instituted on behalf of a company by its shareholders against the company’s directors for breaches of the law, the articles of association or faults in their management are generally available to shareholders. The decision to bring a suit must be made by the vote at a shareholders’ meeting of a simple majority unless a company’s articles of association provide differently.

Minority shareholders are permitted to bring a suit against the company’s directors on behalf of the company provided that (i) such shareholders jointly hold at least 1% of the outstanding shares of the company or hold at least EUR 1,250,000.00 of the company’s capital on the date on which release from liability is granted to a director and (ii) the shareholders instituting the suit voted against the release from liability, abstained from voting or were not present at the relevant meeting at which a director’s release from liability was decided.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In any derivative suit instituted by a shareholder or a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter developed upon such shareholder by operation of law.

Belgium	Delaware
Indemnification of Directors and Officers

A company may indemnify its directors for liability incurred in the performance of their duties, but may not indemnify its directors for any liability towards the company itself, or liability with respect to fraud, willful misconduct or intentional fault, or for criminal charges against a director personally.

Any undertaking to indemnify directors for liability must be in the best interest of the company.

A corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.
Directors
The Board of Directors must consist of at least three members (except in the event that there are no more than two shareholders, in which case the Board of Directors may consist of two members).	The Board of Directors must consist of at least one member.
Number of directors shall be fixed in a manner provided in the articles of association. If no number is specified therein, the number of directors is decided at a shareholders’ meeting in accordance with the provisions of the articles of association on this matter, if any. Any deviation from a stipulated minimum or maximum number of directors may only be made by amendment of the articles of association.	Number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.
Duties of Directors
The relationship between the company and its directors is of a contractual nature. Directors have a fundamental duty to exercise their mandate in the best interests of the company, which also includes the collective financial interests of the company’s shareholders.	The business and affairs of a corporation are managed by or under the direction of its Board of Directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

Other Belgian Company Considerations

Shareholders of a Belgian corporation may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. Federal courts may be limited.

It may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against a Belgian corporation’s directors or officers.

Following our transfer of our corporate domicile to Belgium, our corporate affairs will be governed by our new articles of association, the corporate law of Belgium (as the same may be supplemented or amended from time to time) and the law of Belgium. We will also be subject to the federal securities laws of the United States.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Belgian law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Belgium has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Belgium companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Belgium legal counsel that the courts of Belgium are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in Belgium, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in Belgium of judgments obtained in the United States, the courts of Belgium will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in Belgium, the Belgian Courts will have to be satisfied of the following:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order;

•	the judgment did not violate the rights of the defendant;

•	the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the United States;

•	the judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties;

•	the judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court;

•	if the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or, if not, that (i) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (ii) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment; and

•	the judgment submitted to the Belgian court is authentic.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Our shareholders residing in countries other than Belgium may be subject to double withholding taxation with respect to dividends or other distributions made by us.

Any dividends or other distributions we make, following the transfer of our corporate domicile to Belgium, to shareholders will, in principle, be subject to withholding tax in Belgium at a rate of 27% (30% as of January 1, 2017), except for shareholders which qualify for an exemption of withholding tax such as, amongst others, qualifying pension funds or a company qualifying as a parent company in the sense of the Council Directive (90/435/EEC) of July 23, 1990 (the “Parent-Subsidiary Directive”) or that qualify for a lower withholding tax rate or an exemption by virtue of a tax treaty. Various conditions may apply and shareholders residing in countries other than Belgium are advised to consult their advisers regarding the tax consequences of dividends or other distributions made by us. Our shareholders residing in countries other than Belgium may not be able to credit the amount of such withholding tax to any tax due on such dividends or other distributions in any other country than Belgium. As a result, such shareholders may be subject to double taxation in respect of such dividends or other distributions.

Belgium and the United States have concluded a tax treaty concerning the avoidance of double taxation, which we refer to as the U.S.-Belgium Treaty. The U.S.-Belgium Treaty generally reduces the applicability of Belgian withholding tax on dividends to 15%, 5% or 0% of the gross amount of the dividends paid to U.S. taxpayers, provided that the U.S. taxpayer meets certain limitation of benefits conditions imposed by the U.S.-Belgium Treaty. The 5% withholding tax applies in case where the U.S. shareholder is a company which owns directly at least 10% of our voting stock. A 0% Belgian withholding tax applies when the shareholder is a company which has owned directly at least 10% of our share capital for a 12-month period ending on the date the dividend is declared, or is, subject to certain conditions, a U.S. pension fund. A 15% Belgian withholding tax generally applies in all other cases. All U.S. shareholders are encouraged to consult their own tax advisers to determine whether they can invoke the benefits and meet the limitation of benefits conditions as imposed by the U.S.-Belgium Treaty.

Please see the section of this prospectus entitled “Taxation” for more information.

TAXATION

Marshall Islands Tax Considerations

In the opinion of Seward & Kissel LLP, our Marshall Islands counsel, the following are the material Marshall Islands tax consequences of our activities to us and our shareholders. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

Belgium Tax Considerations

Transfer of corporate domicile to Belgium

In the opinion of Argo Law, our Belgian counsel, if we decide to transfer our corporate domicile to Belgium, such transfer should not give rise to any Belgian tax consequences for our shareholders since such immigration should take place with legal and accounting continuity. We expect to seek a tax ruling from the Belgian Ruling Commission in order to obtain confirmation that the transfer shall not give rise to any Belgian tax consequences for our shareholders.

Belgian tonnage tax regime

As a Belgian tax resident, we will be subject to the Belgian corporate income tax regime entailing that our accounting profit, as determined in accordance with Belgian GAAP and as adjusted for tax purposes, is taxed, in principle, at the ordinary rate of 33.99%.

Belgian tax law provides, however, for a tonnage tax regime which application should be requested for and which applies to the income resulting from the exploitation of vessels. We expect to request the application of the Belgian tonnage tax regime.

Such application entails that our taxable basis will be determined nominally on the basis of the tonnage of the vessels we operate. This tonnage tax regime therefore replaces all factors that are normally taken into account in traditional tax calculations such as accounting profit or losses, operating expenses, depreciation, gains and the offsetting of previous loss carry forwards.

If our application is declared eligible by the Federal Finance Department, the tonnage regime will apply for a ten-year period. After this ten-year period has elapsed, the tonnage tax regime may be renewed for an additional ten-year period.

We cannot assure you that the Belgian Federal Finance Department will approve our request. Changes to the tax regimes applicable to us, or the interpretation thereof, may impact our future operating results.

Other Belgian Tax Considerations

In the opinion of Argo Law, our Belgian counsel, the following is a summary of the material Belgian federal income tax consequences of the acquisition, ownership and disposal of our Class A common shares by an investor once we have transferred our corporate domicile to Belgium. This summary therefore does not discuss the tax implications for Belgian investors as long as our corporate domicile remains in the Marshall Islands.

The summary is based on laws, treaties and regulatory interpretations in effect in Belgium as of the date of this prospectus, all of which are subject to change, including changes that could have retroactive effect. The Belgian federal government has announced possible corporate income tax reform (which may impact the taxation of Belgian resident companies and non-resident companies). As a result of changes in law or practice, the realized tax consequences may be different from what is stated below.

Furthermore, this summary does not purport to address all tax consequences of the ownership and disposal of shares, and does not take into account the specific circumstances of particular investors, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, shares as a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. This summary does not address the tax regime applicable to Belgian tax residents who hold shares through a fixed basis or a permanent establishment situated outside Belgium.

A Belgian resident is (i) an individual subject to Belgian personal income tax (for example, an individual who has his domicile in Belgium or has the seat of his estate in Belgium, or a person assimilated to a Belgian resident); (ii) a company subject to Belgian corporate income tax (for example, a company that has its registered office, its main establishment or its place of management in Belgium); (iii) an organization for financing pensions, or an OFP, subject to Belgian corporate income tax (for example, a Belgian pension fund incorporated under the form of an OFP); or (iv) a legal entity subject to the Belgian tax on legal entities (for example, a legal entity other than a company subject to the corporate income tax that has its registered office, its main establishment or its place of management in Belgium). A Belgian non-resident is a person that is not a Belgian resident.

Investors are encouraged to consult their own advisers as to the tax consequences of the acquisition, ownership and disposal of Class A common shares in us.

Dividends

For Belgian income tax purposes, the gross amount of all distributions made by us to our shareholders is generally taxed as dividends, except for the repayment of statutory capital carried out in accordance with the Belgian Companies Code to the extent that the statutory capital qualifies as “fiscal” capital. The fiscal capital includes, in principle, the paid-up statutory capital and, subject to certain conditions, the paid issue premiums and the amounts subscribed to at the time of the issue of profit sharing certificates.

In general, a Belgian withholding tax of (currently) 27% is levied on dividends. The Belgian Federal Government has, however, announced that the withholding tax on movable income will be adjusted from 27% to 30% as of January 1, 2017. In the case of a redemption of shares, the redemption price (after deduction of the part of the paid-up fiscal capital represented by the shares redeemed) will be treated as a dividend that is subject to a Belgian withholding tax of 27% unless this redemption is carried out on a stock exchange and meets certain conditions. In the event of liquidation of us, a withholding tax of 27% will be levied on any distributed amount exceeding the paid-up fiscal capital.

Belgian tax law provides for certain exemptions from Belgian withholding tax on Belgian source dividends. If there is no exemption applicable under Belgian domestic tax law, the Belgian withholding tax can potentially be reduced for investors who are non-residents pursuant to the treaties regarding the avoidance of double taxation concluded between the Kingdom of Belgium and the state of residence of the non-resident shareholder (see below).

Belgian resident individuals who hold Class A common shares as a private investment do not have to declare the dividend income in their personal income tax return since 27% Belgian withholding tax has been withheld which is the final tax due. If the dividend income would be declared in a shareholder’s personal income tax return, it would be taxed at 27% or, if lower, at the progressive personal income tax rates applicable to the taxpayer’s overall declared income.

If the dividends are declared in a shareholder’s personal income tax return, the Belgian withholding tax paid can be credited against the final personal income tax liability of the shareholder and may also be refunded if it exceeds the final income tax liability with at least EUR 2.50, provided that the dividend distribution does not result in a reduction in value of, or capital loss on, the shares. This condition is not applicable if the Belgian individual can demonstrate that he has had full ownership of the shares during an uninterrupted period of 12 months prior to the attribution of the dividends.

Belgian resident individuals who acquire and hold the shares for professional purposes must always declare the dividend income in their personal income tax return and will be taxable at the individual’s personal income tax rate increased with local surcharges. Withholding tax withheld at source may be credited against the personal income tax due and is reimbursable if it exceeds the income tax due with at least EUR 2.50, subject to two conditions: (i) the taxpayer must own the shares in full legal ownership at the time the dividends are paid or attributed; and (ii) the dividend distribution may not result in a reduction in the value of, or a capital loss on, the shares. The latter condition is not applicable if the individual can demonstrate that he has held the shares in full legal ownership for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.

For Belgian resident companies, the gross dividend income, including the Belgian withholding tax and excluding the foreign withholding tax, if any, must be added to their taxable income, which is, in principle, taxed at the ordinary corporate income tax rate of 33.99%. In certain circumstances lower tax rates may apply.

Belgian resident companies can generally deduct up to 95% of the gross dividend received from the taxable income, or the dividend received deduction, provided that at the time of a dividend payment or attribution: (i) the Belgian resident company held shares representing at least 10% of the share capital of the company or a participation in the company with an acquisition value of at least EUR 2,500,000; (ii) the shares have been held or will be held in full legal ownership for an uninterrupted period of at least one year; and (iii) the conditions relating to the taxation of the underlying distributed income, as described in Article 203 of the Belgian Income Tax Code, or the ITC, are met (together the “Conditions for the application of the dividend received deduction regime”).

For qualifying investment companies and for financial institutions and insurance companies, certain of the aforementioned conditions with respect to the dividend received deduction do not apply.

The Conditions for the application of the dividend received deduction regime depend on a factual analysis and for this reason the availability of this regime should be verified upon each dividend distribution.

The Belgian withholding tax may, in principle, be credited against the corporate income tax and is reimbursable if it exceeds the corporate income tax payable with at least EUR 2.50, subject to the two following conditions: (i) the taxpayer must own the shares in full legal ownership at the time of payment or attribution of the dividends and (ii) the dividend distribution may not give rise to a reduction in the value of, or a capital loss on, the shares. The latter condition is not applicable if the company can demonstrate that it has held the shares in full legal ownership during an uninterrupted period of 12 months prior to the attribution of the dividends or if, during that period, the shares never belonged to a taxpayer who was not a resident company or who was not a non-resident company that held the shares through a permanent establishment in Belgium.

No Belgian withholding tax will be due on dividends paid by us to a resident company provided the resident company owns, at the time of the distribution of the dividend, at least 10% of our share capital for an uninterrupted period of at least one year and, provided further, that the resident company provides us or our paying agent with a certificate as to its status as a resident company and as to the fact that it has owned a 10% shareholding in us for an uninterrupted period of one year. For those companies owning a share participation of at least 10% of our share capital for less than one year, we will levy the withholding tax but, provided the company certifies its resident status and the date on which it acquired the shareholding, we will not transfer it to the Belgian Treasury. The Belgian resident company must also inform us or our paying agent if the one-year period has expired or if its shareholding will drop below 10% of our share capital before the end of the one-year holding period. As soon as the investor owns the share participation of at least 10% of our share capital for one year, it will receive the amount of this temporarily levied withholding tax.

For Belgian pension funds incorporated under the form of an Organization for Financing Pensions, the dividend income is generally tax-exempt. Subject to certain limitations, any Belgian dividend withholding tax levied at source may be credited against the corporate income tax due and is reimbursable to the extent that it exceeds the corporate income tax due.

Belgian legal entities will be subject to the Belgian withholding tax on the dividends distributed by us. Under the current Belgian tax rules, the Belgian withholding tax will represent the final tax liability and the dividends should, therefore, not be included in the tax returns of such Belgian legal entities.

For non-resident individuals and companies, the dividend withholding tax will be the only tax on dividends in Belgium, unless the non-resident holds the shares in connection with a business conducted in Belgium through a fixed base in Belgium or a Belgian permanent establishment.

If the shares are acquired by a non-resident in connection with a business in Belgium, the investor must report any dividends received, which will be taxable at the applicable non-resident individual or corporate income tax rate, as appropriate. Belgian withholding tax levied at source may be credited against non-resident individual or corporate income tax and is reimbursable if it exceeds the income tax due with at least EUR 2.50 and subject to two conditions: (i) the taxpayer must own the shares in full legal ownership at the time the dividends are paid or attributed; and (ii) the dividend distribution may not result in a reduction in value of, or a capital loss on, the shares. The latter condition is not applicable if (a) the non-resident individual or the non-resident company can demonstrate that the shares were held in full legal ownership for an uninterrupted period of 12 months prior to the payment or attribution of the dividends or (b) with regard to non-resident companies only, if, during the relevant period, the shares have not belonged to a taxpayer other than a resident company or a non-resident company which has, in an uninterrupted manner, invested the shares in a Belgian establishment.

For non-resident companies whose shares are invested in a fixed base in Belgium or Belgian establishment, the dividend received deduction will apply on the same conditions as for Belgian resident companies. The application of the dividend received deduction regime depends, however, on a factual analysis to be made upon each distribution and its availability should be verified upon each distribution.

Belgian tax law provides for certain exemptions from withholding tax on Belgian source dividends distributed to non-resident investors. No Belgian withholding tax is due on dividends paid by us to a non-resident pension fund: (i) is a legal entity with fiscal residence outside of Belgium; (ii) has corporate purpose that is solely managing and investing funds collected in order to serve legal or complementary pension schemes; (iii) is not engaged in any business or other profit making activity; (iv) is exempt from income taxes in its country of residence; and (v) is not contractually obligated to redistribute dividends to any beneficial owner of such dividends for whom it would manage the shares. The exemption will only apply if the organization signs a certificate confirming that it is the full legal owner or usufruct holder of shares, that it is a non-resident that is not engaged in any business or other profit making activity and is exempt from income taxes in its country of residence and that it has no contractual redistribution obligation. The organization must then forward that certificate to us or the paying agent.

Additionally, dividends distributed to non-resident companies that (i) are either established in a Member State of the EU or in a country with which Belgium has concluded a double tax treaty, where that treaty or any other treaty concluded between Belgium and that jurisdiction includes a qualifying exchange of information clause; and (ii) qualify as a parent company, will be exempt from Belgian withholding tax provided that the shares held by the non-resident company, upon payment or attribution of the dividends, amount to at least 10% of our share capital and are held or will be held during an uninterrupted period of at least one year. A company qualifies as a parent company if: (i) for companies established in a Member State of the EU, it has a legal form as listed in the annex to the EU Parent-Subsidiary Directive of July 23, 1990 (90/435/EC), as amended, or, for companies established in a country with which Belgium has concluded a double tax treaty and where that treaty or any other treaty concluded between Belgium and that country includes a qualifying exchange of information clause, it has a legal form similar to the ones listed in such annex; (ii) it is considered to be a tax resident according to the tax laws of the country where it is established and the double tax treaties concluded between such country and third countries; and (iii) it is subject to corporate income tax or a similar tax without benefiting from a tax regime that derogates from the ordinary tax regime.

In order to benefit from this exemption, the investor must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it satisfies the required conditions. If the investor holds the shares for less than one year, at the time the dividends are paid on or attributed to the shares, we must deduct the withholding tax but does not need to transfer it to the Belgian Treasury provided that the investor certifies its qualifying status, the date from which the investor has held the shares, and the investor’s commitment to hold the shares for an uninterrupted period of at least one year. The investor must also inform us or our paying agent when the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year shareholding requirement, the deducted dividend withholding tax will be paid to the investor.

Dividends paid or attributable to non-resident companies by Belgian companies that do not fall within the scope of Article 203 of the ITC will under certain conditions be subject to a reduced 1.6995% withholding tax (5% of 33.99%), provided that the non-resident company (i) is either established in another Member State of the EEA or in a country with which Belgium has concluded a double tax treaty, where that treaty, or any other treaty concluded between Belgium and that jurisdiction, includes a qualifying exchange of information clause; and (ii) has a legal form as listed in Annex I, Part A to Council Directive 2011/96/EU of November 30, 2011 on the common system of taxation applicable in the case of parent companies and subsidiaries of different Member States, as amended by the Council Directive of July 8, 2014 (2014/86/EU), or a legal form similar to the legal forms listed in the aforementioned annex and which is governed by the laws of another Member State of the EEA or a similar legal form in a country with which Belgium has concluded a double tax treaty; and (iii) holds a share participation in the Belgian dividend distributing company, upon payment or attribution of the dividends, of less than 10% of our share capital but with an acquisition value of at least EUR 2,500,000; (iv) has held or will hold this share participation in full legal ownership during an uninterrupted period of at least one year; and (v) is subject to the corporate income tax or a tax regime similar to the corporate income tax without benefiting from a tax regime which deviates from the ordinary tax regime.

The reduced 1.6995% withholding tax is only applied to the extent that the Belgian withholding tax cannot be credited nor reimbursed at the level of the qualifying, dividend receiving, company. The non-resident company must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it meets the conditions mentioned under (ii) to (v) in the immediately preceding paragraph, and indicating to which extent the withholding tax is, in principle, creditable or reimbursable on the basis of the relevant laws as applicable on December 31 of the year preceding the year during which the dividend is paid or attributed. The certificate must also contain the full name, legal form, address and, if applicable, the fiscal identification number of the non-resident company.

If there is no exemption applicable under Belgian domestic tax law, the Belgian dividend withholding tax can potentially be reduced for investors who are non-residents pursuant to the treaties regarding the avoidance of double taxation concluded between the Kingdom of Belgium and the state of residence of the non-resident shareholder. Belgium has concluded tax treaties with more than 95 countries, reducing the dividend withholding tax rate to 15%, 10%, 5% or 0% for residents of those countries, depending on conditions related to the size of the shareholding and certain identification formalities.

Belgium and the United States have concluded a double tax treaty concerning the avoidance of double taxation, or the U.S.—Belgium Treaty. The U.S.—Belgium Treaty generally reduces the applicability of Belgian withholding tax on dividends to 15%, 5% or 0% of the gross amount of the dividends paid to U.S. taxpayers, provided that the U.S. taxpayer meets certain limitation of benefits conditions imposed by the U.S.—Belgium Treaty. The 5% withholding tax applies in case where the U.S. shareholder is a company which owns directly at least 10% of our voting stock. A 0% Belgian withholding tax applies when the shareholder is a company which has owned directly at least 10% of our share capital for a 12-month period ending on the date the dividend is declared, or is, subject to certain conditions, a U.S. pension fund. A 15% Belgian withholding tax generally applies in all other cases. All U.S. holders are urged to consult their tax advisers to determine whether they can invoke the benefits and meet the limitation of benefits conditions imposed by the U.S.—Belgium Treaty.

Prospective holders are encouraged to consult their own tax advisers to determine whether they qualify for an exemption or a reduction of the withholding tax rate upon payment of dividends and, if so, the procedural requirements for obtaining such an exemption or a reduction upon the payment of dividends or making claims for reimbursement.

Capital gains and losses

Belgian resident individuals acquiring the shares as a private investment should in general not be subject to Belgian capital gains tax on the disposal of the shares and capital losses are not tax deductible.

As of January 1, 2016, a new tax on capital gains entered into effect, referred to as the Speculation Tax. The Speculation Tax introduces a withholding tax of 33% on the capital gains realized by Belgian resident individuals on listed shares acquired for consideration after January 1, 2016 and disposed within six months following the acquisition, outside the exercise of a professional activity. The Speculation Tax also applies on short sales as defined under Article 2, 1st ind., b of EU Regulation n° 236/2012 dd. March 14, 2012. The Speculation Tax also applies on the capital gains on shares acquired by way of (direct or indirect) gift and disposed of for consideration within six months after the date of the acquisition/gift of the shares.

The Speculation Tax is applicable on shares (as well as other qualifying financial instruments) listed on a Belgian or foreign-regulated market (pursuant Art. 2, 1st ind., 3° of the Law of August 2, 2002), or a multilateral trading facility (pursuant Art. 2, 1st ind., 4° of the Law of August 2, 2002) (provided there is at least one daily transaction and a central order book), or a trading platform situated in a third country fulfilling a similar function. The Speculation Tax could therefore apply to capital gains on our shares.

Certain capital gains are however excluded from the Speculation Tax such as the capital gains realized on shares where the acquisition has triggered a taxable professional income in the hands of the beneficiary, according to Belgian tax law or similar foreign law provisions. Capital gains realized following the transfer of listed shares where the transfer took place solely on the issuer’s initiative and where no choice was presented to the taxpayer (mandatory corporate actions such as mergers, demergers and squeeze outs) are also excluded from the Speculation Tax.

The taxable base of the Speculation Tax is equal to the difference between (i) the price received when disposing of the Shares (in whatever form), reduced with the levied Belgian tax on stock exchange transactions (see “Belgian Tax on Stock Exchange Transactions” below) borne by the taxpayer on the transfer; and (ii) the acquisition price paid by the taxpayer (or the donor in case of a gift) increased with the Belgian tax on stock exchange transactions borne by the taxpayer (or donor) upon the acquisition of the shares. If the acquisition price is unknown, the withholding tax is applied on the full price received for the shares (reduced with the Belgian tax on stock exchange transactions) and any excess Speculation Tax may be reclaimed through the personal income tax return.

For the calculation of the six month period the “Last In, First Out” method is used. This method implies that the last share that was acquired by the shareholder is also deemed to be the first share that is sold. The six month period is calculated per share with an identical ISIN-code. In case of short-selling the six month period is calculated by looking at the time elapsed between the date of the short sale and the date of the acquisition of the concerned shares.

The Speculation Tax is levied by the intermediary if that intermediary is based in Belgium and intervenes “in whatever way” in the disposal of the shares. The Speculation Tax is final. This entails that, if the Speculation Tax has been levied, the capital gains no longer have to be declared in the personal income tax return of the shareholder/taxpayer. Resident individuals who have a foreign custody account and who realize the capital gains without the intervention of a Belgian based intermediary have to declare the realized capital gains in their personal income tax return.

Capital losses incurred when disposing shares within six months after the date of acquisition are generally not tax deductible even if the capital gains on these shares would have been subject to the Speculation Tax. However, under certain circumstances, in case of a sale involving shares acquired at different times during the six month period prior to such sale, capital losses incurred on certain shares may offset capital gains realized upon that sale on other shares, but the total net result cannot be lower than zero.

It should in this context be noted that the Belgian federal government announced the abolishment of the Speculation Tax. This measure is expected to enter into force as of January 1, 2017.

Capital gains realized by a private individual are taxable at 33% (plus local surcharges) if the capital gain is deemed to be realized outside the scope of the normal management of the individual’s private estate. Capital losses incurred in such transactions are generally not tax deductible.

Capital gains realized by Belgian resident individuals on the disposal of the shares for consideration, outside the exercise of a professional activity, to a non-resident company (or a body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity, are in principle taxable at a rate of 16.5% (plus local surcharges) if, at any time during the five years preceding the sale, the Belgian resident individual has owned directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (generally, a shareholding of more than 25%). This capital gains tax does, in principal, not apply if the shares are transferred to the above-mentioned persons provided that they are established in the European Economic Area or, EEA.

Belgian resident individuals who hold shares for professional purposes are taxed at the ordinary progressive income tax rates increased by the applicable local surcharges on any capital gains realized upon the disposal of the shares. If the shares were held for at least five years prior to such disposal, the capital gains tax would, however, be levied at a reduced rate of 16.5% (plus local surcharges). Losses on shares incurred by such an investor are tax deductible.

Belgian resident companies are normally not subject to Belgian capital gains taxation on gains realized upon the disposal of the shares provided that (i) the conditions relating to the taxation of the underlying distributed income in the framework of the dividend received deduction, as described in Article 203 of the ITC, are satisfied, and (ii) the shares have been held in full legal ownership for an uninterrupted period of at least one year, except for companies which do not qualify as a small-and-medium sized company as any realized capital gain will be taxed at 0.412%.

If the holding condition mentioned under (ii) is not met (but the condition relating to the taxation of the underlying distributed income mentioned under (i) is met, then the capital gain will be taxable at a separate corporate income tax rate of 25.75%. If the condition mentioned under (i) would not be met, the capital gains realized will be taxable at the ordinary corporate income tax rate of principally 33.99%.

Capital losses on shares are, in principle, not tax deductible. However, shares held in the trading portfolios of qualifying credit institutions, investment enterprises and management companies of collective investment undertakings are subject to a different regime. In general, the capital gains on such shares are taxable at the corporate income tax rate of 33.99% and capital losses on such shares are tax deductible. Internal transfers to and from the trading portfolio are assimilated to a realization.

Belgian pension funds incorporated under the form of an OFP are, in principle, not subject to Belgian capital gains taxation on the disposal of the shares, and capital losses are not tax deductible.

Belgian resident legal entities subject to the legal entities income tax are, in principle, not subject to Belgian capital gains taxation on the disposal of the shares, except in the case of the transfer of a substantial shareholding to an entity established outside the EEA (see regarding Belgian resident individuals above).

Capital losses on shares incurred by Belgian resident legal entities are not tax deductible.

Capital gains realized on the shares by a Belgian non-resident individual that has not acquired the shares in connection with a business conducted in Belgium through a fixed base in Belgium or a Belgian permanent establishment are generally not subject to taxation, unless in case the gain would be subject to the above described Speculation tax or unless the gain is deemed to be realized outside the scope of the normal management of the individual’s private estate and the capital gain is obtained or received in Belgium. However, Belgium has concluded tax treaties with more than 95 countries which generally provide for a full exemption from Belgian capital gain taxation on capital gains realized by residents of those countries. Capital losses are principally not tax deductible.

Capital gains will be taxable at the ordinary progressive income tax rates and capital losses will be tax deductible, if those gains or losses are realized on shares by a non-resident individual that holds shares in connection with a business conducted in Belgium through a fixed base in Belgium.

Capital gains realized by non-resident individuals on the transfer of a substantial shareholding to an entity established outside the EEA are generally subject to the same regime as Belgian resident individuals. However, Belgium has concluded tax treaties with more than 95 countries which generally provide for a full exemption from Belgian capital gain taxation on such gains realized by residents of those countries. Capital losses are generally not tax deductible.

Capital gains realized on the shares by non-resident companies or non-resident entities that have not acquired the shares in connection with a business conducted in Belgium through a Belgian permanent establishment are generally not subject to taxation and losses are not tax deductible.

Capital gains realized by non-resident companies or other non-resident entities that hold the shares in connection with a business conducted in Belgium through a Belgian permanent establishment are generally subject to the same regime as Belgian resident companies.

Belgian Tax on Stock Exchange Transactions

A stock market tax is normally levied on the purchase and the sale and on any other acquisition and transfer for consideration in Belgium of existing shares through a professional intermediary established in Belgium on the secondary market, or “secondary market transactions.” The tax is due by both the transferor and the transferee separately. The applicable rate amounts to 0.27% of the consideration paid but with a cap of currently EUR 800 per transaction and per party.

It should in this context be noted that the Belgian federal government announced that the cap of EUR 800 will be doubled to EUR 1,600. Additionally the Belgian federal government announced that the scope of the Belgian Tax on Stock Exchange Transactions will be expanded. Pursuant to the announced expansion, transactions will be deemed to have taken place in Belgium if the purchase order or sell order is given to a non-Belgian professional intermediary by an individual with normal residence in Belgium or by a legal entity acting on the account of its registered seat or on the account of its establishment located in Belgium. In such a case, the person or entity that gave the purchase/sell order will have to pay the Tax on Stock Exchange Transactions, unless it is proven that the tax was paid by the foreign professional intermediary. These measures are expected to become effective as of January 1, 2017.

Belgian non-residents who purchase or otherwise acquire or transfer, for consideration, shares in Belgium for their own account through a professional intermediary may be exempt from the stock market tax if they deliver a sworn affidavit to the intermediary in Belgium confirming their non-resident status.

In addition to the above, no stock market tax is payable by: (i) professional intermediaries described in Article 2, 9° and 10° of the Law of August 2, 2002 acting for their own account, (ii) insurance companies described in Article 2, §1 of the Law of July 9, 1975 acting for their own account, (iii) professional retirement institutions referred to in Article 2, 1° of the Law of October 27, 2006 relating to the control professional retirement institutions acting for their own account, (iv) collective investment institutions acting for their own account. (v) non-residents acting for their own account (upon delivery of a certificate of non-residency in Belgium), or (vi) regulated real estate companies acting for their own account.

Financial Transaction Tax

On February 14, 2013 the EU Commission adopted a Draft Directive on a common Financial Transaction Tax, or the FTT. Earlier negotiations for a common transaction tax among all 28 EU Member States had failed. The current negotiations between Austria, Belgium, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia, and Spain (together, the “Participating Member States”) are seeking a compromise under “enhanced cooperation” rules, which require consensus from at least nine EU Member States.

The Draft Directive currently stipulates that once the FTT becomes effective, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of November 28, 2006 on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT becomes effective.

However, the Draft Directive on the FTT remains subject to negotiations between the Participating Member States. It may therefore be altered prior to any implementation, of which the eventual timing and outcome remains unclear. Additional EU Member States may decide to participate or drop out of the negotiations. If the number of Participating Member States would fall below nine, it would put an end to the project. In June 2016, the Participating Member States declared that they would continue their efforts in the second half of the year.

Prospective investors should consult their own professional advisors in relation to the FTT.

Potential Application of Article 228, §3 of the ITC

Under a strict reading of Article 228, §3 of the ITC, capital gains realized on shares by non-residents could be subject to Belgian taxation, levied in the form of a professional withholding tax, if the following three conditions are cumulatively met: (i) the capital gain would have been taxable if the non-resident were a Belgian tax resident, (ii) the income is “borne by” a Belgian resident or by a Belgian establishment of a foreign entity (which would, in such a context, mean that the capital gain is realized upon a transfer of shares to a Belgian resident or to a Belgian establishment of a foreign entity, together a “Belgian Purchaser”), and (iii) Belgium has the right to tax such capital gain pursuant to the applicable double tax treaty, or, if no such tax treaty applies, the non-resident does not demonstrate that the capital gain is effectively taxed in its state of residence.

However, it is unclear whether a capital gain included in the purchase price of an asset can be considered to be “borne by” the purchaser of the asset within the meaning of the second condition mentioned above.

Furthermore, applying this withholding tax would require that the Belgian Purchaser is aware of (i) the identity of the non-resident (to assess the third condition mentioned above), and (ii) the amount of the capital gain realized by the non-resident (since such amount determines the amount of professional withholding tax to be levied by the Belgian Purchaser). Consequently, the application of this professional withholding tax on transactions with respect to the shares occurring on the stock exchange would give rise to practical difficulties as the seller and purchaser typically do not know each other.

In addition to these uncertainties, the parliamentary documents of the law that introduced Article 228, §3 of the ITC support the view that the legislator did not intend for Article 228, §3 of the ITC to apply to a capital gain included in the purchase price of an asset, but only to payments for services.

On July 23, 2014, formal guidance on the interpretation of Article 228, §3 of the ITC has been issued by the Belgian tax authorities (published in the Belgian Official Gazette on July 23, 2014). The Belgian tax authorities state therein that Article 228, §3 of the ITC only covers payments for services, as a result of which no professional withholding tax should apply to capital gains realized by non-residents in the situations described above.

On October 5, 2016, the Belgian government proposed draft legislation seeking to modify Article 228, §3 of the ITC. The draft legislation confirms the interpretation of the Belgian tax authorities in the aforementioned formal guidance of July 23, 2014.

United States Federal Income Tax Considerations

In the opinion of Seward & Kissel LLP, our United States counsel, the following discussion summarizes certain United States federal income tax consequences to us based on our proposed activities and to our U.S. holders and non-U.S. holders, each as defined below, of the ownership and disposition of our Class A common shares and units. The following discussion of United States federal income tax matters is based on the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, which we refer to as the Treasury Regulations, all of which are subject to change, possibly with retroactive effect. The discussion below is based, in part, on the description of our proposed business as described herein and assumes that we conduct our proposed business as described herein. Unless otherwise noted, references in the following discussion to the “Company,” “we” and “us” are to Hunter Maritime Acquisition Corp. and its subsidiaries on a consolidated basis (and, with respect to the taxation of our Company following an initial business combination, the entity resulting from the initial business combination and its subsidiaries).

U.S. Federal Income Taxation of Our Company

The following are the U.S. federal income tax consequences to us of our proposed activities. The discussion below is based, in part, on the description of our business as described in “Proposed Business” beginning on page 84 and assumes that our initial business combination and the conduct of our business following the initial business combination will be as described in that section. Except as otherwise noted, this discussion is based on the assumption that we will not maintain an office or other fixed place of business within the United States. We have not made, and do not intend to make, an election to be classified as a partnership for U.S. federal income tax purposes, and as a result, will be treated as a foreign corporation for U.S. federal income tax purposes. In addition, we may complete our initial business combination with another foreign corporation.

If our business is not limited to the acquisition of vessels or companies owning or operating vessels, or if we maintain an office or fixed place of business in the United States or have other contacts with the United States, we may be subject to U.S. federal income taxes on a net basis if we are considered to be engaged in a trade or business in the United States. In such event, we would be subject to U.S. corporate income tax and branch profits tax on our income which is effectively connected with our United States trade or business, or effectively connected income.

The following discussion addresses the U.S. federal income taxation of our operating income if, following our initial business combination, we are treated as a foreign corporation engaged in the international operation of vessels for U.S. federal income tax purposes.

Taxation of Shipping Income: General

Unless exempt from U.S. federal income taxation under the rules discussed below, a foreign corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as Shipping Income, to the extent that the Shipping Income is derived from sources within the United States. For these purposes, 50% of Shipping Income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as U.S.-source Shipping Income.

Shipping Income attributable to transportation that both begins and ends in the United States is considered to be entirely from sources within the United States. We do not expect to engage in transportation that produces income which is considered to be entirely from sources within the United States and the following discussion assumes that we will not be so engaged.

Shipping Income attributable to transportation exclusively between non-U.S. ports is considered to be entirely derived from sources outside the United States. Shipping Income derived from sources outside the United States by a foreign corporation that is not subject to U.S. federal income tax will not be subject to any U.S. federal income tax.

In the absence of exemption from tax under Section 883 of the Code or the U.S.-Belgium Treaty, we anticipate that our gross U.S.-source Shipping Income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Shipping Income from U.S. Federal Income Taxation

Following our initial business combination, we expect that our proposed business may be exempt from U.S. federal income taxation on U.S.-source Shipping Income under either the U.S.-Belgium Treaty or Section 883 of the Code.

Under the U.S.-Belgium Treaty, our proposed business will be exempt from U.S. federal income tax on U.S.-source Shipping Income if (1) we are resident in Belgium for Belgian income tax purposes and (2) we satisfy one of the tests under the Limitation on Benefits provision of the U.S.-Belgium Treaty. We expect to satisfy the requirements for exemption under the U.S.-Belgium Treaty after the initial business combination, although our qualification will be determined on an annual basis and there is no assurance that we will be able to so qualify.

Under Section 883 of the Code, we will be exempt from U.S. federal income taxation on our U.S.-source shipping income if:

1. we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

2. either:

(A) more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the 50% Ownership Test, or

(B) our stock is “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the Publicly-Traded Test.

The Marshall Islands, the jurisdiction in which we will be incorporated at the time of the offering and prior to the initial business combination, grants an “equivalent exemption” to United States corporations. Belgium, the jurisdiction in which we intend to be incorporated at the time of the initial business combination or promptly thereafter also grants an “equivalent exemption” to United States corporations. We anticipate that our shipholding subsidiaries will be incorporated in a jurisdiction that provides an “equivalent exemption” to United States corporations. Therefore, we anticipate that we will be exempt from U.S. federal income taxation with respect to our U.S.-source shipping income if the 50% Ownership Test or the Publicly-Traded Test is met. It may be difficult to satisfy the 50% Ownership Test due to the widely-held ownership of our stock. Our ability to satisfy the Publicly-Traded Test is discussed below.

The Treasury Regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Upon completion of our offering, we anticipate that our units and, after our common shares and warrants begin separate trading, our common shares and warrants will be “primarily traded” on the NASDAQ.

Under the Treasury Regulations, stock of a corporation will be considered to be “regularly traded” on an established securities market if one or more classes of stock of the corporation representing more than 50% of the total combined voting power of all classes of stock entitled to vote and of the total value of the stock of the corporation are listed on such market during the taxable year. Since our common shares, which will constitute more than 50% of the total combined voting power and total value of our stock, will be listed on the NASDAQ, we will satisfy the listing requirement.

It is further required that, with respect to each class of stock relied upon to meet the listing threshold, (i) such class of stock is traded on the market, other than in de minimus quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the foregoing trading frequency and trading volume tests. Even if this were not the case, the Treasury Regulations provide that the foregoing trading frequency and trading volume tests will be deemed satisfied if, as we expect to be the case with our common shares, such class of stock is traded on an established securities market in the United States and such stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that a class of our stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, actually or constructively, under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the vote and value of the outstanding shares of such class of stock, which we refer to as the 5 Percent Override Rule.

For purposes of determining the persons that own 5% or more of our common shares, or “5% Shareholders,” the Treasury Regulations permit us to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the SEC, as having a 5% or more beneficial interest in our common shares. The Treasury Regulations further provide that an investment company identified on an SEC Schedule 13G or Schedule 13D filing that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

After the offering and contemplated acquisition or acquisitions, it is possible that our 5% Shareholders may own 50% or more of our common shares. In such a case, we would be subject to the 5% Override Rule unless we can establish that among the closely-held group of 5% Shareholders, there are sufficient 5% Shareholders that are qualified shareholders (as defined by applicable Treasury Regulations) for purposes of Section 883 of the Code to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of the total value of the class of stock for more than half the number of days during the taxable year. These requirements are onerous, and it is uncertain whether we will be able to satisfy them.

Taxation of Shipping Income in the Absence of Exemption

To the extent the benefits of Section 883 of the Code and the U.S.-Belgium Treaty are unavailable to us following our initial business combination, our U.S.-source Shipping Income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of Section 883 of the Code and the U.S.-Belgium Treaty are unavailable and our U.S.-source Shipping Income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source Shipping Income, net of applicable deductions, would be subject to the U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. corporation. In addition, we may be subject to an additional 30% “branch profits” tax (subject to reduction under the U.S.-Belgium Treaty) on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

Our U.S. source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of U.S.-source Shipping Income; and

•	substantially all of our U.S.-source Shipping Income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not anticipate that our proposed business will have any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected conduct of our proposed business, we do not anticipate that any of our U.S.-source Shipping Income will be treated as “effectively connected” with the conduct of a U.S. trade or business.

United States Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883 of the Code or the U.S.-Belgium Treaty, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

U.S. Federal Income Tax Consequences for Holders of Our Units

The following discussion summarizes the U.S. federal income tax consequences generally applicable to the ownership and disposition of our units (each unit composed of one Class A common share and one-half warrant) purchased in this offering by a U.S. holder and a non-U.S. holder, each as defined below. This discussion is based on current provisions of the Code, current and proposed Treasury Regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. We have not sought, and will not seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our units, Class A common shares or warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” within the meaning of the Code.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each person’s decision to purchase units pursuant to this offering. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that will own our units as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special treatment, including:

•	broker dealers;

•	insurance companies;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt organizations (except to the limited extent set forth below);

•	regulated investment companies;

•	financial institutions or “financial services entities”;

•	taxpayers who hold our units, Class A common shares or warrants as part of a straddle, hedge, conversion transaction or other integrated transaction;

•	certain expatriates or former long-term residents of the United States;

•	holders owning directly, indirectly or by attribution at least 10% of our total combined voting power; and

•	U.S. holders whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal gift or estate tax laws, the Medicare contribution tax laws or state, local or non-U.S. tax laws.

Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our units through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our units, Class A common shares or warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our units you are encouraged to consult your tax adviser.

Prospective investors are encouraged to consult their tax advisers regarding the specific U.S. federal income tax consequences to them of holding or disposing of our units.

Allocation of Purchase Price and Classification of Units

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one share of our Class A common shares and one-half of one warrant, a whole one of which is exercisable to acquire one share of our Class A common shares. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for tax purposes. For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A common share and the one-half of one warrant based on the relative fair market value of each at the time of issuance. The price allocated to each Class A common share and one-half of one warrant should be the shareholder’s tax basis in such share or warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A common share and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A common share and warrant based on their respective fair market values. The separation of the Class A common share and the one-half of one warrant constituting a unit should not be a taxable event for United States federal income tax purposes.

The foregoing treatment of the Class A common shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is encouraged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Federal Income Taxation of U.S. Holders

Distributions on Class A Common Shares

Subject to the discussion of the passive foreign investment company, or PFIC, rules below, a U.S. holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our Class A common shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. holder’s tax basis in his Class A common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a United States corporation, U.S. holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us.

With respect to non-corporate U.S. holders, dividends generally will be taxed at preferential rates only if (i) either (A) our Class A common shares are readily tradable on an established securities market in the United States or (B) we qualify for the benefits of a comprehensive U.S. tax treaty (such as the U.S.-Belgian Treaty); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (as discussed below); (iii) the U.S. non-corporate holder has held the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend, (iv) the U.S. non-corporate holder is not under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, and (v) the U.S. non-corporate holder does not elect to treat such dividend income as “investment income” for purposes of the investment interest expense limitations of Section 163(d)(4)(B) of the Code. There is uncertainty, however, as to whether the conversion rights with respect to the common shares, described above under “Proposed Business—Effecting Our Initial Business Combination—Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination”, may prevent a U.S. non-corporate holder from satisfying the applicable holding period requirements with respect to the application of the preferential tax rate to qualified dividend income, since such U.S. non-corporate holder’s holding period for such purposes with respect to the common shares may be reduced for any period in which such conversion rights remain in effect. U.S. holders are encouraged to consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A common shares. Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary dividend income to a U.S. holder.

As discussed above under the caption “Belgian Tax Considerations,” following the transfer of our corporate domicile to Belgium, our dividends may be subject to Belgian withholding tax. A U.S. holder generally may elect to either deduct his share of any foreign taxes (including any Belgian withholding taxes) paid with respect to our dividends in computing his taxable income for U.S. federal income tax purposes or treat such foreign taxes paid with respect to our dividends as a credit against U.S. federal income taxes, subject to certain limitations. No deduction for foreign taxes may be claimed by an individual U.S. holder who does not itemize deductions. Dividends paid with respect to our Class A common shares will generally be treated as foreign source “passive category income” or, in the case of certain types of U.S. holders, foreign source “general category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes. The rules governing foreign tax credits are complex and each U.S. holder is encouraged to consult its tax advisor regarding the applicability of these rules to the U.S. holder’s specific situation.

Sale, Exchange or other Disposition of Class A Common Shares

Subject to the discussion of the PFIC rules below, a U.S. holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our Class A common shares (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) in an amount equal to the difference between the amount realized by the U.S. holder from such sale, exchange or other disposition (or, if the Class A common shares are held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the Class A common shares based upon the then fair market value of such Class A common shares) and the U.S. holder’s tax basis in such shares. A U.S. holder’s tax basis in the Class A common shares generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to those Class A common shares) less any prior return of capital. Such gain or loss will be treated as long-term capital gain or loss if the U.S. holder’s holding period is greater than one year at the time of the sale, exchange or other disposition and will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. There is uncertainty, however, as to whether the conversion rights with respect to the Class A common shares, described above under “Proposed Business—Effecting Our Initial Business Combination—Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination”, may prevent a U.S. holder from satisfying the applicable holding period requirements, since such U.S. holder’s holding period with respect to the Class A common shares may be treated as not beginning until after such conversion rights are no longer in effect. A U.S. holder’s ability to deduct capital losses is subject to certain limitations.

Conversion of Class A Common Shares

Subject to the discussion of the PFIC rules below, in the event that a U.S. holder converts Class A common shares into cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the Class A common shares. If the conversion qualifies as a sale of Class A common shares by a U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under “—Sale, Exchange or other Disposition of Class A common shares” above. If the conversion does not qualify as a sale of Class A common shares under the Code, a U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of Class A common shares treated as held by the U.S holder before and after such conversion (including any Class A common shares constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of Class A common shares generally will be treated as a sale or exchange of the Class A common shares (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are further explained below.

In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include Class A common shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of Class A common shares must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion and, immediately after the conversion, the U.S. holder must own (actually and/or constructively) less than 50% of the total combined voting power of all classes of stock entitled to vote. In general, there will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the Class A common shares will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion generally will be treated as a corporate distribution and the tax effects will be as described above under “—Distributions on Class A Common Shares.” After the application of those rules, any remaining tax basis of the U.S. holder in the converted Class A common shares will be added to the U.S. holder’s adjusted tax basis in its remaining Class A common shares, or, if it has none, possibly to the holder’s adjusted tax basis in its warrants or in other Class A common shares constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of Class A common shares.

Subject to the discussion of the PFIC rules below, if we redeem a U.S. holder’s warrants or if we purchase a U.S. holder’s warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described below under “—Sale, Disposition, Exercise or Expiration of Warrants.”

Sale, Disposition, Exercise or Expiration of Warrants

Subject to the discussion of the PFIC rules below, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange (other than by exercise), redemption or other disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder’s tax basis in the warrant (that is, an amount equal to the portion of the purchase price of each unit allocated to the warrant as described above under the section titled “—Allocation of Purchase Price and Classification of Units”). Such capital gain or loss generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the U.S. holder has held the warrant for more than one year. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. The deductibility of capital losses recognized by a U.S. holder in a sale of warrants will be subject to certain limitations.

Subject to the discussion of the PFIC rules below, and except with respect to a cashless exercise of warrants (as discussed below), a U.S. holder generally will not recognize gain or loss upon the exercise of a warrant. Class A common shares acquired pursuant to the exercise of a warrant will have a tax basis equal to the U.S. holder’s tax basis in the warrant (that is, an amount equal to the portion of the purchase price of each unit allocated to the warrant as described above under “—Allocation of Purchase Price and Classification of Units”), increased by the exercise price paid to exercise the warrant. The U.S. holder’s holding period of such Class A common shares would begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

Although holders of warrants may not be able to exercise their warrants on a cashless basis, which we understand to be the case currently under Belgian law, in the event that holders are able to exercise their warrants on a cashless basis, the U.S. federal income tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is treated as a recapitalization or is otherwise not a gain recognition event for U.S. federal income tax purposes. Under either of these characterizations, a U.S. holder’s tax basis in the Class A common shares received upon the cashless exercise of warrants would equal the U.S. holder’s aggregate tax basis in the warrants used to effect the cashless exercise. If the cashless exercise of warrants were to be treated as a recapitalization, the holding period of the Class A common shares received in the cashless exercise would include the holding period of the warrants. If the cashless exercise of warrants were not treated as a recapitalization but were otherwise to be treated as not being a gain recognition event, a U.S. holder’s holding period of the Class A common shares received in the cashless exercise may be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants rather than including the holding period of the warrants.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized for U.S. federal income tax purposes. In such event, a U.S. holder may be deemed to have surrendered of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants deemed exercised. Under one possible analysis, the U.S. holder would recognize U.S.-source capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. holder’s tax basis in the warrants deemed surrendered. Provided that the warrants were held by a U.S. holder for more than one year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In such case, a U.S. holder’s tax basis in the Class A common shares received would equal the sum of the U.S. holder’s initial investment in the warrants exercised (for example, the portion of the U.S. holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Classification of Units”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A common share would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority regarding the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

If a warrant is allowed to expire unexercised, a U.S. holder would have a U.S.—source capital loss equal to such U.S. holder’s tax basis in the warrant. Such loss generally will be long-term capital loss if, at the time of the expiration, the U.S. holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. holder on the expiration of a warrant will be subject to certain limitations.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A common shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed above under “Description of Our Securities—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A common shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our Class A common shares which is taxable to the U.S. holders of such Class A common shares as described above under “—Distributions on Class A Common Shares.” Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to a U.S. holder that holds stock (which, for this purpose, includes options to acquire stock, and, as a result, would also include our warrants) in a foreign corporation classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. holder if, for any taxable year in which such U.S. holder held our Class A common shares or warrants, either:

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), which we refer to as the “income test”; or

•	at least 50% of the average value of the assets held by the corporation during such taxable year (ordinarily determined based on fair market value and averaged quarterly over the year) produce, or are held for the production of, passive income, which we refer to as the “asset test”.

For purposes of determining whether we are a PFIC, cash will be treated as an asset which is held for the production of passive income. In addition, following an initial business combination, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business from unrelated persons.

Because we have no current active business, we believe that it is likely that we will satisfy the asset test or the income test for our initial taxable year. However, the PFIC rules contain an exception pursuant to which a foreign corporation will not be treated as a PFIC during its “start-up year.” Under this exception, a foreign corporation will not be treated as a PFIC for the first taxable year the corporation has gross income, which we refer to as the “start-up year,” if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and cannot be known until after the close of our initial taxable year. In addition, any acquired business (which may be a predecessor corporation of us for purposes of the start-up exception) may be treated as, or may have previously been, a PFIC. Even if we acquire a company with an active trade or business, we may still meet one of the PFIC tests in any taxable year, depending upon the timing of the acquisition and the passive income and assets of the acquired company. Moreover, PFIC status is determined annually and it cannot be determined until the close of the taxable years in question. Based upon the foregoing, because we will not be able to determine whether we have been, are or will be classified as a PFIC until an acquisition (if any) is made and the timing of such acquisition is known, we cannot make any representations regarding our PFIC status. Therefore, no assurances can be given that we will not be a PFIC for either our first taxable year or for any subsequent taxable year and U.S. holders are encouraged to consult their tax advisors in this regard.

In making the determination as to whether we are a PFIC, we currently intend to treat the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of us or any of our wholly owned subsidiaries as services income, rather than rental income. Based on such treatment, such income should not constitute passive income, and the assets that we or our wholly owned subsidiaries own and operate in connection with the production of such income, should not constitute assets that produce, or are held for the production of, passive income for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with our position. On the other hand, any income we derive from bareboat chartering vessels will generally be treated as passive income for purposes of the income test. Likewise, any assets used to bareboat charter vessels will generally be treated as generating passive income for purposes of the asset test.

As discussed more fully below, if we are treated as a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our Class A common shares or warrants and, in the case of our Class A common shares, the U.S. holder did not make either a timely qualified electing fund, or QEF, election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) common shares, as described below, such U.S. holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. holder on the sale or other disposition of its common shares or warrants, and (ii) any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the common shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the common shares).

Under these rules:

•	the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the Class A common shares or warrants;

•	the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder with respect to the tax attributable to each such other taxable year of the U.S. holder.

In general, if we are determined to be a PFIC, a U.S. holder can avoid the PFIC tax consequences described above in respect to our Class A common shares by making a timely and valid QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which our taxable year ends. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. holder may not make a QEF election with respect to its warrants to acquire our common shares. As a result, if a U.S. holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants)

and we were a PFIC at any time during the U.S. holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A common shares (or has previously made a QEF election with respect to our Class A common shares), the QEF election will apply to the newly acquired Class A common shares. Notwithstanding, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A common shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held the warrants), unless the U.S. holder makes a purging election under the PFIC rules. Under the purging election, the U.S. holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. holder will have a new basis and holding period in the Class A common shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders are encouraged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. holder has made a QEF election with respect to our Class A common shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our common shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. holder of our common shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. holder. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. holder will not be subject to the QEF inclusion regime with respect to our Class A common shares for such taxable year.

If we are a PFIC and our Class A common shares constitute “marketable stock,” (which we anticipate will be the case), a U.S. holder may avoid the adverse PFIC tax consequences discussed above if such U.S. holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A common shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A common shares at the end of such year over its adjusted basis in its Class A common shares. The U.S. holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A common shares over the fair market value of its Class A common shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its Class A common shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A common shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NASDAQ (on which we intend to list the Class A common shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders are encouraged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A common shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. holders are encouraged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of our common shares and warrants are encouraged to consult their tax advisors concerning the application of the PFIC rules to our Class A common shares and warrants under their particular circumstances.

Tax Reporting

Certain U.S. holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement. Furthermore, certain U.S. holders who are individuals and certain entities will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are encouraged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A common shares and warrants.

U.S. Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our units, Class A common shares or warrants that is not a U.S. holder is referred to herein as a “non-U.S. holder.”

Distributions on Class A Common Shares

Dividends (including constructive dividends) paid or deemed paid to a non-U.S. holder in respect of our Class A common shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a non-U.S. holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our Class A common shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends and gains that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Conversion of Class A Common Shares

The U.S. federal income tax treatment of the redemption of a non-U.S. holder’s Class A common shares pursuant to the exercise of a conversion right will generally correspond to the U.S. federal income tax treatment of such redemption by a U.S. holder, as described under “U.S. Federal Income Taxation of U.S. Holders—Conversion of Class A common shares” above. Therefore, if the redemption qualifies as a sale of Class A common shares by the non-U.S. holder, the tax effects to the non-U.S. holder will be as described under “—Sale, Exchange or Other Disposition of Class A common shares or Warrants” below. If on the other hand, the redemption is properly treated as a distribution to the non-U.S. holder, the tax effects to the non-U.S. holder will be as described under “—Dividends on Class A common shares” above.

Exercise of Warrants

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder and the U.S. federal income tax treatment of a non-U.S. holder’s gain, if any, recognized from a cashless exercise of warrants will generally correspond to the U.S. federal income tax treatment of a non-U.S. holder’s gain recognized upon a sale or other taxable disposition of our Class A common shares and warrants, as described under “—Sale, Exchange or Other Disposition of Class A common shares or Warrants” below.

Sale, Exchange or Other Disposition of Class A Common Shares or Warrants

Non-U.S. holders generally will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange or other disposition of our Class A common shares or warrants, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. In general, if the non-U.S. holder is entitled to the benefits of certain income tax treaties with respect to that gain, that gain is taxable only if it is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met.

If the non-U.S. holder is engaged in a United States trade or business for U.S. federal income tax purposes, the income from the Class A common shares or warrants, including dividends and the gain from the sale, exchange or other disposition of the stock or the warrants that is effectively connected with the conduct of that trade or business will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. holders. In addition, if you are a corporate non-U.S. holder, your earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Dividend payments with respect to our Class A common shares and proceeds from the sale, exchange or redemption of our Class A common shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A non-U.S. holder generally can eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, a taxpayer generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its U.S. federal income tax liability by timely filing a refund claim with the IRS.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them the number of units indicated below:

Name	Number of Units
Morgan Stanley & Co. LLC	13,800,000
I-Bankers Securities, Inc.	1,050,000
KBC Securities USA, Inc.	150,000

Total:	15,000,000

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units offered by this prospectus if any such units are taken. However, the underwriters are not required to take or pay for the units covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer the units directly to the public at the offering price listed on the cover page of this prospectus. After the initial offering of the units, the offering price and other selling terms may from time to time be varied by the representative.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 2,250,000 additional units at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the units offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional units as the number listed next to the underwriter’s name in the preceding table bears to the total number of units listed next to the names of all underwriters in the preceding table.

The following table shows the per unit and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,250,000 units.

		Total
	Per Unit	No Exercise	Full Exercise
Public offering price	$10.00	$10.00	$10.00
Underwriting discounts and commissions(1)	$0.55	$0.55	$0.55
Proceeds, before expenses, to us	$9.45	$141,750,000	$163,012,500

(1)	$0.20 per unit, or $3,000,000 in the aggregate (or $3,450,000 in the aggregate if the over-allotment option is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $5,250,000 in the aggregate (or $6,037,500 in the aggregate if the over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on and concurrently with completion of an initial business combination.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $1,000,000. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, Inc. up to $25,000.

If we do not complete our initial business combination within 24 months from the closing of this offering, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued investment earnings thereon, then in the trust account and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued investment earnings thereon (less up to $100,000 of investment earnings to pay dissolution expenses and which investment earnings will be net of taxes payable and any amounts released to us to fund working capital requirements) to the public shareholders.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of units offered by them.

We have been approved to have our units listed on NASDAQ under the trading symbol “HUNTU”. Once the securities comprising the units begin separate trading, we expect that the Class A common shares and warrants will be listed on NASDAQ under the symbols “HUNT” and “HUNTW,” respectively.

We, our sponsor and our officers and directors have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, during the period ending 180 days after the date of this prospectus (the “restricted period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, warrants, common shares or any securities convertible into or exercisable or exchangeable for common shares; provided, however, that we may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any) and (3) issue securities in connection with an initial business combination.

Morgan Stanley & Co. LLC, in its sole discretion, may release the securities subject to the lock-up agreements described above in whole or in part at any time.

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (a) one year after the completion of our initial business combination and (b) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their common shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the closing price of our Class A common shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up. The private placement warrants (including the Class A common shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants”). Notwithstanding the provisions set forth in this paragraph, transfers of the founder shares, private placement warrants and Class A common shares issued or issuable upon the exercise or conversion of the private placement warrants and that are held by the initial purchasers of the private placement warrants or their permitted transferees, are permitted (a) to our executive officers or directors, any affiliates or family members of any of our executive officers or directors, any members of the Sponsor or any affiliates or family members of members of the Sponsor, or any affiliates (or their employees) of the Sponsor; (b) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) if a holder is an entity, as a distribution to its partners, shareholders or members upon its liquidation; (g) in the event of our liquidation prior to the completion of our initial business combination; (h) by virtue of the laws of Belgium or the sponsor’s constitutional documents upon dissolution of the Sponsor; or (i) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their common shares for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) and (h), these permitted transferees must enter into a written agreement agreeing to be bound by the above transfer restrictions.

In order to facilitate the offering of the units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the units. Specifically, the underwriters may sell more units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of units available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing units in the open market. In determining the source of units to close out a covered short sale, the underwriters will consider, among other things, the open market price of units compared to the price available under the over-allotment option. The underwriters may also sell units in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, units in the open market to stabilize the price of the units. These activities may raise or maintain the market price of the units above independent market levels or prevent or retard a decline in the market price of the units. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging. financing and brokerage activities. Certain of the underwriters and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Pricing of the Offering

Prior to this offering, there has been no public market for our units or other securities. The initial public offering price was determined by negotiations between us and the representative.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common shares or warrants will develop and continue after this offering.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our securities to be offered so as to enable an investor to decide to purchase any of our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 210/73/EU) (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, our securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters with respect to United States Federal and New York law and Marshall Islands law in connection with this offering will be passed upon for us by Seward & Kissel LLP, New York, New York. Certain legal matters with respect to Belgian law in connection with this offering will be passed upon for us by Argo Law, Antwerp, Belgium. Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, is acting as counsel for the underwriters in this offering.

EXPERTS

Audit Report of Independent Registered Public Accounting Firm

The financial statements of Hunter Maritime Acquisition Corp. as of July 12, 2016 and for the period June 24, 2016 (Inception) to July 12, 2016 have been included herein and in the registration statement in reliance on the report of KPMG Bedrijfsrevisoren—Réviseurs d’ Entreprises Burg. CVBA (KPMG), independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern due to the fact that the ability of the Company to continue as a going concern is dependent upon the financial support of its ultimate shareholder, Belgische Scheepvaartmaatschappij-Compagnie Maritime Belge (“CMB NV”), and the ability of management to achieve its business purpose, as described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Independence Assessment of Independent Registered Public Accounting Firm

KPMG member firms provided human resource-related legal services to an entity under common control of CMB NV that are not permissible under SEC and PCAOB independence rules. These services commenced in May 2016 and were completed in August 2016.

KPMG does not believe the provision of the above described non-audit service will impair the audit team’s ability to exercise objective and impartial judgment on all matters encompassed within the audit engagement for Hunter Maritime Acquisition Corp. for the period subject to audit bearing in mind the following facts:

•	The non-permissible non-audit service was not provided to Hunter Maritime Acquisition Corp. but to an affiliated entity as it is under common control;

•	The non-permissible non-audit service provided has no impact or relevance for Hunter Maritime Acquisition Corp.; and

•	The non-audit service was provided by KPMG member firms that will not participate in the PCAOB audit of Hunter Maritime Acquisition Corp. as Hunter does not have operations in those countries.

Both the Audit Committee of CMB NV (currently acting as Audit Committee of the Company) and the Board of Directors of Hunter Maritime Acquisition Corp. concur with KPMG that this service will not impair the audit team’s ability to exercise objective and impartial judgment on all matters encompassed with the audit engagement.

Industry Information

The section in this prospectus entitled “The International Shipping Industry” and statements attributed to Drewry Shipping Consultants Ltd. in this prospectus have been reviewed by Drewry Shipping Consultants Ltd., 15-17 Christopher Street, London EC2A 2BS, United Kingdom, which has confirmed to us that such section and statements accurately describe the international shipping industry, subject to the availability and reliability of the data supporting the statistical information presented in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 with respect to this offering of our securities. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates or from the SEC’s web site on the Internet at http://www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference room. You may request a free copy of the above-mentioned filing by writing or telephoning us at the following address: Hunter Maritime Acquisition Corp., c/o MI Management Company, Trust Company Complex, Suite 206, Ajeltake Road, P.O. Box 3055, Majuro, Marshall Islands MH96960, Tel: 011-323-247-59-11.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and, in accordance therewith, we will be required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website on the Internet at http://www.huntermaritime.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

As a FPI, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or the submission of current reports on Form 6-K. However, we intend to furnish or make available to our shareholders annual reports containing our audited consolidated financial statements prepared in accordance with IFRS and make available to our shareholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year. Our annual report will contain a detailed statement of any transactions between us and our related parties.

HUNTER MARITIME ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Hunter Maritime Acquisition Corp.

We have audited the accompanying statement of financial position of Hunter Maritime Acquisition Corp. as of July 12, 2016 and the related statements of profit or loss, comprehensive income, changes in equity and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hunter Maritime Acquisition Corp. as of July 12, 2016, and the results of its operations and its cash flow for the period from June 24, 2016 (inception) to July 12, 2016, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The accompanying financial statements have been prepared assuming that Hunter Maritime Acquisition Corp. will continue as a going concern. As discussed in Note 6 to the financial statements, Hunter Maritime Acquisition Corp. was incorporated on June 24, 2016 with a share capital of 25,000 USD. The statement of financial position per July 12, 2016 reflects a total equity of 6,092 USD. This situation raises substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the financial support of its ultimate shareholder, Belgische Scheepvaartmaatschappij-Compagnie Maritime Belge (“CMB NV”), and the ability of management to achieve its business purpose, as described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

KPMG Bedrijfsrevisoren—Réviseurs d’Entreprises

/s/ Herwig Carmans

Herwig Carmans

Bedrijfsrevisor / Réviseur d’Entreprises

Hasselt, BELGIUM

September 7, 2016

HUNTER MARITIME ACQUISITION CORP.

STATEMENT OF FINANCIAL POSITION

July 12, 2016

in USD	Note
ASSETS
NON-CURRENT ASSETS		—

CURRENT ASSETS		25,000

Cash and cash equivalents	5	25,000

TOTAL ASSETS		25,000

EQUITY and LIABILITIES
EQUITY		6,092

Equity attributable to owners of the Company	—	6,092
Share capital	6	25,000
Retained earnings	—	(18,908)

CURRENT LIABILITIES		18,908

Trade and other payables	—	18,908

TOTAL EQUITY and LIABILITIES		25,000

The accompanying notes are an integral part of these financial statements.

HUNTER MARITIME ACQUISITION CORP.

STATEMENT OF PROFIT OR LOSS

For the Period from June 24, 2016 (inception) to July 12, 2016

in USD	Note
General and administrative expenses	7	(12,715)

Profit/(Loss) from operating activities		(12,715)

Net finance expense	—	—

Profit/(Loss) before tax		(12,715)

Income tax expense	—	—

Profit/(Loss) for the period		(12,715)

Attributable to:
Owners of the Company	—	(12,715)
Non-controlling interest	—	—
Weighted number of shares	8	4,312,500
Basic and diluted earnings per share	8	(0.0029)

The accompanying notes are an integral part of these financial statements.

HUNTER MARITIME ACQUISITION CORP.

STATEMENT OF COMPREHENSIVE INCOME

For the Period from June 24, 2016 (inception) to July 12, 2016

in USD	Note
Profit/(Loss) for the period		(12,715)

Other comprehensive income
Items that will not be reclassified to profit or loss:

		—

Items that are or may be reclassified subsequently to profit or loss:

		—

Other comprehensive income, net of tax		—

Total comprehensive income		(12,715)

Attributable to:
Owners of the Company		(12,715)
Non-controlling interest		—

The accompanying notes are an integral part of these financial statements.

HUNTER MARITIME ACQUISITION CORP.

STATEMENT OF CHANGES IN EQUITY

For the Period from June 24, 2016 (inception) to July 12, 2016

in USD	Note	Share capital	Retained earnings	Equity attributable to owners of the Company	Non-controlling interest	Total equity
Balance at June 24, 2016		—	—	—	—	—
Total comprehensive income
Profit/(Loss)		—	(12,715)	(12,715)	—	(12,715)
Other comprehensive income		—	—	—	—	—

Total comprehensive income		—	(12,715)	(12,715)	—	(12,715)

Transactions with owners of the Company
Contributions and distributions
Issue of shares	6, 11	25,000	(6,193)	18,807	—	18,807

Total contributions and distributions		25,000	(6,193)	18,807	—	18,807

Total transactions with owners of the Company		25,000	(6,193)	18,807	—	18,807

Balance at July 12, 2016		25,000	(18,908)	6,092	—	6,092

The accompanying notes are an integral part of these financial statements.

HUNTER MARITIME ACQUISITION CORP.

STATEMENT OF CASH FLOWS

For the Period from June 24, 2016 (inception) to July 12, 2016

in USD	Note
Net cash and cash equivalents at the beginning of the period		—

Profit/(Loss) before income tax	7	(12,715)
Adjustments for items disclosed separately or under investing or financing activities	—	—
Changes in trade and other payables	—	12,715
Income taxes paid during the period	—	—
Interest paid	—	—
Interest received	—	—
Dividends received	—	—

Cash flow from operating activities		—

Cash flows from investing activities		—

Proceeds from issue of share capital	—	25,000

Cash flows from financing activities		25,000

Effect of changes in exchange rates		—

Net cash and cash equivalents at the end of the period	5	25,000

HUNTER MARITIME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Incorporation

Hunter Maritime Acquisition Corp. (the “Company”) was incorporated in the Republic of the Marshall Islands on June 24, 2016. The Company’s registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

Shareholder and Ultimate Parent

The Company’s sole shareholder is Bocimar Hunter NV, a Belgian company with limited liability (the “Sponsor” or the “Initial Shareholder”).

The Company’s ultimate parent is Belgische Scheepvaartmaatschappij-Compagnie Maritime Belge (“CMB”), a Belgian company with limited liability. CMB’s registered address is De Gerlachekaai 20, BE 2000 Antwerp, Belgium.

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Business Purpose

The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination, vessels, vessel contracts (including contracts for the purchase and chart-in by the Company of vessels) or one or more operating businesses in the international maritime shipping industry, or one or more different sectors that may be unrelated to the shipping industry, that it has not yet identified (“Initial Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date. The Company was only recently established and is as such subject to risks associated with a recently established company.

Financing—Proposed Public Offering and Private Placement

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through (i) the proposed public offering of 15,000,000 units (or 17,250,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”) at a purchase price of $10.00 per Unit, as discussed in Note 2 (the “Proposed Public Offering”), and (ii) the sale of an aggregate of 3,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant, to the Sponsor, as discussed in Note 12. Certain of the proceeds received from these purchases will be placed in the Trust Account (described below).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Placement Warrants, although substantially all of the net proceeds will be applied toward completing the Initial Business Combination, if any. There is no assurance that the Company will be able to successfully complete the Initial Business Combination.

Trust Account

The trust account (the “Trust Account”) will be maintained by an appointed trustee and is required to be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

HUNTER MARITIME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Company expects that its amended and restated articles of incorporation will provide that, other than the withdrawal of interest to pay taxes or to fund working capital requirements, none of the funds held in the Trust Account will be released until the earlier of (i) the completion of the Company’s Initial Business Combination, (ii) the redemption of the common shares, par value $0.0001 per share, included in the Units being sold in the Proposed Public Offering (the “Public Shares”) if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Proposed Public Offering, subject to applicable law, or (iii) the redemption of the Company’s Public Shares properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated articles of incorporation that would affect the substance or timing of its obligation to redeem 100% of the Public Shares if the Company has not consummated an Initial Business Combination within 24 months from the closing of the Proposed Public Offering.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Public Shares (i) if the Company is a foreign private issuer (“FPI”), upon the completion of the Initial Business Combination, by means of a tender offer in accordance with the U.S. tender offer rules or (ii) if the Company is not an FPI, either (A) in connection with a shareholder meeting called to approve the Initial Business Combination, in conjunction with a proxy solicitation for such meeting pursuant to the U.S. proxy rules or (B) by means of a tender offer, in each case, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, less taxes payable and any amounts released to the Company to fund working capital requirements. The amount in the Trust Account is initially anticipated to be approximately $10.00 per Public Share, before taxes payable (e.g., $150,000,000 held in the Trust Account divided by 15,000,000 Public Shares). However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate business combination.

The Company will only have 24 months from the closing of the Proposed Public Offering to consummate an Initial Business Combination. If the Company does not complete the Initial Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per-share pro rata portion of the Trust Account, less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses), and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining shareholders, as part of its plan of dissolution and liquidation, subject to applicable law. The Initial Shareholder is expected to enter into a letter agreement with the Company, pursuant to which it will waive its rights to participate in any redemption with respect to its Founder Shares (as defined below); however, if the Initial Shareholder or any of the Company’s officers, directors or affiliates acquire common shares in or after the Proposed Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete the Initial Business Combination within the required time period.

In the event of such distribution, it is possible that the per-share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Public Offering.

HUNTER MARITIME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

2. Proposed Public Offering

Public Units

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 15,000,000 Units at a price of $10.00 per unit. Each Unit consists of one Public Share, and one-half warrant (“Warrants”). Each whole Warrant will entitle the holder thereof to purchase one common share, par value $0.0001 per share, at a price of $11.50 per share. Each whole Warrant will become exercisable on the later of 30 days after the completion of the Company’s Initial Business Combination or 12 months from the closing of the Proposed Public Offering. However, if the Company does not complete its Initial Business Combination on or prior to the 24-month period allotted to complete the Initial Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered common shares to the holder upon exercise of Warrants issued in connection with the 15,000,000 public units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement.

Under the terms of the proposed warrant agreement, the Company has agreed in principle to use its best efforts to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) following the completion of the Company’s Initial Business Combination, covering the common shares issuable upon exercise of the Warrants.

3. Measurement and Basis of Presentation—Statement of Compliance

The financial statements have been prepared on a historical cost basis.

The accompanying financial statements of the Company are presented in U.S. dollars (USD), which is the functional and presentation currency, in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board (“IFRS”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. All financial data present in USD has been rounded to the nearest unit except for per share data.

4. Use of Estimates and Assumptions

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. There are currently no estimates or assumptions that affect the reported amounts.

5. Cash and cash equivalents

in USD
Deposits	25,000
Cash at bank and in hand	—

Total cash	25,000

The deposits represent the cash paid for the Founder Shares (see also Note 11) which was held in escrow for the Company’s benefit (restricted cash as of July 12, 2016) by the Company’s U.S. legal counsel pending the opening of a bank account for the Company.

HUNTER MARITIME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

6. Equity

Common Stock

The authorized common stock of the Company includes up to 50,000,000 shares. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At July 12, 2016, there were 4,312,500 common shares issued and outstanding (see also section on Founder Shares under Note 11).

Preferred Stock

There is no authorized preferred stock of the Company. At July 12, 2016, there were no shares of preferred stock issued and outstanding.

Going Concern

The financial statements have been prepared assuming that Hunter Maritime Acquisition Corp. will continue as a going concern. Hunter Maritime Acquisition Corp. was incorporated on June 24, 2016 with a share capital of $25,000. The statement of financial position per July 12, 2016 reflects a total equity of $6,092. This situation raises substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the financial support of its ultimate shareholder, CMB, and the ability of management to achieve its business purpose, as described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Transaction Costs

Following transaction costs have been recognized as a deduction from retained earnings:

Fees (related to the incorporation of the Company)	$5,543
Filing fee	$650

Total	$6,193

7. General and administrative expenses

The amount of $12,715 of General and administrative expenses represents the expenses for the audit of the financial statements of Hunter Maritime Acquisition Corp.

8. Earnings per share

Earnings per share is calculated by dividing Profit/Loss for the period attributable to owners of the Company by the weighted average number of common shares outstanding during the period, plus to the extent dilutive the incremental number of shares to settle warrants. At July 12, 2016, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, basic earnings per share is the same as diluted earnings per share for the period.

9. Income Taxes

The Company is incorporated in the Republic of the Marshall Islands, and in accordance with the income tax laws of the Marshall Islands, is not subject to Marshall Islands’ income tax. Dividends paid by the Company

HUNTER MARITIME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

are not subject to any withholding tax under the laws of the Marshall Islands. As the Company proceeds with making investments in various jurisdictions, tax considerations outside the Marshall Islands may arise. Although the Company intends to pursue tax-efficient investments, it may be subject to income tax, withholding tax, capital gains tax, and other taxes imposed by tax authorities in other jurisdictions. The Company does not expect to be subject to direct taxation based on net income in the United States as long as it is not engaged in a trade or business in the United States for U.S. federal income tax purposes. However, if the Company operates one or more vessels that carry cargo or passengers to or from the United States, the Company may become subject to U.S. federal income tax on its gross U.S.-source shipping income at a rate of four percent unless it qualifies for an exemption from such tax. The Company does not expect to invest in any U.S. obligation that will be subject to U.S. withholding taxes. As of July 12, 2016, the Company has not commenced operations and thus has no uncertain tax positions.

The Company recognizes uncertain tax positions in the financial statements based on the guidance in IAS 12. Interest and penalties related to uncertain tax positions are recognized based on the guidance in IAS 12 as well.

10. Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

11. Related Party Transactions

Founder Shares

On July 11, 2016, the Sponsor purchased 4,312,500 common shares of the Company (the “Founder Shares”) for $25,000, or $.006 per share. The Founder Shares are identical to the Public Shares included in the Units being sold in the Proposed Public Offering except that the Founder Shares will have certain voting rights, be subject to certain restrictions and are convertible into common shares of the same class as those being sold in the Proposed Public Offering. Bocimar Hunter NV will own 20.0% of the Company’s issued and outstanding shares upon the consummation of the Proposed Public Offering, regardless of the extent that the over-allotment option is exercised. If the Company increases or decreases the size of the Proposed Public Offering under the Securities Act, it will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the ownership of the Initial Shareholder at 20.0% of the Company’s issued and outstanding common shares upon the consummation of the Proposed Public Offering.

In addition, up to 562,500 Founder Shares will be subject to forfeiture by our Initial Shareholders (or their permitted transferees) on a pro rata basis depending on the extent to which the underwriters’ over-allotment option is exercised. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the Proposed Public Offering under the Securities Act, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the ownership of the Initial Shareholders, on an as-converted basis, at 20% of the Company’s issued and outstanding common shares upon the consummation of the Proposed Public Offering.

HUNTER MARITIME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Initial Shareholder has agreed in principle not to transfer, assign or sell any of its Founder Shares until the earlier of (i) one year after the completion of the Company’s Initial Business Combination, or earlier if, subsequent to the Company’s Initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s Initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their common shares for cash, securities or other property.

Private Placement Warrants

The Sponsor will, pursuant to a written agreement, agree to purchase from the Company an aggregate of 3,333,333 Private Placement Warrants (or 3,633,333 if the over-allotment option is exercised in full) at a price of $1.50 per Private Placement Warrant (an aggregate purchase price of $5,000,000, or $5,450,000 if the over-allotment option is exercised in full), in a private placement that will occur simultaneously with the completion of the Proposed Public Offering. The Private Placement Warrants will be exercisable on the same terms as the Warrants offered as part of the Units in the Proposed Public Offering.

A portion of the purchase price of the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account pending completion of the Company’s Initial Business Combination. The Private Placement Warrants (including the common shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination and they will be non-redeemable so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees, subject to certain exceptions. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Units being sold in the Proposed Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Proposed Public Offering and have no net cash settlement provisions.

If the Company does not complete the Initial Business Combination, then the proceeds from the liquidation of the trust account will be part of the liquidating distribution to the public shareholders and the Private Placement Warrants issued to the Sponsor will expire worthless.

Registration Rights

The holders of the founder shares and private placement warrants (and any Class A common shares issuable upon the exercise of the private placement warrants) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Company’s Initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement is expected to provide that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, one year after the date of the consummation of the Company’s Initial Business Combination or earlier if, subsequent to the Company’s Initial

HUNTER MARITIME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Business Combination, (a) the last sale price of the Company’s common shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s Initial Business Combination or (b) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their common shares for cash, securities or other property and (ii) in the case of the Private Placement Warrants and the respective common shares underlying such warrants, 30 days after the completion of the Company’s Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

The Company’s Sponsor, or an affiliate thereof, may provide an unsecured loan to the Company to be used for the payment of certain expenses related to the Proposed Public Offering which may be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses. As of July 12, 2016, the Company had not borrowed any money from the Sponsor.

In addition, in order to fund working capital deficiencies, if any, or finance transaction costs in connection with an intended Initial Business Combination, the Sponsor, or an affiliate thereof, or certain of the Company’s officers and directors may, but are not obligated to, loan us funds as may be required. If the Company completed its initial business combination, it would repay such loaned amounts. In the event that the Company’s Initial Business Combination does not close, it may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Administrative Services Agreement

The Company expects to enter into an administrative services agreement with the Sponsor, or an affiliate of thereof, pursuant to which it expects to pay a total of $10,000 per month for office space, secretarial support and administrative services. This arrangement is being agreed to by an affiliate of the Sponsor for the Company’s benefit and is not intended to provide the Sponsor, or such affiliate, compensation in lieu of salary or other remuneration. Upon consummation of the Company’s Initial Business Combination or its liquidation, the Company will cease paying these monthly fees.

12. Commitments and Contingencies

The Company expects to grant the underwriters a 45-day option to purchase up to 2,250,000 additional Units to cover any over-allotments, at the initial public offering price less the underwriting discounts and commissions. The Warrants that would be issued in connection with 2,250,000 over-allotment units are identical to the public warrants and have no net cash settlement provisions.

The Company is committed to pay an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Proposed Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds, payable upon the Company’s completion of the Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Initial Business Combination.

HUNTER MARITIME ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

13. Recent Accounting Standards

Management has considered the impact of the following standards and amendments to standards:

IFRS 9 Financial Instruments published in July 2014 replaces the existing guidance in IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted.

IFRS 15 Revenue from Contracts with Customers establishes a comprehensive framework for determining whether, how much and when revenue is recognized. IFRS 15 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted.

IFRS 16 Leases is effective for annual periods beginning on or after January 1, 2019, with early adoption permitted.

Clarification of Acceptable Methods of Depreciation and Amortization (Amendments to IAS 16 and IAS 38). The amendments become mandatory for the Company’s 2016 financial statements.”

Taking into account that the Company has only been incorporated very recently, management is of the opinion that none of the aforementioned standards and amendments to standards, if currently adopted, would have a material impact on the Company’s financial statements.

14. Subsequent Events

The Board of Directors approved the financial statements on September 7, 2016. Management has performed an evaluation of subsequent events through that date. As at September 7, 2016, there are no relevant subsequent events with the exception of the following:

•	On July 29, 2016, the cash paid for the Founder Shares which was held in escrow for the Company’s benefit pending the opening of the Company’s bank account was released, in full, to the Company; and

•	As at September 7, 2016, an amount of $26,375 (offering expenses) relating to IPO costs has been funded by its ultimate shareholder, CMB, which is eligible for capitalization in the financial statements of Hunter Maritime Acquisition Corp.

However, these subsequent events require no adjustment or further disclosure.

$150,000,000

Hunter Maritime Acquisition Corp.

15,000,000 Units

PROSPECTUS

November 18, 2016

Morgan Stanley

I-Bankers Securities, Inc.	KBC Securities

Until December 13, 2016 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.